UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒                    Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
_______________________________________________________________

XEROX HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Xerox Holdings Corporation
YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders (Annual Meeting) of Xerox Holdings Corporation (Xerox), to be held at 9:00 a.m., Eastern Time, on Wednesday, May 20, 2026, at 501 Merritt 7 in Norwalk, Connecticut. Your Board of Directors and management look forward to greeting those shareholders who are able to attend.
At the Annual Meeting you will be asked to consider and vote upon proposals to: (i) elect nine directors to our Board of Directors; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; (iii) approve, on an advisory basis, the 2025 compensation of our named executive officers; and (iv) approve an amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan to increase the share reserve.
Our Board unanimously recommends that you vote “FOR” all nominees for director, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, “FOR” approval, on an advisory basis, of the 2025 compensation of our named executive officers, and “FOR” approval of an amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan to increase the share reserve.
Your vote is important — no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible. You may submit a proxy via the internet, by telephone or, if applicable, by signing, dating, and mailing the proxy card. Specific instructions for shareholders of record who wish to use internet or telephone proxy procedures are included in the enclosed Proxy Statement. Any shareholder attending the Annual Meeting may vote at the Annual Meeting even if a proxy has been returned.
The accompanying notice of meeting and the Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of Xerox.
For the Board of Directors,

Scott Letier	Louis J. Pastor
Chairman of the Board	Chief Executive Officer
The accompanying Proxy Statement is dated April 7, 2026 and is first being distributed to shareholders on or about April 7, 2026.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Xerox Holdings Corporation to be held at 9:00 a.m., Eastern Time, on Wednesday, May 20, 2026, at 501 Merritt 7, Norwalk, CT 06851. We look forward to meeting our shareholders who are able to attend.

Shareholders will be asked to:

1.Elect each of the nine directors named in the enclosed Proxy Statement;

2.Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.Approve, on an advisory basis, the 2025 compensation of our named executive officers; and

4.Approve an amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan to increase the share reserve.

Shareholders will also be asked to consider such other business as may properly come before the Annual Meeting.
Voting:
You are eligible to vote if you were a shareholder of record at the close of business on March 27, 2026.
Ensure that your shares are represented at the meeting by voting in one of several ways:

VIA THE INTERNET.
BY TELEPHONE.
BY MAIL.
AT THE ANNUAL MEETING.
Please review the Notice of Internet Availability of Proxy Materials or accompanying proxy card for voting instructions, and submit your proxy as soon as possible to ensure that your shares are represented, even if you plan to attend the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 20, 2026.

The Proxy Statement and 2026 Annual Report are available at
www.xerox.com/investor

If you have any questions or require assistance in voting your shares, you should call HKL & Co., LLC, Xerox’s proxy solicitor for the Annual Meeting, toll-free at (800) 339-9883 (from the U.S. and Canada) or at (203) 564-1402 (from other locations) (Banks and Brokerage firms may call collect at (203) 564-1402). Alternatively, you can email HKL & Co., LLC at Xerox@hklco.com.
By order of the Board of Directors,
Flor M. Colón
Chief Legal Officer and Corporate Secretary
Norwalk, Connecticut
April 7, 2026

i

ii

How can I contact the Board?	98
What if multiple shareholders have the same address?	98
How may I obtain additional copies of the proxy materials?	98
Is there a list of shareholders entitled to vote at the Annual Meeting?	99
EXHIBIT A - SECOND AMENDMENT TO THE XEROX HOLDINGS CORPORATION 2024 EQUITY AND PERFORMANCE INCENTIVE PLAN	100
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “plan”, “should”, “targeting”, “projecting”, “driving”, and similar expressions, as they relate to us, our business or operations, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions, and expectations and are subject to a number of factors that may cause actual results to differ materially, including those factors that are set forth in Xerox and Xerox Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2025, and Xerox’s and Xerox Corporation’s other filings with the U.S. Securities and Exchange Commission (SEC). These forward-looking statements speak only as of the date of the Proxy Statement or as of the date to which they refer, and Xerox and Xerox Corporation assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.
iii

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
The following are some of the questions that you may have about this proxy statement (Proxy Statement) and the answers to those questions. The information in this section does not provide all of the information that may be important to you with respect to this Proxy Statement. Therefore, we encourage you to read the entire Proxy Statement, which was first made available on or about April 7, 2026, for more information about these topics.

The Annual Meeting
The 2026 Annual Meeting of Shareholders (Annual Meeting) of Xerox Holdings Corporation (Xerox or the Company), will be held beginning at 9:00 a.m., Eastern Time, at 501 Merritt 7 in Norwalk, Connecticut, on Wednesday, May 20, 2026.

What is the purpose of the Annual Meeting?
At the Annual Meeting shareholders will consider and vote on the following matters:
1.Election of the nine nominees named in this Proxy Statement to our Board of Directors (Board), each for a term of one year.
2.Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.Approval, on an advisory basis, of the 2025 compensation of our named executive officers.
4.Approval of an amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan to increase the share reserve.
Shareholders will also be asked to consider any other business that may properly come before the Annual Meeting. In addition, our management will respond to appropriate questions from shareholders.

How do I vote?
Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (Notice) with voting instructions from the bank, broker or other holder of record where the shares of common stock, par value $1.00 per share of the Company (Common Stock), or Series A Preferred Stock, par value $1.00 per share, are held. Beneficial owners should follow the instructions from their bank, broker or other holder of record for their shares to be voted. If you hold your shares through a broker, bank, or other nominee and wish to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee in order to vote your shares.

Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE
If you have internet access, you may vote your shares by following the “Vote by Internet” instructions included in the Notice or on the proxy card you may have received. If you vote via the Internet, do not return your proxy card.
If you received written materials, you may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.
BY MAIL	AT THE ANNUAL MEETING
If you received written materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in accordance with the recommendations of our Board.
We will distribute written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the Annual Meeting instead of by proxy. If you submit a proxy or voting instructions via the internet, telephone or mail, you do not need to vote at the Annual Meeting. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank, or other nominee, you must obtain a legal proxy from your broker, bank, or nominee for you to vote at the Annual Meeting. See below under “How can I attend the Annual Meeting?”

If you vote by internet, telephone or mail, you authorize each of the three directors, whose names are listed on the proxy card accompanying this Proxy Statement, to act as your proxies to represent you and vote your shares as you direct.

How does the Board recommend that I vote?
The Board recommends that you vote:
•“FOR” the election of each of the nine directors named in this Proxy Statement.
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
•“FOR” the approval, on an advisory basis, of the 2025 compensation of our named executive officers.
•“FOR” the approval of an amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan to increase the share reserve.

Who can attend the Annual Meeting? How do I attend the Annual Meeting?
Only shareholders of record of our Common Stock and Series A Preferred Stock at the close of business on March 27, 2026 (the “Record Date”) or persons holding a valid proxy for the Annual Meeting have a right to attend the Annual Meeting. In-person admission to the Annual Meeting will be on a first-come, first-served basis. We reserve the right to restrict admission to the meeting or limit the number of representatives for any entity that may be admitted to the meeting for security or health and safety reasons, at our sole discretion.
Registered shareholders will be admitted to the Annual Meeting upon providing a valid form of government-issued photo identification, such as a driver’s license or passport. Your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Annual Meeting.
Beneficial owners will be admitted to the Annual Meeting upon providing your most recent brokerage statement, along with a valid form of government-issued photo identification, such as a driver’s license or passport, and an admission ticket. Please see “How do I register for the Annual Meeting and receive an admission ticket?” If you own shares in street name and wish to vote those shares at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank or nominee.

No cameras, recording equipment, large bags, or packages will be permitted at the Annual Meeting. The use of cell phones, smart phones, tablets, and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.
A live audio-only webcast of the Annual Meeting will be available at www.news.xerox.com/investors for shareholders that wish to listen to the meeting as a guest. You will not be able to vote your shares or submit questions during the meeting if you listen to the meeting through the webcast.
In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting in additional proxy materials filed with the SEC and included on our investor website at www.news.xerox.com/investors as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the www.news.xerox.com/investors website for updated information.
If you have any further questions regarding admission to the Annual Meeting, please call Xerox Shareholder Services at (203) 849-2315.

How do I register for the Annual Meeting and receive an admission ticket?
To ensure that we are able to accommodate all shareholders that seek to attend while also administering our special health and safety protocols in an orderly fashion, we are requiring beneficial owners that wish to attend the Annual Meeting in person to request an admission ticket in advance by calling Xerox Shareholder Services at (203) 849-2315, or by mailing a written request, along with proof of your ownership of our Common Stock or Series A Preferred Stock as of the Record Date, to Xerox Holdings Corporation, Shareholder Services, 401 Merritt 7, Norwalk, CT 06851 — Attention: Corporate Secretary.
All calls and written requests for admission tickets must be received by no later than the close of business on May 12, 2026.

PROPOSAL 1 — ELECTION OF DIRECTORS
Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described below, the nine persons whose biographies appear below have been nominated by the Board to serve as directors. All of the director nominees currently serve on the Board.
Mr. Scott Letier is being nominated by the Board pursuant to the Nomination and Standstill Agreement, dated January 26, 2021, between the Company and Darwin Deason. See 2021 Nomination and Standstill Agreement for further information.
Each nominee brings to us valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes, and skills led our Board to the conclusion that he or she should serve as a director. We believe that each of the nominees has demonstrated business acumen, an ability to exercise independent and sound judgment, an understanding of the Company’s business, and a commitment to serve the Company and our Board. We also value their significant experience on other public company boards of directors and board committees in addition to their experience as senior managers with other companies. The Board has determined that each of the nominees (other than Louis J. Pastor, Chief Executive Officer of the Company, and John Bruno) are independent under The Nasdaq Stock Market LLC (Nasdaq) corporate governance rules and the Company’s independence standards.
It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. Although not anticipated, if for any reason a nominee is unable to serve, the proxies may use their discretion to vote for a substitute nominated by the Board.
Board Qualifications
The Board is continuously seeking highly qualified candidates to add to the range of skills and experiences represented on our Board. The nine individuals nominated for election at our 2026 Annual Meeting offer a variety of perspectives, personal and professional experiences, and backgrounds. Although each director nominee brings numerous valuable skills and other attributes to the Board, the three key areas of specialization of each director nominee on which the Board relies most heavily are set forth in the table below.
Board Skills Matrix
(As of April 2, 2026)

	Bruno	Erwin	Hung	Letier	Maynard-Elliott	McLaughlin	Pastor	Roese	Schwetz
Key Skills & Experience
Technology	✓	✓		✓	✓	✓		✓
M&A and Strategy			✓		✓	✓	✓		✓
Finance				✓	✓				✓
Business Operations	✓	✓	✓	✓		✓	✓	✓	✓
Reinvention	✓	✓	✓				✓	✓
In addition, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes, or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company. Each director nominee has consented to being named in this Proxy Statement, and has agreed to serve if elected.
The tenure of the current directors who are standing for election at this Annual Meeting averages approximately 2.8 years.

John G. Bruno Age: 61 Director since: 2024 Occupation: Chief Executive Officer of National Veterinary Associates (NVA) Board Committees: Integration (Chair)
Other Public Company Directorships (past 5 years): Global Payments (NYSE: GPN); Valor Latitude Acquisition Corp. (NASDAQ: VLAT).

Other Background: Mr. Bruno has served as the Chief Executive Officer of National Veterinary Associates since 2025. Prior to that, Mr. Bruno served as President and Chief Operating Officer of Xerox, where he was responsible for the Print, Digital Services, and IT Solutions business units. He has served on the board of directors of Xerox, where he is chair of the Integration Committee, since 2024. Prior to joining Xerox in 2022, Mr. Bruno was CEO of Storm Ventures LLC. Mr. Bruno served as Chief Operating Officer of Aon, a global professional services firm, and Chief Executive Officer of Data & Analytics Services from 2014-2021. Prior to AON, Mr. Bruno was President, Industry & Field Operations and Executive Vice President of Corporate Development for NCR Corporation from 2008-2014. He has also held senior leadership positions with Goldman Sachs, Merrill Lynch, Cisco Systems, and United Parcel Services. Mr. Bruno currently serves on the board of directors of Global Payments Inc., where he is chair of the compensation committee as well as a member of the technology committee. Mr. Bruno also served on the board of directors of Valor Latitude Acquisition Corp. from 2022 to May 2023 where he served as a member of the compensation, audit, and nominating governance committees.

Tami A. Erwin
Age: 61 Director since: 2024
Occupation: Former EVP and CEO of Verizon Business Group
Education: Business Administration, Pacific Union College, Executive Program at the Stanford University Graduate School of Business
Board Committees: Corporate Governance (Chair), Audit, Integration

Other Public Company Directorships (past 5 years): John Deere (NYSE: DE), F5 (NASDAQ: FFIV) and York Space Systems (NYSE: YSS).

Other Background: Ms. Erwin is a veteran CEO, Fortune 500 director, and expert on digital transformation and growth. She served as EVP and CEO of Verizon Business Group from 2019 to 2022. Prior to becoming EVP and CEO, she served as EVP of Operations at Verizon from 2016 to 2019 and held numerous other senior level positions in the company. As EVP and CEO of Verizon Business, Ms. Erwin led more than 26,000 employees in 60 countries. Over three and a half years, she scaled an organization that delivered significant gains in profitability and revenue ($31+ billion in 2022), and advanced Verizon’s leadership in 5G technology.

Ms. Erwin built a culture known for high performance, inclusivity, and belonging. Ms. Erwin serves on the boards of John Deere, F5, York Space Systems, and Skylo. She is a member of the advisory council of Dublin-based Aptiv (NYSE:APTV) and also serves in an advisory role at DevRev, an enterprise software start-up company out of the Bay Area. She is an advisor to the CEO of Cohesity, a Senior Fellow of Mission Possible Partnership, and a Champion of Journey to Lead, a nonprofit that works to advance diversity at the top of the private sector.

Priscilla Hung
Age: 59 Director since: 2024
Occupation: Former President & Chief Operating Officer, Guidewire Software
Education: B.A., Computer Science, Mills College; MEng, Operation Research & Industrial Engineering, Cornell University
Board Committees: Finance, Corporate Governance, Integration

Other Public Company Directorships (past 5 years): Ethos Technologies Inc. (NASDAQ: LIFE),Veeva Systems (NYSE: VEEV), Waystar (NASDAQ: WAY), Vonage Holdings (NYSE: VG).

Other Background: Ms. Hung served as Senior Advisor to Guidewire Software, a provider of cloud-based software for the P&C insurance industry from 2024 through 2025 after serving in various management roles since 2005, most recently serving as President and Chief Operating Officer from 2020 to 2023. Prior to that, Ms. Hung held senior roles at various companies including Ariba Technologies, Sun Microsystems, and Oracle. She is currently a member of the board of directors of Veeva Systems, a leading provider of industry cloud solutions for the global life sciences industry, where she is also a member of the audit committee. Ms. Hung also serves as a member of the board of directors of Ethos Technologies, an online life insurance platform where she serves as a member of the compensation committee; Waystar, a cloud-based software platform that simplify healthcare payments, where she also serves as a member of the audit and compensation committees. Ms. Hung was a director of Vonage Holdings from 2019 until its acquisition in 2022, where she served as nominating governance chair and a member of the audit, compensation, and technology committees.

Scott Letier
Age: 65       Director since: 2018, Chairman of the Board
Occupation: Chief Investment Officer and Managing Director of Deason Capital Management, LLC
Education: B.B.A. with a concentration in accounting, Southern Methodist University - Cox School of Business
Board Committees: Finance (Chair), Corporate Governance

Other Public Company Directorships (past 5 years): Conduent Incorporated (NASDAQ: CNDT), Perimeter Acquisition Corp (NASDAQ: PMTR).

Other Background: Mr. Letier has served as Chief Investment Officer and Managing Director of Deason Capital Management, LLC (“DCS" and other Deason family affiliates), the family office for the Deason Family since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family, from September 2006 to July 2014. Mr. Letier has over 30 years of experience in leadership roles, previously serving as a private equity investment professional and chief financial officer. He began his career in the assurance group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past and currently serves on two other public boards: serving as the chairman of the audit committee and a member of the governance and risk oversight committees of Conduent Incorporated, a provider of business process outsourcing services; and serving as the chairman of the audit committee of Perimeter Acquisition Corp I, a SPAC focused on the defense and aerospace sectors. Mr. Letier serves on the boards of several private companies, including Gardenuity, Inc., a gardening and wellness focused retailer, where he also serves as chairman, Colvin Resources Group, a Dallas-based search and staffing firm, Great American Media Group, LLC the lead investor in partnership with Sony in an entertainment platform with properties in cable TV, fast-channel, and streaming service, Great American Pure Flix, and Terso Solutions, Inc., a manufacturer of secure and temperature controlled enclosures for inventory management. Mr. Letier also serves on the fund advisory boards of Anchor Capital GP, a Dallas-based private equity firm and venture capital fund, Griffis Residential, a Denver-based multi-family real estate management and investment firm, and Willow Hill Partners, LLC, and Dallas-based multi strategy investment group. Mr. Letier was recently appointed to the Board of Trustees of the Dallas Police and Fire Pension System and previously served on the Board and Executive Committee of the Dallas College Foundation for 21 years.

Nichelle Maynard-Elliott
Age: 57       Director since: 2021
Occupation: Former Executive Director, Mergers & Acquisitions, for Praxair, Inc. (a wholly-owned subsidiary of Linde plc)
Education: B.A. in Economics, Brown University; J.D., Columbia University School of Law
Board Committees: Compensation and Human Capital (Chair), Corporate Governance

Other Public Company Directorships (past 5 years): Element Solutions Inc. (NYSE: ESI); Lucid Group, Inc. (NASDAQ: LCID).

Other Background: Ms. Maynard-Elliott was Executive Director, Mergers & Acquisitions, for Praxair, Inc., a worldwide industrial gases company, from July 2011 to May 2019, where, among other things, she advised Praxair on its $90 billion merger with the Linde Group in 2018. In this role, she was responsible for evaluating and negotiating global acquisitions, divestitures, joint ventures, and other business combinations. Ms. Maynard- Elliott joined Praxair in 2003. Prior to Praxair, Ms. Maynard-Elliott served as an associate at the law firms of Kelley Drye & Warren LLP, Pryor Cashman LLP, and Weil, Gotshal & Manges LLP. Ms. Maynard-Elliott served as an independent director of Element Solutions Inc., a global specialty chemicals firm between August 2018 and June 2024. Ms. Maynard-Elliott has served as an independent director of Lucid Group, Inc., a manufacturer of electric vehicles, since 2021, and currently serves as a member of its compensation, audit and nominating and corporate governance committees. She also serves as a trustee of The Advisor’s Inner Circle Fund III (and affiliated trusts), where she is chair of its governance committee.

Edward G. McLaughlin
Age: 60 Director since: 2024
Occupation: President and Chief Technology Officer of Mastercard
Education: B.A., University of Pennsylvania, Wharton School of Business
Board Committees: Compensation and Human Capital, Corporate Governance

Other Public Company Directorships (past 5 years): None.

Other Background: Mr. McLaughlin has served as the President and Chief Technology Officer of Mastercard and a member of the company’s executive committee since 2017. He oversees the company’s technology functions, including the global payments network, enterprise platforms, technology infrastructure and operations, information security, and global technology hubs. Prior to this role, he served as Chief Information Officer, directing the development of Mastercard products and services. Prior to joining Mastercard in 2005, Mr. McLaughlin was group Vice President of products and strategy at Metavante (now FIS), which he joined in 2002 through the acquisition of Paytrust, an online payments company of which he was co-founder and CEO. Prior to co-founding Paytrust, Mr. McLaughlin was the Executive Vice President of products and marketing at LogicWorks, Inc., a data modeling software company. He is a graduate of the University of Pennsylvania, Wharton School of Business, and a founding member of the Harvard Kennedy School’s Council on the Responsible Use of Artificial Intelligence. Mr. McLaughlin was awarded the Forbes CIO Innovation Award for 2019, and named to the CIO Magazine Hall of Fame in 2024.

Louis J. Pastor Age: 41 Director since: 2026 Occupation: Chief Executive Officer of Xerox Education: B.A., The Ohio State University; J.D., University of Pennsylvania Law School
Other Public Company Directorships (past 5 years): None.

Other Background: Mr. Pastor was named Chief Executive Officer of Xerox Holdings Corporation effective March 31, 2026. Prior to his appointment as Chief Executive Officer, Mr. Pastor served in a variety of senior executive roles since first joining Xerox in 2018, including President, Chief Operating Officer, Chief Administrative Officer, Chief Transformation Officer, Chief Corporate Development Officer and Chief Legal Officer. Mr. Pastor briefly served as an outside consultant to Xerox from April 18, 2023 to January 1, 2024, when he rejoined Xerox as Executive Vice President, Chief Transformation & Administrative Officer. Prior to joining Xerox, Mr. Pastor was deputy general counsel at Icahn Enterprises and began his career as an attorney at Simpson, Thacher & Bartlett LLP. Mr. Pastor earned his law degree from the University of Pennsylvania Law School and a Bachelor of Arts degree from The Ohio State University.

John J. Roese Age: 55 Director since: 2024 Occupation: Chief Technology Officer and Chief AI Officer at Dell Technologies Education: B.S., University of New Hampshire Board Committees: Audit, Finance
Other Public Company Directorships (past 5 years): None.

Other Background: Mr. Roese is Global Chief Technology Officer and Chief AI Officer at Dell Technologies. He is responsible for establishing the company’s future-looking technology strategy, accelerating AI adoption for Dell and its customers and establishing Dell as the undisputed thought leader in the area of Enterprise AI. He fosters a culture of innovation, keeping Dell at the forefront of the industry while anticipating customers’ technology needs before they arise. From quantum to AI, 5G, edge, hybrid cloud, data management and security, Mr. Roese and his team are responsible for navigating the latest technology inflection points, accelerating AI-driven outcomes and scaling generative and agentic AI initiatives that lead to human progress.

Mr. Roese has a passion for going places nobody else has been and his career has mirrored this passion with moves across almost every technological domain, from enterprise to telecom to semiconductors to security. Prior to joining Dell in 2012, Mr. Roese was the CTO, CIO, CMO, GM and leader of several technology companies including Nortel, Broadcom, Futurewei, Enterasys and Cabletron Systems.

Mr. Roese is an established public speaker, published author and holds more than 20 pending and granted patents in areas such as policy-based networking, location-based services and security. He was recently named #1 on AI Magazine’s list of Top 10 Chief AI Officers, 20th on AI Magazine’s Top 100 Leaders and to the H2O AI 100 list. In addition to his leadership at Dell, Mr. Roese plays a significant role in the broader ecosystem, including company, industry, government and academic boards. He currently serves on the board of directors for Open Source Security Foundation and Purdue Research Foundation. In the past, he has served as a board member for ATIS, OLPC, Blade Networks, Pingtel, Bering Media, Nexoya, Cloud Foundry, Federal Communications Commission CSRIC 8 and the NYU Wireless Industry Advisory Board.

Amy Schwetz
Age: 51   Director since: 2024
Occupation: SVP & Chief Financial Officer of Flowserve
Education: B.S., Accounting, Indiana University Board Committees: Audit (Chair), Compensation and Human Capital

Other Public Company Directorships (past 5 years): Dril-Quip (NYSE: DRQ).

Other Background: Ms. Schwetz has served as SVP & Chief Financial Officer of Flowserve, a manufacturer of industrial equipment and aftermarket service provider, since 2020. In this role, she oversees accounting, tax, treasury, investor relations, financial planning and analysis, internal audit, and M&A activity. From 2005-2020, Ms. Schwetz held various management roles at Peabody Energy Corporation, where she most recently served as EVP & Chief Financial Officer. Ms. Schwetz began her career at Ernst & Young, where she held multiple audit roles during her tenure. She served as a member of the board of directors of Dril-Quip, Inc., between September 2019 and May 2024, where she also served as chair of the audit committee. Ms. Schwetz serves on the Jesuit Dallas Foundation Board of Trustees (not-for-profit) and has served as a member of the Dean’s Council for the Indiana University School of Business.

The Board unanimously recommends a vote
FOR
the election of each of the nine directors nominated by the Board.

2021 Nomination and Standstill Agreement
On January 26, 2021, the Company entered into a Nomination and Standstill Agreement with Darwin Deason ("Deason" and such agreement, the "Nomination Agreement").
Under the Nomination Agreement, current director Scott Letier was designated as the “Deason Designee” on the Board.
On December 2, 2025, Darwin Deason passed away. Pursuant to the terms of the Last Will and Testament of Darwin Deason (the "Will") and applicable law, admitted to probate on February 2, 2026, the 15,283,657 Shares beneficially owned by Mr. Deason were transferred to the Trust. As a result, the Nomination Agreement is no longer in force and has been terminated pursuant to its terms. Mr. Letier was nominated to the Board prior to Deason's passing, and will remain a director nominee for the 2026 term year, as provided for in Proposal #1 – Election of Directors.
The foregoing description of the Nomination Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such Nomination Agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 26, 2021, and filed with the SEC.

CORPORATE SOCIAL RESPONSIBILITY
At our core is a deep and long-lasting commitment to CSR, a pledge to inspire and support our people, conduct business ethically across the value chain, and preserve our planet. This commitment stems from our corporate values established over sixty years ago, which include: succeeding through satisfied clients; delivering quality and excellence in all we do; requiring a premium return on assets; using technology to develop market leadership; valuing and empowering our employees; and behaving responsibly as a corporate citizen.
We continue this legacy by creating products and services that help our customers be more productive, profitable, and sustainable. We deliver solutions that drive customer success and enable a new, better world. We do this in our own operations, as well as in workplaces, communities, and cities around the world. We recognize the world’s challenges, such as climate change and human rights, and understand the role we play.
Our pledge to inspire and support our people, conduct business ethically, and protect our planet remains at the core of everything we do. At Xerox, we believe in continuously improving, and we apply this mentality to ensure we are finding ways to improve the sustainability of our operations.
From our earliest days as a company, Xerox has demonstrated a steadfast commitment to corporate social responsibility. Our greatest goal is to facilitate employee-driven philanthropy, with a focus on strengthening our communities, sustainability, education, and disaster relief. Together, Xerox and our employees are creating real impact and sustainable change for the greater good.
Reaching Net-Zero by 2040
Xerox's net zero goal is 2040, and climate change-related risks and opportunities are integrated into our enterprise risk management. We share our roadmap to reach net zero in our 2025 CSR Report. Our roadmap covers our full value chain and focuses on improving processes and energy efficiency as well as designing products to help our clients meet their goals. We have set interim targets in line with science-based global warming guidelines, which are also validated and approved by the Science Based Targets initiative (SBTi). Our GHG emissions are third-party assured in accordance with the International Organization for Standardization (ISO) 14064-3:2019. We report progress towards our targets within our CSR report and progress summary reports. In 2025, Xerox was named to CDP’s Annual "A List” for climate change transparency and performance. CDP is a nonprofit organization that runs the global disclosure system for investors, companies, and regions to manage their environmental impacts.

Circular economy initiatives remain a part of our business strategy. We continued to expand collection and waste reduction programs, while also bringing to market additional remanufactured and refurbished product offerings. Based on data from 2024 (the latest full year for which data is available), approximately 97% of spent supplies, equipment, and parts returned through the Xerox Supplies Recycling Programs were recycled, reused or remanufactured. We continue to make progress towards increasing the post-consumer recycled content in our eco-label eligible devices.
Our Corporate Social Responsibility Goals
We report our environmental and social goals and a status of our progress toward achieving those goals in our CSR Report, which is available on our website at www.xerox.com/en-us/about/corporate-social-responsibility, as well as in our Corporate Social Responsibility Progress Summary, also available from www.xerox.com under “About Xerox — Corporate Information — Corporate Social Responsibility.” Information about Environment, Health, Safety, and Sustainability at Xerox, including details of our initiatives with respect to carbon footprint, paper, clean air & water, waste, chemical management, and health & safety, is available on our website at www.xerox.com/en-us/about/ehs. Information on the Xerox website, including the above-referenced information and materials, is not incorporated by reference into this Proxy Statement.
Connection and Belonging
We know the power of having a global, inclusive team. It is one of the reasons Xerox has been successful for more than 115 years. By fostering a modern culture where everyone feels connected and that they belong, we gain the benefit of different ways of looking at our business, leading to innovative breakthroughs for our clients, and more engaging work for our people. Research shows that companies that champion connection and belonging have more engaged, productive, and innovative workforces and in turn perform better financially.

Our connection and belonging strategy reflects the foundation set by our first modern-day Chief Executive Officer, Joseph Wilson. Thanks to his vision, social responsibility, connection and belonging became a part of our value system and helped forge who we are today – a workplace where everyone can thrive and reach full potential.
As the world changes, we continue to evolve to turn today's challenges into opportunities, incorporating new elements within our connection and belonging strategy, including employee listening sessions that educate and cultivate belonging.
CSR Reporting
The Xerox 2025 CSR report describes our management approach related to CSR. Our work aligns with the United Nations Sustainable Development Goals (SDGs), which provide a framework to end poverty, protect the planet and improve the lives and prospects of everyone, everywhere. To ensure we are responsive to all stakeholders, Xerox has also been reporting in accordance with the Sustainability Accounting Standards Board (SASB) and the Global Reporting Initiative (GRI).
The 2025 CSR Report, SASB report, and GRI report are accessible at www.xerox.com/CSR. The content of our website, including the above-referenced information, is not incorporated by reference into this Proxy Statement.
Our Employees
As of December 31, 2025, we had approximately 22,900 employees, an increase of approximately 6,100, or 36.3%, since December 31, 2024. The increase primarily relates to the Lexmark Acquisition, partially offset by the impact of the Company's Reinvention, which includes the effects of workforce reduction decisions.
On a geographic basis, at December 31, 2025, approximately 9,400 employees were located in the United States and approximately 13,500 employees were located outside the United States. Approximately 10,100 employees, or approximately 45% of our total employees, were engaged in providing services to customers (direct service and managed services) and approximately 2,400 employees were engaged in direct sales.
Approximately 15% of our employees are represented by unions or similar organizations, such as workers' councils with approximately 90% located outside the United States. As of December 31, 2025, approximately 30% of our employees were women and approximately 30% of our U.S. employees self-identified as diverse.
Following the Lexmark Acquisition, the Company began the process of integrating the legacy Xerox and Lexmark organizations. In October 2025, the Company announced a targeted workforce reduction, with actions to be taken across all levels and areas of the combined organization. Reductions are subject to formal consultation with local works councils and employee representative bodies, where applicable, and we fully comply with all required notifications, including U.S. state WARN laws, at the appropriate time. We believe the decision to reduce our workforce was a difficult but necessary step to accelerate our Reinvention journey and position Xerox for long-term, profitable, and sustainable growth. We are committed to providing transition support for affected employees.
Employee Safety
At Xerox, we are committed to maintaining a safe workplace for our employees. We use an incident reporting process, regular safety inspections, and hazard analyses to identify opportunities for reducing or preventing incidents. To further promote safety awareness, we implement site-specific hazard management programs, share off-the-job safety information, and communicate proactively about safety concerns.
Engagement and Talent Development
Xerox remains committed to continuously revitalizing our employee experience and supporting employees through the shift to our new operating model, which is driving our Reinvention and Xerox's transformation. To facilitate these ongoing changes, we began strengthening our change management capabilities by creating a proactive, consistent global approach, upskilling our employees, and enabling new ways of working. We improved our ability to make data-driven decisions and streamlined various processes to unlock our people's potential.
To support the employee experience, we have enhanced manager enablement resources and strengthened our leadership capability model that help our managers excel. Additionally, we offer other benefits including paid parental leave in the U.S.
We standardized the way employee performance is evaluated. By evolving our performance management processes, we have driven accountability and ensured employees received feedback and coaching to reach their highest potential. With a specific focus on sales performance, we have redesigned and simplified our sales compensation plans.
Xerox sponsors numerous corporate development initiatives for targeted populations (i.e., high potentials, emerging technology professionals, and senior leaders, etc.), and corporate processes such as succession planning to ensure that we have a clear leadership pipeline for critical organizational roles.
Global Learning Innovation
Xerox delivers a technology-enabled, blended learning ecosystem designed to support the company’s Reinvention strategy and long-term workforce readiness. Through TEK@Xerox (Talent, Education & Knowledge), learning is structured around the Xerox Competency Framework, ensuring that development activities build the skills, knowledge, and behaviors required for success across roles and career stages.
Our approach integrates formal education, digital learning, on-the-job experience, coaching, and community-based knowledge sharing to enable continuous capability growth across the organization. This model supports Xerox’s priorities of business agility, digital transformation, and talent mobility, ensuring employees can adapt to evolving technologies, customer expectations, and market demands.
Employees access learning through Xerox Learning Central (XLC), our global learning platform that delivers personalized learning pathways aligned to role expectations and future career aspirations. The platform integrates a structured skills taxonomy, competency mapping, and analytics to help employees, managers, and leaders identify capability gaps and accelerate development through targeted learning journeys.
XLC provides access to a global portfolio of learning experiences, including digital courses, virtual instructor-led sessions, simulations, job aids, certifications, gamification, and communities of practice. These resources are designed to deliver learning at point of need, supporting performance improvement, faster onboarding, and continuous professional development across the workforce.
TEK@Xerox partners closely with business leaders to design capability-building programs aligned to strategic priorities, new offerings, and evolving workforce needs. By connecting learning data, competency progression, and workforce insights, the organization is able to identify emerging skill requirements and proactively develop the capabilities needed to sustain Xerox’s competitiveness and innovation.
During 2025, over 95% of Xerox employees completed at least one formal learning offering, including both required and voluntary training. Xerox Learning Central recorded over 201,000 course completions, totaling over 270,000 hours of learning by our employees and Partners.
Total Rewards
Xerox's ability to execute on its strategy depends on attracting, retaining, and motivating a highly productive, global workforce. To support this objective, we offer a comprehensive Total Rewards program that includes compensation, benefits, and work-life programs. These programs are designed to align employee rewards with business performance, promote consistency and fairness, and support the Company’s overall strategy. Our Total Rewards programs are guided by the following principles:
•Drive shareholder value: Align rewards with sustainable performance, operational efficiency, and long-term shareholder value.
•Reinforce performance alignment: Differentiate rewards based on performance and contributions, with an emphasis on accountability and results.
•Support workforce needs: Maintain competitive and equitable programs that support attraction, retention, and engagement of our global workforce.
As with most global companies, our compensation and benefits vary based on employee eligibility, local practices and regulations. We benchmark our programs to ensure we remain competitive with our peers and the markets we serve, and to maintain alignment with our short-term and long-term business goals.
Our compensation offerings include base pay, as well as short-term and long-term incentive programs. Our short-term programs include: a Management Incentive Plan (MIP), designed to drive Xerox’s annual pay for performance culture and incentivize our leaders to help Xerox achieve sustainable growth and profitability; and a sales compensation program that tightly aligns our sales force with business goals. Our Long-Term Incentive (LTI) equity-based program reinforces alignment of our leaders and key talent with shareholders.

Our benefit offerings provide our employees with choice and flexibility to help them reach their health and financial goals. Our offerings include the following core programs: health care, wellness, retirement, paid time off, life and disability insurance, and access to voluntary benefits.
Philanthropy and Community Involvement
From our earliest days as a company, Xerox has demonstrated a steadfast commitment to corporate social responsibility. Our greatest goal is to facilitate employee-driven philanthropy. Together, Xerox and our employees are creating real impact and sustainable change for the greater good. In 2025, Xerox employees volunteered for approximately 42,000 hours.
Our efforts are focused on four strategic areas to maximize change:
•Strong vibrant communities: Xerox invests in communities where our people and clients live and work, strengthening ties with our stakeholders, and embedding Xerox into the fabric of communities around the world. We encourage our people to give back to the causes they believe in, by providing employees with a day each year to volunteer at a cause of their choice. Xerox also offers a limited employee match to certain charitable organizations.
•Education and workforce preparedness: Xerox supports the role of education in society, through colleges, universities, science, technology, engineering, and math (STEM) education programs, and workforce development programs that prepare the next generation of leaders, inventors, and scientists.
•Sustainability: Xerox invests in and supports the people and programs working to address climate change, reforestation and biodiversity, as well as preserving clean air, water, and land.
•Disaster relief: Xerox provides aid to our employees and their neighbors in crises during natural disasters.
CSR Governance
The Corporate Governance Committee of the Board has oversight for CSR. The Committee reviews significant shareholder relations issues, and environmental and CSR matters, ensuring that our actions align with our core values and citizenship priorities. The CSR Council, comprised of senior executives who manage specific CSR topic areas, has centralized oversight of the Company’s management approach, including policies, goals, strategies, and actions to drive progress. The primary mission of the CSR Council is to drive global strategies with a client-centric impact to advance our legacy and leadership in corporate sustainability. Actions taken must meet the expectations of our stakeholders, including clients, employees, investors, regulators, and communities worldwide.
Annual training regarding ethics, privacy, and security are required for all of our employees. Additional specialized training is required for certain roles and numerous training programs are available for employees to take on their own initiative.
Xerox takes data protection very seriously. Xerox’s data protection and information security practices and privacy programs are designed to comply with applicable laws and regulations and are based on industry standards and best practices such as the National Institute of Standards and Technology (NIST) Cybersecurity Framework and ISO 27001. Xerox's privacy and data protection practices are designed to protect the confidentiality, integrity, and availability of data and to ensure that the processing of personal data is based on the subject’s consent. Please refer to Xerox’s privacy website at www.xerox.com/privacy for further information. The content of our website, including the above-referenced information, is not incorporated by reference in this Proxy Statement unless expressly noted.
Adherence to our policies and procedures governing data protection is enforced through a combination of technical and organizational measures and safeguards over our systems and facilities, disciplinary actions against employees, audit rights, and contractual rights against our vendors.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, officers, and employees are required to act ethically under our codes of conduct. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board, and all of our executives, officers, and other employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct can be accessed through our website at www.xerox.com/en-us/about/corporate-social-responsibility/governance. Our Corporate Governance Guidelines and the charters of our Audit, Compensation and Human Capital, Corporate Governance, and Finance Committees can be accessed through our website at xerox.com/en-us/about/corporate-social-responsibility/governance. They are also available to any shareholder who requests them in writing addressed to Xerox Holdings Corporation, 401 Merritt 7, Norwalk, CT 06851, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for Members of the Board, and our Code of Business Conduct for our officers, on our website as promptly as practicable and in accordance with applicable U.S. Securities and Exchange Commission (SEC) and Nasdaq rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance, Corporate Governance Guidelines, and committee charters.
Director Nomination Process
The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management, shareholders, and others (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors, and that management representation on the Board should be limited to Company senior management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.
Pursuant to the Nomination Agreement discussed above, current director Scott Letier was the Deason Designee.
Director Onboarding and Continuing Education
In addition to the regularly scheduled Board and Committee meetings during the 2025 Board service year, the Company's Directors as a group attended focused informational sessions with members of the Company's management to gain additional insights into the Company's business, and stimulate 360-degree discussion and feedback on critical topics.
Shareholder Proxy Access
In March 2020, the Board adopted Amended and Restated By-Laws which added Section 13 to Article I of the By-Laws, to permit a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding Common Stock continuously for at least three (3) years, to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two (2) directors or twenty percent (20%) of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws, including the requirement to provide timely notice of the proxy access nomination to the Company. For the 2027 Annual Meeting of Shareholders, to be considered timely, such notice of proxy access nomination must be received by the Company no earlier than November 8, 2026, and no later than December 8, 2026. The By-Laws are available on our website at www.xerox.com/en-us/about/corporate-social-responsibility/governance (under By-Laws).
Shareholder Nomination of Directors
Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company at Xerox Holdings Corporation, 401 Merritt 7, Norwalk, CT 06851. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment, and current board memberships (if any) for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received no earlier than November 8, 2026, and no later than December 8, 2026, will be considered for nomination at the 2027 Annual Meeting of Shareholders.
Shareholder Right to Call a Special Shareholder Meeting
In February 2022, the Board amended the Company’s By-Laws to permit shareholders holding a combined 20% of the Company’s voting stock to call a special meeting of shareholders. The By-Laws are available on our website at www.xerox.com/en-us/about/corporate-social-responsibility/governance (under By-Laws).
Shareholder Action by Written Consent
The Company’s amended and restated Certificate of Incorporation permits shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting to act by written consent to take any action permitted to be taken by shareholders under applicable New York law and our By-Laws.
Board Leadership Structure
The Board’s goal is to achieve the best board leadership structure for effective oversight and management of the Company’s affairs. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each possible leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure may vary as circumstances warrant.
The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our policies do not preclude the Chief Executive Officer (CEO) from also serving as Chairman of the Board. This flexibility has allowed the Board to utilize its experience and knowledge to appoint the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when desirable.
The Company's current leadership structure separates the roles of Chairman and CEO. This structure allows our CEO to focus on the operations of our business while the independent Chairman focuses on leading the Board in its responsibilities. The Board deems this overall board governance structure appropriate, as it benefits from the CEO’s knowledge of the Company operations and substantial board experience, while maintaining Board independence in the Chairman role. Our independent Chairman leads the Board in its responsibilities by performing the following duties: presiding at executive sessions of the independent directors; calling special meetings of the independent directors, as needed; addressing individual Board member performance matters, as needed; and serving as liaison on Board-wide issues between the independent directors and the CEO.
Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO, and a separate executive session attended only by the independent directors.
78% of the Board currently is comprised of directors who qualify as independent directors. We have an independent Chairman and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level.
Risk Oversight
Our Board has ultimate oversight responsibility for our Enterprise Risk Management (ERM) process. The Board oversees our ERM process through the Audit Committee, which previews the ERM assessment and process for subsequent review by the Board. Our ERM process is designed to strengthen our risk-management capability and to identify, assess, monitor, and manage all categories of business risk, including strategic, operational, compliance, and financial reporting. The Company’s Chief Financial Officer (CFO) has executive responsibility for the Company’s ERM function and leads the Enterprise Risk Steering Committee, which includes the majority of the direct reports to the CEO, as well as our Chief Information Officer, our Controller, and our Chief Audit Executive. The Enterprise Risk Steering Committee inspects risk mitigation plans and progress, identifies and addresses emerging risks, and shares mitigation best practices across the Company. Additionally, to ensure that ERM is integrated with our business management, the Company’s Executive Committee, the Business Ethics

and Compliance Office, and various internal control committees monitor risk exposure and the effectiveness of how we manage these risks.
While the Board has ultimate oversight responsibility for the risk management process, various committees of the Board have been delegated responsibility for oversight of certain aspects of risk management. In addition to its responsibility to oversee the overall ERM process, the Audit Committee focuses on financial risk, including risks associated with internal control, audit, financial reporting, and disclosure matters, and also on oversight of our Ethics, Litigation, Information, and Cyber Security risk mitigation plans and progress. In addition, the Compensation and Human Capital Committee seeks to incent executive employees in a manner that discourages unnecessary or inappropriate risk-taking, while encouraging a level of risk-taking behavior consistent with the Company’s business strategy. In parallel, the Board’s Finance Committee oversees aspects of our Global Economy risk, and on an as needed basis, special sub-committees are established to focus on specific business risks.
We believe that our leadership structure supports the risk oversight responsibilities of the Board. Our CEO serves on the Board, and is able to promote open communication between management and directors relating to risk. Each standing Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.
Director Independence
For a director to be considered independent, the Board must affirmatively make a determination that such director does not have any material relationship with the Company or any of its subsidiaries, taking into account all applicable regulatory requirements (including the requirements set forth in Nasdaq Marketplace Rule 5600 and Regulation S-K of the Securities Act of 1933 as amended) (Regulation S-K).
Our Board has determined that all of the nominees for election as directors are independent under the Nasdaq rules and our Corporate Governance Guidelines, with the exception of Louis J. Pastor, our Chief Executive Officer, and John Bruno.
In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members, and their affiliates have a direct or indirect interest in which the Company is a participant, to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See Certain Relationships and Related Person Transactions.
Based on the results of the aforementioned review, 78% of our nominees for election as directors are deemed to be independent.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review (each such transaction, a Related Person Transaction). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.
No member of the Corporate Governance Committee may participate in the review, approval, or ratification of a transaction with respect to which he or she is a “related person.”

Certain Employment Arrangements
We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire, but none who received more than $120,000 in annual compensation were employed by Xerox in 2025.
Private Unsecured Notes
In addition to Mr. Letier’s roles at Deason Capital Services, LLC and Deason Capital Management, LLC, Mr. Letier is also a Manager at DCS Finance, LLC, an entity affiliated with and controlled by Mr. Deason.
In connection with the Lexmark Acquisition, DCS Finance, LLC and another affiliate of Deason Capital Management purchased (i) $250 million aggregate principal amount of 13.00% Senior Notes due 2030 (the 2030 Notes) and (ii) $125 million aggregate principal amount of 13.00% Senior Unsecured Notes due 2026 (the 2026 Notes). The Company received net proceeds of approximately $245 million from the 2030 notes and approximately $116 million from the 2026 notes.
The 2030 Notes are payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year, beginning on October 1, 2025. The Initial Interest Rate on the 2030 Notes will increase (Interest Rate Step-Up) to the rates (on a per annum basis) set forth below for the period from and including the dates indicated below (each a Step-Up Date) to but excluding the next succeeding Step-up Date, or the stated maturity of the 2030 Notes, as applicable.

Step-Up Date	Interest Rate Step-Up
July 1, 2026	13.500%
July 1, 2027	14.000%
October 1, 2027	14.125%
January 1, 2028	14.250%
April 1, 2028	14.500%
July 1, 2028	14.750%
October 1, 2028	15.000%
January 1, 2029	15.250%
April 1, 2029	15.500%
July 1, 2029	15.750%
October 1, 2029	16.000%
January 1, 2030	16.250%
April 1, 2030	16.500%
July 1, 2030	16.750%
The 2026 Notes initially bear interest at a rate of 13.000% per annum, payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year, beginning on October 1, 2025.

BOARD OF DIRECTORS AND BOARD COMMITTEES
Committee Functions, Membership and Meetings
Our Board has four standing committees: Audit, Compensation and Human Capital, Corporate Governance, and Finance. From time to time or as necessary, the Board also forms ad hoc or special committees to provide oversight and/or review of specific matters. In September 2025, the Board formed the Integration Committee to assist the Board in discharging its oversight duties with respect to the Company’s ongoing integration of the acquired Lexmark business with a focus on driving cost and revenue synergies arising from the combination of the two businesses. The Board appointed John Bruno, the Company's former President and Chief Operating Officer, Tami Erwin and Priscilla Hung as members of the ad hoc committee with Mr. Bruno as its Chair.
Set forth below is a summary of the responsibilities of each standing Board committee, the number of committee meetings held during 2025 for each committee, and a list of the members of each committee.
Audit Committee (10 meetings)
A copy of the charter of the Audit Committee is posted on the Company’s website at
www.xerox.com/en-us/about/corporate-social-responsibility/governance.
The responsibilities of the Audit Committee include:
•Oversee the integrity of the Company’s financial statements;
•Oversee the Company’s compliance with legal and regulatory requirements;
•Oversee the Company’s risk assessment policies and practices, including the ERM process, and preview the ERM assessment and process for subsequent review by the Board;
•Assess the qualifications and independence of the Company’s independent registered public accounting firm;
•Assess the performance of the Company’s independent registered public accounting firm and the internal audit function;
•Review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;
•Review changes in working capital policies and procedures with management; and
•Review and approve the Company’s Code of Business Conduct.
The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included below in this Proxy Statement.
Members: Amy Schwetz, Tami Erwin, and John Roese
Chair: Ms. Schwetz
The Board has determined that all the members of the Audit Committee are (1) independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and Nasdaq rules, and (2) financially literate. Ms. Schwetz, Ms. Erwin, and Mr. Roese are “audit committee financial experts” as defined by the SEC. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations, and liabilities imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation and Human Capital Committee (4 meetings)
A copy of the charter of the Compensation and Human Capital Committee is posted on the Company’s website at www.xerox.com/en-us/about/corporate-social-responsibility/governance.
The responsibilities of the Compensation and Human Capital Committee include:
•Review the Company’s human capital management strategy, including but not limited to strategies, initiatives and programs regarding recruiting and workforce planning, succession planning, retention of critical talent, talent management and leadership development, employee engagement, and cultural integration initiatives;
•Oversee the development and administration of the Company’s executive compensation plans;
•Set the compensation of the CEO and other executive officers;
•Review and approve the performance goals and objectives with respect to the compensation of the CEO and other executive officers;
•Oversee the evaluation of the CEO and other executive officers;
•Review and approve employment, severance, change-in-control, termination, and retirement arrangements for executive officers;
•Have sole authority to retain and terminate the consulting firms engaged to assist the Compensation and Human Capital Committee in the evaluation of the compensation of the CEO and other executive officers;
•Be directly responsible for oversight of the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company; and
•Conduct an independence assessment of any compensation consultants to the Compensation and Human Capital Committee, including consideration of the six independence factors required under SEC rules and Nasdaq listing standards.
The Compensation and Human Capital Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management, and has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The CD&A discusses the material aspects of the Company’s compensation objectives, policies, and practices. The Compensation and Human Capital Committee’s report is included below in this Proxy Statement.
The Compensation and Human Capital Committee has not delegated its authority for compensation for executive officers. The Compensation and Human Capital Committee has, however, delegated authority to the CEO under the Company’s equity plan to grant equity awards to employees who are not executive officers or officers directly reporting to the CEO. The CEO is also responsible for reviewing goals, evaluating performance, and setting the compensation for officers who are not executive officers or officers directly reporting to the CEO.
The Compensation and Human Capital Committee retains an independent compensation consultant to assist in fulfilling its oversight responsibilities with respect to executive compensation design, governance, and shareholder alignment. The consultant’s responsibilities are discussed below in this Proxy Statement.
Members: Nichelle Maynard-Elliott, Ed McLaughlin, and Amy Schwetz
Chair: Ms. Maynard-Elliott
The Board has determined that all the members of the Compensation and Human Capital Committee are independent under the Company’s Corporate Governance Guidelines and Nasdaq corporate governance rules. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).
Compensation and Human Capital Committee Interlocks and Insider Participation
No member of the Compensation and Human Capital Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, no member of our Board of Directors is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years, any of the executive officers of the Company serve on the Compensation and Human Capital Committee of such other entity.

Corporate Governance Committee (5 meetings)
A copy of the charter of the Corporate Governance Committee is posted on the Company’s website at www.xerox.com/en-us/about/corporate-social-responsibility/governance.
The responsibilities of the Corporate Governance Committee include:
•Identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;
•Advise the Board regarding Board composition, procedures, and committees;
•Develop, recommend to the Board, and annually review the Corporate Governance Guidelines applicable to the Company;
•Review significant environmental and corporate social responsibility matters;
•Administer the Company’s Related Person Transactions Policy;
•Evaluate and recommend director compensation to the Board;
•Review and oversee continuing education programs for Directors; and
•Oversee the annual Board and committee evaluation processes.
The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.
Members: Tami Erwin, Scott Letier, Priscilla Hung, Nichelle Maynard-Elliott and Ed McLaughlin
Chair: Ms. Erwin
The Board has determined that all the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the Nasdaq rules.
Finance Committee (3 meetings)
A copy of the charter of the Finance Committee is posted on the Company’s website at www.xerox.com/en-us/about/corporate-social-responsibility/governance.
The responsibilities of the Finance Committee include:
•Review the Company’s cash position, capital structure and strategies, financing strategies, insurance coverage, and dividend policy;
•Review the adequacy of funding of the Company’s funded retirement plans and welfare benefit plans in terms of the Company’s purposes; and
•Review the Company’s policy on derivatives, and annually determine whether the Company and its subsidiaries shall enter into swap and security-based swap transactions that are not cleared with a Commodity Exchange Act registered clearing organization.
Members: Scott Letier, Priscilla Hung, and John Roese
Chair: Mr. Letier
The Board has determined that all the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the Nasdaq rules.
Attendance of Directors
Thirteen (13) meetings of the Board and twenty-three (23) meetings of the Board committees, including the Integration Committee, were held in 2025. Directors attended approximately 93% of the total number of meetings of the Board and Board committees on which they served, during the period in which they served as a Xerox director, unless they had been recused from the meeting. During 2025, each director attended at least 80% of the meetings of the Board and Board committees.
To encourage transparency and free exchange of information, all directors generally attended all the Board committee meetings, regardless of whether they were a member of the committee that was meeting. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company, and that the contributions of all directors have been substantial and are highly valuable.
SUMMARY OF DIRECTOR ANNUAL COMPENSATION
2025 Compensation of Directors
Compensation for our directors is determined by the Corporate Governance Committee and approved by the full Board. Directors who are our employees receive no additional compensation for serving as a director. Accordingly, Mr. Bandrowczak, our previous Chief Executive Officer, did not receive any additional compensation for his service on the Board during 2025. Similarly, Mr. Bruno did not receive any additional compensation for his service on the Board during the time he served as President and Chief Operating Officer of the Company through August 31, 2025 and he has not received any additional compensation for his service on the Board since ceasing to be employed by the Company.
As discussed above, in September 2025, the Board formed the Integration Committee to assist the Board in discharging its oversight duties with respect to the Company’s ongoing integration of the Lexmark business and named Mr. Bruno as the committee's chair. In recognition of his pivotal role in the conception and execution of the Company's Reinvention, including the Lexmark acquisition and integration, and the importance of his involvement to the success of the initiative going forward, the Board approved the continued vesting of the restricted stock units (RSUs) awarded to Mr. Bruno during his tenure as President and Chief Operating Officer. The vesting of RSUs will continue for so long as Mr. Bruno serves both as chair of the Integration Committee (for the duration of such committee) and a member of the Board, and is in lieu of any other compensation to which he would be otherwise entitled as a Board member and committee chair.
For each year of board service (which is measured from the date of one annual meeting until the next annual meeting), each non-employee director is eligible to receive an annual cash retainer of $85,000 and an annual equity award with a grant date fair value of $225,000. In addition, the independent (non-executive) Chairman of the Board receives an additional $100,000 in cash and $50,000 in equity. The following amounts are payable in respect of committee service by non-employee directors for the board service year:
•$35,000 to the chair of the Audit Committee
•$15,000 to each member of the Audit Committee (other than the chair)
•$30,000 to the chair of the Compensation and Human Capital Committee
•$12,500 to each member of the Compensation and Human Capital Committee (other than the chair)
•$25,000 to the chair of the Corporate Governance Committee
•$20,000 to the chair of the Finance Committee
•$12,500 to each member of the Integration Committee (other than Mr. Bruno)
•$10,000 to members of the Corporate Governance Committee and Finance Committees (other than the chairs of such committees).
There is an annual total compensation cap of $750,000 for each non-employee director. Because we have an independent Chairman of the Board, we do not have a Lead Independent Director.
In February 2024, the Board approved a new director compensation program under which directors receive their cash retainer and all committee fees in the form of cash paid on a quarterly basis in arrears. Directors currently receive their annual equity retainer in the form of RSUs, unless they elect to receive deferred stock units (DSUs), with such election to be made prior to the fiscal year in which the DSUs are earned. DSUs and RSUs are issued under the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (the 2024 Plan), which was approved by Xerox Holdings Corporation shareholders at the 2024 Annual Meeting of Shareholders. RSUs generally vest one year following the date of grant and are paid out in shares of Common Stock within 30 days of the vesting date. DSUs generally vest one year following the date of grant but are not paid out until 30 days following a director’s termination of Board service. If there is a change in control of the Company, the terms of the 2024 Plan provide that all DSUs and RSUs held by directors shall become vested and paid in cash as soon as practicable following such change in control.
Beginning with the 2025-2026 Board service year, directors have the option to elect to receive up to 100% of their cash compensation in the form of additional RSUs or DSUs, as applicable. Directors also receive cash reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.
Vested DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of Common Stock would be entitled to receive in dividends. Vested RSUs (which are issued in the form of Common Stock following vesting) receive regular cash dividends at the same time and in the same amount as other shareholders. Dividend equivalents are not credited with respect to DSUs or RSUs that have not vested; however, when DSUs or RSUs initially vest, they are credited with dividend equivalents equal to the dividends that would have been paid during the vesting period. DSU dividend equivalents are paid in the form of additional DSUs, and RSU dividends are paid in the form of cash.
All non-employee directors are required to establish a meaningful equity ownership interest in the Company, which is currently equal in value to three times the annual Board cash retainer. This requirement must be achieved within three years of the initial date of election as director and may be achieved by a director holding RSUs, DSUs, or a combination of both. Each of our directors has either complied with this requirement, or has not completed three years of service on the Board and is working toward being compliant with this requirement by the time they complete three years of service.
Each director is prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock and is prohibited from using any strategies or products to hedge against potential changes in the value of Xerox stock (collectively, hedging). “Short sales” are also prohibited. Under the Company’s insider trading policy, directors are permitted to sell Xerox securities only if they have entered into trading plans pursuant to SEC Rule 10b5-1, and are permitted to buy Xerox securities only with prior approval from the Chief Legal Officer. In addition, under the Company’s insider trading policy, directors are prohibited from pledging Xerox stock, including depositing Xerox securities in margin accounts at brokerage firms, or using Xerox stock as collateral.
Director Compensation
Individually, the compensation for each non-employee director during 2025 was as follows:

Name of Director	Fees Earned or Paid in Cash $ (1)	Stock Awards $ (2)(3)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-Qualified Deferred $	All Other Compensation $	Total $
Tami A. Erwin	159,375	225,000	—	—	—	—	384,375
Priscilla Hung	134,375	225,000	—	—	—	—	359,375
Scott Letier	215,000	382,500	—	—	—	—	597,500
Nichelle Maynard-Elliott	160,000	225,000	—	—	—	—	385,000
Edward G. McLaughlin	148,508	225,000	—	—	—	—	373,508
John Roese	110,000	280,000	—	—	—	—	390,000
Amy Schwetz	165,625	225,000	—	—	—	—	390,625
________
(1) Represents the amount of cash paid in 2025.
(2) The value of compensation awarded in the form of DSUs or RSUs is reflected in this column. The amount presented in this column reflects the aggregate grant date fair value of the DSUs and RSUs awarded during 2025, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, and excludes dividend equivalents accrued during the period. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 23 (Stock-Based Compensation) to our 2025 audited financial statements of our Annual Report on Form 10-K filed with the SEC on March 17, 2026. We award DSUs and/or RSUs annually on the date of our annual meeting of shareholders. The DSUs and/or RSUs awarded are intended to cover the period from one annual meeting to the next annual meeting, rather than the fiscal year in which they were awarded, and the DSUs and RSUs fully vest when the director completes the year of service from one annual meeting to the next annual meeting.
(3) In accordance with applicable SEC rules, dividend equivalents accrued in 2025 on DSUs and RSUs are not included in the Director Compensation table because those amounts were factored into the grant date fair values of the DSUs and RSUs.
For information on compensation for Mr. Bandrowczak, a former director and the former CEO of Xerox, and Mr. Bruno, a director and former President and Chief Operating Officer of Xerox, see the Summary Compensation Table.

SECURITIES OWNERSHIP
Ownership of Company Securities
The following tables set forth certain information as of April 2, 2026 regarding the beneficial ownership of the Company's outstanding shares. Beneficial ownership is based on 130,776,253 shares of Common Stock and 180,000 shares of Series A Preferred Stock outstanding as of April 2, 2026.(1) Except as otherwise noted below, the following table does not include the warrants issued on February 12, 2026 pursuant to that certain Warrant Agreement disclosed on the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2026 (the Warrant Agreement).

	Common Stock		Series A Preferred Stock		Percent of Total Current Voting Power (3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class (2)
DD Revocable Trust 3953 Maple Ave, Suite 150 Dallas, TX 75205	15,283,672 (4)	11.7%	180,000.00	100.0%	17.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,421,815 (5)	8.0%			7.6%
The Goldman Sacs Group, Inc. 200 West Street, NY 10282	9,727,573 (6)	7.4%			7.1%
________
(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes voting or dispositive power with respect to securities. The information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of the DD Revocable Trust, the most recent Schedule 13D/A) filed by the named entity with the SEC.
(2) Percentage ownership of our Series A Preferred Stock in the table is based on 180,000 shares of Series A Preferred Stock outstanding as of April 2, 2026.
(3) As of April 2, 2026, there were 130,776,253 shares of our Common Stock and 180,000 shares of our Series A Preferred Stock outstanding. Each share of Common Stock is entitled to one vote on each matter voted upon. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock, as a single class. The shares of Series A Preferred Stock were convertible into 6,741,572 shares of Common Stock as of April 2, 2026, and are entitled to one vote for each 10 shares of Common Stock into which they are convertible. As a result, the shares of Series A Preferred Stock are entitled to an aggregate of 674,157 votes. This column is intended to show total current voting power, and does not take into account shares of our Common Stock that may be acquired within 60 days of April 2, 2026, pursuant to the conversion of Series A Preferred Stock.
(4) Based on information provided to the Company by the DD Revocable Trust, the DD Revocable Trust has sole voting power and sole dispositive power for 15,283,672 shares of Common Stock (including 6,741,572 Shares issuable upon the conversion of 180,000 shares of Series A Preferred Stock). Such amounts do not include 7,641,828 warrants to purchase Common Stock received by the DD Revocable Trust in a distribution to all shareholders by the Issuer on February 12, 2026 at a ratio of one Warrant for every two Shares held as of the record date. Each Warrant entitles the holder to purchase one Share at an exercise price of $8.00 per Warrant, subject to the Issuer’s right to voluntarily decrease such exercise price in its sole and absolute discretion from time to time. The Warrants are expected to expire and cease to be exercisable on February 11, 2028, unless certain conditions are met for an earlier expiration date. If such Warrants, which are currently significantly underwater, were included in ownership for purposes of this Statement, the Trust would beneficially own an aggregate of 22,925,500 Shares, which represents 16.03% of the outstanding Shares, calculated pursuant to applicable SEC rules and guidance.
(5) Based solely on the Schedule 13G/A filed on October 17, 2025, BlackRock, Inc. and its subsidiary companies have sole voting power for 10,142,624 shares of Common Stock, sole dispositive power for 10,421,815 shares of Common Stock, shared voting power for 0 shares of Common Stock and shared dispositive power for 0 shares of Common Stock. BlackRock, Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and has subsidiaries that are also investment advisers under the Investment Advisers Act with beneficial ownership of the reported shares.
(6) Based solely on the Schedule 13G filed on February 12, 2026, The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC have sole voting power for 0 shares of Common Stock, sole dispositive power for 0 shares of Common Stock, shared voting power for 9,727,095.90 shares of Common Stock, and shared dispositive power for 9,727,095.90 shares of Common Stock.

Shares of Common Stock of the Company owned beneficially by the directors and nominees for director, our named executive officers, and all directors and current executive officers as a group, as of April 2, 2026, were as follows.

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest
Steven J. Bandrowczak	991,422	1,655,632
John Bruno	691,463	1,125,473
Charles Butler	0	0
Flor Colón	60,562	195,265
Tami A. Erwin(1)	61,303	61,303
Mirlanda Gecaj	55,147	190,483
Jacques-Edouard Gueden	153,516	286,043
Xavier Heiss	281,686	346,897
Priscilla Hung(1)	61,303	61,303
Scott Letier(1)	295,978	295,978
Edward G. McLaughlin(1)	82,514(2)	82,514
Nichelle Maynard-Elliott(1)	131,019	131,019
Louis J. Pastor	260,133	444,647
John J. Roese(1)	71,831	71,831
Amy Schwetz(1)	60,374(3)	60,374
All directors and executive officers as a group (14)(4)	1,939,992	2,825,846
________
(1) Each Director’s DSUs will continue earn DEUs in accordance with the Plan. The Amount Beneficially Owned column does not include any DEUs or DSUs that have not been received prior to April 2, 2026.
(2) Includes 42,134 Restricted Stock Units owned by Edward McLaughlin that will vest within 60 days of April 2, 2026.
(3) Includes 42,134 Restricted Stock Units owned by Amy Schwetz that will vest within 60 days of April 2, 2026.
(4) Represents directors, nominees and current executive officers. Mirlanda Gecaj, Xavier Heiss and Steven Bandrowczak ceased being executive officers of the Company on December 2, 2025, January 31, 2025 and March 31, 2026, respectively.
Percent Owned by Directors and Current Executive Officers: Each director and executive officer beneficially owns less than 1% of the aggregate number of shares of Common Stock outstanding at April 2, 2026. The amount beneficially owned by all directors and executive officers as a group was approximately 1.5%.
Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered beneficially owned by the directors and executive officers identified as “Named Executive Officers” in accordance with SEC rules. Shares of Common Stock, which directors and executive officers had a right, within 60 days of April 2, 2026, to acquire upon the exercise of options or warrants or rights or upon vesting of performance share units, deferred stock units or restricted stock units are included on a gross basis. However, Messrs. Roese and Letier and Mses. Maynard-Elliott, Erwin, Hung and Schwetz each hold deferred stock units granted as part of such individual’s director compensation which, until paid out following termination of Board service, do not permit voting of the underlying shares of Xerox Common Stock, and therefore are not included in the Amount Beneficially Owned column (but are included in the Total Stock interest Column). Shares held in a grantor retained annuity trust or by family members and vested shares, the receipt of which have been deferred under one or more equity compensation programs, are also included. All of these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned by such person (but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table).

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column, plus stock options, performance shares, restricted stock units, and deferred stock units, as applicable, held by directors and executive officers that are not exercisable or payable within 60 days of April 2, 2026.
Address: Unless otherwise noted, the address of each person named in the table is c/o Xerox Holdings Corporation, 401 Merritt 7, Norwalk, CT 06851.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and 10% or greater shareholders, to file with the SEC reports of ownership and changes in ownership of Common Stock of the Company. Based solely on our review of those reports and written representations that no other reports were required to be filed, the Company believes that all Section 16 reports for its directors and executive officers were timely filed excepting a transaction in December 2025 for Mr. Butler due to an administrative error.

COMPENSATION DISCUSSION AND ANALYSIS
LETTER FROM THE COMMITTEE CHAIR

Dear Fellow Shareholder,

Fiscal Year 2025 marked a pivotal moment for Xerox. We successfully closed the acquisition of Lexmark International, expanding our global scale and strengthening our core business. Lexmark’s financial results were incorporated into Xerox’s consolidated performance for the portion of the year following the close, as disclosed in our 2025 Form 10-K. However, at year end, the process for integrating into a combined organization had only just begun.
The Board views this as a defining phase in Xerox’s Reinvention journey. The transaction itself was an important milestone. The value creation opportunity now depends on disciplined execution — realizing integration synergies, strengthening operating performance, improving cash generation, and enhancing balance sheet flexibility.
2025 Compensation in a Transitional Year
The 2025 annual incentive program was established prior to the closing of the Lexmark acquisition and reflected the Company’s structure at that time. The annual incentive program remained anchored to profitability measures and Corporate Social Responsibility (CSR) objectives. Following the close, performance goals were updated to reflect the inclusion of Lexmark results for the period following closing.
The 2025 long-term incentive program was designed in the context of a pending transaction and ongoing Reinvention initiatives. Given the inherent uncertainty of establishing durable multi-year targets before the combined company’s financial profile was fully defined, the Committee structured the program to balance near-term accountability with continued multi-year shareholder alignment through equity exposure.
This approach was appropriate for a transitional year as it provided clarity while preserving alignment to execution and financial discipline.
2026 Incentives Aligned to Execution and Financial Discipline
With the transaction completed and integration underway, the Committee determined that 2026 compensation design should more directly reflect the priorities of the combined enterprise.
For 2026, the annual incentive framework has been recalibrated to emphasize operating discipline, execution against transformation objectives, and financial durability. The Committee also strengthened alignment between incentive outcomes and the Company’s cash generation and balance sheet priorities.
The long-term incentive program has likewise evolved to increase the emphasis on performance-based compensation and align executive rewards more directly with sustained financial strength and shareholder value creation. These refinements reflect a clear shift: from managing uncertainty to delivering measurable integration and financial outcomes.
Further detail is provided in the Compensation Discussion and Analysis section of this Proxy Statement.
Leadership Continuity and Equity Capacity
The path from transaction close to full integration requires disciplined execution and is subject to significant risk. The success of this next phase depends on the continuity, effective succession, engagement, and accountability of the leadership team responsible for delivering synergies, strengthening the operating model, and improving the balance sheet.
As part of this process, the Company recently effected a leadership transition, with the COO assuming the role of Chief Executive Officer. The Committee believes this transition reflects the depth of the Company's leadership bench and the importance of maintaining continuity through internal succession.
Our executives' valuable experience and commitment to our shareholders has been integral to the growth and stability of the Company. At the same time, the current share price environment has materially reduced the holding and incentive power of outstanding equity awards. When making new awards a lower stock price results in a greater number of shares being needed to deliver competitive grant values. As a result, there is an insufficient number of shares in our current equity plan reserve to make competitive and retentive awards to our equity participants. Without additional share capacity, we would face increased reliance on cash-based alternatives to retain and motivate key leaders through our continued integration and reinvention.
In this context, retention extends beyond any single executive and encompasses the leadership team responsible for executing integration priorities and sustaining operational momentum.
The proposed share authorization request is therefore directly connected to the 2026 compensation framework and our integration strategy. It is intended to:
•Preserve a performance-oriented long-term incentive structure;
•Reinforce leadership stability during a multi-year integration period;
•Align management incentives with long-term shareholder value creation; and
•Avoid shifting retention costs disproportionately to cash, preserving financial flexibility and supporting disciplined balance sheet management as part of the broader transformation.

The Committee carefully evaluated projected dilution, share usage, competitive positioning, and governance considerations in developing this proposal. We recognize that this is a meaningful request and that our equity usage has temporarily increased from previous year's norms. However, we believe that maintaining adequate equity capacity during this execution phase is essential to mitigating leadership disruption risk and ensuring stability across the leadership team during a period of active transition.
Commitment to Governance and Shareholder Alignment
The Compensation and Human Capital Committee remains committed to a disciplined pay-for-performance philosophy. Incentive compensation is earned based on measurable outcomes that support our strategic and financial objectives, and payouts are reduced or eliminated when performance expectations are not achieved.
We value ongoing dialogue with our shareholders and appreciate your engagement as Xerox advances its Reinvention strategy and integration priorities.
Our “say-on-pay” proposal and the related share authorization proposal are described in this Proxy Statement. The Board recommends that you vote “FOR” both proposals, which are designed to support disciplined execution, leadership continuity, and sustainable long-term value creation.
On behalf of the Compensation and Human Capital Committee, thank you for your continued engagement and support during this important phase of Xerox’s transformation.

Sincerely,
Nichelle Maynard-Elliott
Chair, Compensation and Human Capital Committee

EXECUTIVE COMPENSATION
SAY-ON-PAY VOTES AND SHAREHOLDER ENGAGEMENT
Each year, Xerox engages with shareholders to explain the Compensation and Human Capital Committee's (the Committee) process and decisions regarding executive compensation and to understand shareholders’ perspectives on our executive compensation programs, equity practices, and governance framework.
During the 2025-2026 engagement cycle, our outreach efforts included discussions in advance of and following our 2025 Annual Shareholder Meeting, as well as targeted outreach between December 2025 and February 2026 in connection with the anticipated share authorization request to be presented at the 2026 Annual Shareholder Meeting. As in prior years, the Chair of the Committee participated in these discussions, together with members of management responsible for executive compensation design and governance matters.
We proactively contacted institutional shareholders holding approximately 57% of Xerox's outstanding shares. We held calls with shareholders representing approximately 34% of outstanding shares, including one institutional investor that voted against say-on-pay at the 2025 Annual Shareholder Meeting. Feedback from these discussions was shared with the full Board and considered by the Committee in its ongoing evaluation of our executive compensation programs and equity plan structure.
2025-2026 Engagement Topics
Consistent with our historical approach, our discussions with shareholders covered a broad range of topics, including executive compensation, governance, and business strategy matters. In light of the anticipated 2026 equity share authorization request, we placed particular emphasis on providing context regarding equity plan capacity and forward-looking compensation design. Topics discussed during our outreach included:

•The strategic rationale for the proposed share authorization request, including equity plan burn rate, anticipated equity usage, and the importance of maintaining sufficient share reserves to support annual grants and retention needs;
•The Company’s transformation and Reinvention strategy, including the role of executive compensation in driving operational efficiencies, cost savings, balance sheet strength, and long-term shareholder value creation;
•2025 incentive plan design updates and enhancements reflected in the Compensation Discussion and Analysis section of this Proxy;
•Preliminary considerations for possible 2026 short-term and long-term incentive design adjustments, including performance metrics, performance periods, and alignment with financial and strategic priorities;
•The role of equity-based compensation in retaining key executives and critical talent during a period of transformation;
•Governance practices, including Committee oversight, use of independent compensation advisors, and alignment with shareholder interests; and
•Disclosure enhancements intended to provide greater transparency into our compensation philosophy, program design decisions, and equity usage framework.
Ongoing Commitment to Shareholder Engagement
We believe that engaging openly and regularly with our shareholders strengthens corporate accountability, improves decision-making, and supports long-term value for all shareholders. We are committed to:
•Accountability: Maintaining strong governance practices, and disciplined oversight of executive compensation and equity usage.
•Transparency: Providing clear disclosure of compensation philosophy, performance metrics, equity plan management and the rationale for significant proposals presented for shareholder approval.
•Robust Engagement: Proactively engaging with shareholders throughout the year on executive compensation, business strategy, governance and human capital management matters.
•Incorporation of Feedback: Considering shareholder perspectives in evaluating and refining our executive compensation programs and equity plan structure.

We will continue to engage with our shareholders as we approach the 2026 Annual Shareholder Meeting and as we evaluate the appropriate structure of our executive compensation programs and equity plans to support the Company's long-term strategy and shareholder interests.
2025 Say-on-Pay Results
At our 2025 Annual Meeting of Shareholders, approximately 94.3% of votes cast were for the say-on-pay proposal. We believe this level of support reflects our continued commitment to pay-for-performance alignment, governance best practices, and responsiveness to shareholder feedback.

FISCAL YEAR 2026 STRATEGIC PRIORITIES
Our long-term strategic objective is to grow our share of our clients' technology spending, as well as the associated Total Addressable Market (TAM), through expanded penetration of IT Solutions and Digital Services. We believe Xerox’s globally recognizable brand, our deep understanding of clients’ industries and businesses, and clients’ trust have afforded us a path to win in IT Solutions and Digital Services markets where we already have leading solutions, and where we are actively investing to develop more.
2025 was the third year of Xerox’s Reinvention, a multi-year strategy designed to transform the way Xerox operates. Reinvention objectives are to strengthen our core business, and improve financial flexibility to enable investments in solutions, initiatives, and capabilities that will position Xerox to deliver long-term, sustainable growth in revenue and profits. In 2026, aided by the acquisition of Lexmark, the focus of Reinvention will progress to specific initiatives designed to i) further optimize our commercial operations, ii) leverage the capabilities of our acquired business to accelerate Reinvention, and iii) simplify the business. We will continue to leverage the Global Business Services (GBS) organization to design and implement continuous operating efficiencies.
Our strategic priorities for 2026 are: Execute Reinvention, Realize the Benefits of Recent Acquisitions, and Balance Sheet Strength. These priorities will enable us to deliver on our Reinvention goals of sustainable, profitable growth over the long-term.

2026 Strategic Initiative
Execute Reinvention	Realize the Benefits of Recent Acquisitions	Balance Sheet Strength
Commercial Optimization Strengthen core business through continued route-to-market and offering optimization, expanded partner relationships and greater penetration of IT Solutions & Digital Services across Xerox’s Print client base.
Operational Simplification
GBS to drive structural cost improvements and higher service quality through continued technology-enabled productivity enhancements, outsourcing optimization, and process standardization.

Increase share of clients’ technology spend with improved IT Solutions offering.
Realize cost synergies by optimizing the integrated IT Solutions business.
Expand the reach of new solutions through deeper penetration of combined customer base.
Capture Lexmark acquisition-related revenue, cost and working capital synergies through the execution of a comprehensive integration plan.

Optimize free cash flow[1] generation through increased profits and the forward flow finance receivables funding program.

Prioritize the reduction of debt while continuing to return cash to shareholders via the annual dividend.

________
(1) Refer to the “Non-GAAP Financial Measures” section for a reconciliation of this non-GAAP financial measure.

Fiscal Year 2025 Achievements
In 2025, we completed the acquisition of Lexmark International II, LLC (Lexmark) (the Lexmark Acquisition). The addition of Lexmark is intended to enhance Xerox's operational resilience and cost structure. Expected benefits include increased presence in the A4 color segment, entry into the APAC print market, potential reductions in product and tariff-related costs through the use of Lexmark’s manufacturing footprint, improved supply chain flexibility, and the ability to leverage Lexmark’s global capability centers and IT infrastructure to support customer satisfaction and operational efficiency. The combined company also offers a wider portfolio of offerings and services to Lexmark’s large customer base. During the year, we also completed the integration of ITsavvy, forming our new Xerox IT Solutions organization (IT Solutions). IT Solutions meaningfully expands Xerox’s reach of the typical IT budget by providing additional offerings as well as opportunities that strengthen our relationship with existing clients. In 2025, growth of the IT Solutions business, driven by the acquisition of ITsavvy, reflected client demand for integrated infrastructure, cloud, security, and automation solutions.

Our Reinvention efforts are focused on Operational Simplification, and Commercial Optimization and Growth. During 2025, we made significant progress across each priority.

•Operational Simplification:
◦Achieved cumulative run-rate gross cost savings of more than $500 million through year-end 2025, including Integration savings
◦Eliminated duplicative systems, implemented more efficient systems and processes, and enhanced efficiency in procurement, warehousing, inventory management and demand planning
◦Launched tools focused on digital transformation
•Commercial Optimization and Growth:
◦Re-entered the growing mid-volume Production inkjet market through partnerships, with the launch of IJP900 and Proficio products
◦Launched Inside Sales operations in U.S. and Canada
◦Invested in partner programs and customer initiatives
◦Integrated ITsavvy, enhancing Xerox’s IT Solutions offering and expanding the TAM of Xerox's offerings
◦Closed the Lexmark Acquisition, providing greater exposure to growing Print markets

2025 Leadership Transitions
During 2025, the Company implemented a series of leadership transitions aligned with its ongoing transformation and integration priorities. These changes were previously disclosed in the Company’s Current Reports on Form 8-K and related public filings and are summarized below.
President and Chief Operating Officer Transition
In 2025, John Bruno resigned from his role as President and Chief Operating Officer but continues to serve on the Board and as Chair of the Board’s Integration Committee, where he continues to provide strategic oversight of integration activities. The Board believes that this continued Board-level involvement supports execution continuity during a period of significant operational change.
Effective September 1, 2025, Louis J. Pastor, previously the Company's Executive Vice President, Chief Transformation and Administrative Officer, was appointed President and Chief Operating Officer. The Board determined that Mr. Pastor’s operational leadership experience and familiarity with the Company’s strategic priorities positioned him to lead global operations and execution of integration and transformation initiatives. Effective March 31, 2026, Mr. Pastor was appointed Chief Executive Officer, as disclosed below under
“2026 Leadership Transitions — CEO Transition.”
Chief Financial Officer Transitions
Retirement of Xavier Heiss and Appointment of Mirlanda Gecaj
Xavier Heiss retired as Executive Vice President and Chief Financial Officer effective January 31, 2025, consistent with the Company’s succession planning. His retirement arrangements were provided in accordance with his existing agreements and the Company’s executive programs.

Upon Mr. Heiss' retirement, Mirlanda Gecaj, previously the Company’s Chief Accounting Officer, was appointed Executive Vice President and Chief Financial Officer effective February 1, 2025. The Board’s decision reflected its focus on internal succession and leadership continuity. Ms. Gecaj's compensation was established based on peer benchmarking, internal equity considerations, and the scope of her expanded responsibilities.
Departure of Mirlanda Gecaj and Appointment of Charles Butler
On December 2, 2025, Ms. Gecaj's employment with the Company ended and she departed from her role as Executive Vice President and Chief Financial Officer. Her separation arrangements were consistent with the terms of her employment and the Company’s executive severance framework, as disclosed in the Company’s Form 8-K.
Effective December 2, 2025, the Board appointed Charles Butler as Executive Vice President and Chief Financial Officer. Mr. Butler joined the Company on July 1, 2025 in connection with the closing of the Lexmark acquisition, where he had served as Chief Financial Officer. In his role at Xerox, Mr. Butler is responsible for the Company’s global finance organization, including financial planning and analysis, accounting, treasury, tax, and investor relations.
Prior to his appointment as Executive Vice President and Chief Financial Officer of Xerox, Mr. Butler agreed to waive and release any remaining right to benefits, payments and entitlements under the Lexmark change-in-control agreement. Xerox did not enhance, reimburse, or supplement the contractual benefits payable under the legacy arrangement, and Mr. Butler does not participate in any legacy Lexmark change-in-control protections.
Chief Revenue Officer Appointment
Also effective September 1, 2025, Jacques-Edouard Gueden was appointed Chief Revenue Officer, with responsibility for the Company’s global sales organization and revenue growth strategy.
In connection with the September 2025 appointments of Mr. Pastor and Mr. Gueden, the Compensation and Human Capital Committee did not increase their base salaries or target incentive opportunities during fiscal year 2025. The Committee determined to evaluate any compensation adjustments in the context of the Company’s broader 2026 executive compensation review to ensure alignment with scope of responsibilities, internal equity, and shareholder considerations.
Collectively, these leadership transitions reflect the Board’s emphasis on succession planning, operational execution, disciplined compensation governance, and financial stewardship during a period of significant transformation.
2026 Leadership Transitions - CEO Transition
On March 30, 2026, the Company announced the appointment of Louis J. Pastor, the Company’s President and Chief Operating Officer, as Chief Executive Officer, effective as of March 31, 2026, to succeed Steven J. Bandrowczak. Mr. Pastor was also appointed to the Board, effective March 31, 2026, to fill the vacancy created by Mr. Bandrowczak’s departure.

2025 Named Executive Officers(1)
This CD&A explains the key elements of the compensation of our Company’s Named Executive Officers (NEOs) and describes the objectives and principles underlying our Company’s executive compensation program for 2025. For 2025, our NEOs were:

Executive	2025 Title
Steven J. Bandrowczak(1)	Chief Executive Officer
John Bruno(2)	President and Chief Operating Officer
Louis J. Pastor(3)	President and Chief Operating Officer
Charles Butler(4)	Executive Vice President, Chief Financial Officer
Jacques-Edouard Gueden(5)	Executive Vice President, Chief Revenue Officer
Flor M. Colón	Executive Vice President, Chief Legal Officer and Corporate Secretary
Mirlanda Gecaj(2)	Former Executive Vice President, Chief Financial Officer
Xavier Heiss(2)	Former Executive Vice President, Chief Financial Officer
________
(1) Mr. Bandrowczak ceased serving as Chief Executive Officer effective March 31, 2026.
(2) Also includes three executive officers who are no longer serving in their roles as of December 31, 2025: (i) John Bruno, former President and Chief Operating Officer, who resigned on August 31,2025, but continues to serve on the Board; (ii) Mirlanda Gecaj, former EVP, Chief Financial Officer whose employment with the Company ended on December 2, 2025; and (iii) Xavier Heiss, former EVP, Chief Financial Officer, who retired on January 31, 2025.
(3) Mr. Pastor was appointed Chief Executive Officer effective March 31, 2026. He was previously appointed President and Chief Operating Officer effective September 1, 2025, and prior to that served as the Chief Administrative Officer and Global Head of Operations.
(4) Mr. Butler became an employee of Xerox on July 1, 2025 in connection with the closing of the Lexmark acquisition. He was appointed EVP, Chief Financial Officer of the Company on December 2, 2025.
(5) Mr. Gueden was appointed Chief Revenue Officer effective September 1, 2025. Previously he served as the
Executive Vice President, Chief Channel and Partner Officer.

OUR EXECUTIVE COMPENSATION GUIDING PRINCIPLES FOR FISCAL YEAR 2025
Our core principles are directly connected with our decision framework to 1) align competitive pay with performance, 2) incentivize and reward successful business decisions, and 3) enhance a winning culture. This framework is reflected in our philosophy with respect to NEO compensation. These design principles, set forth in the table below, are established and refined from time to time by the Committee.

Executive Compensation Guiding Principles
Reinforce our Business Objectives and Values
•Reward contributions that better the Company and create increased profit, cash flow, and shareholder value over time.
•Incentivize behaviors and reward talent for delivering results to further our Reinvention.
• Determine and deliver optimal balance of incentives and total rewards to ensure key leaders are motivated to stay with Xerox and remain focused through our Reinvention journey.
•Identify, develop, and maintain a long-term commitment to our clients' success, partner relationships, and employee engagement, while continuing to drive innovation.
•Design programs that mitigate risk, drive line-of-sight, and reinforce rigorous alignment with strategic performance outcomes and defined measures.
• Ensure continued commitment to our core values, including connection and belonging, while supporting our talent strategy.

Link Pay and Company Performance without Motivating Unnecessary Risk
• Approximately 83% of our NEO compensation, on average, is designed to be at risk, and actual compensation varies from year-to-year based on performance and share appreciation.
• Through an independent risk analysis, the Committee monitors whether our compensation programs motivate executives to take unnecessary risk that could jeopardize the financial health and future of the Company.
• Incentive opportunities based on both annual and long-term incentive plan objectives are designed to promote strong annual results and the Company’s long-term viability and success.
• NEOs are required to own and retain shares of Company stock in order to further align their financial risk and rewards with those of our shareholders.

Be Fair and Competitive
• The Committee reviews peer group compensation data, as well as other third-party compensation surveys annually, to ensure that our executive compensation programs are competitive.
• Our compensation program ensures pay levels are aligned with performance, individual contributions, and other factors.
• The practices we use to set base pay, retirement and savings, and health and welfare benefits for the NEOs are generally consistent with the practices used to set compensation, and benefits for our other senior level employees.

Executive Compensation Best Practices
The Committee, with input from our independent compensation consultant, regularly reviews executive compensation best practices, and makes changes to the Company’s programs as appropriate. Our program reflects best practices as follows:

What We Do	What We Don’t Do
✓ Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.
✓ Use multiple sources of data including peer group and survey information as reference points to assess total target compensation.
✓ Require double-trigger vesting of equity awards upon a change in control.
✓ Recover from executive officers the amount of any erroneously awarded incentive-based compensation in the event of an accounting restatement.
✓ Impose clawback provisions enabling recovery of compensation, in the event of detrimental activity.
✓ Maintain stock ownership holding requirements for executive officers.
✓ Require non-compete and non-solicitation agreements during employment and post-employment, as permissible under local law.
✓ Provide minimal executive perquisites.
✓ Design compensation programs with controls to mitigate risk.
✓ Engage an independent compensation consultant that advises the Committee on executive compensation and non-employee director compensation matters.
✓ Conduct continuous shareholder outreach to discuss matters related to executive compensation and corporate governance.

✗ NO payment of dividends or dividend equivalents before RSUs are vested or PSUs are earned. Additionally, no payment of dividends or dividend equivalents on stock options.
✗ NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012, and no Company contributions under our non-qualified deferred compensation plan, which was closed to new contributions after 2018.
✗ NO payment of tax gross-ups on perquisites other than in connection with relocation and tax equalization for international assignment allowances.
✗ NO excise tax gross-ups in change-in-control arrangements.
✗ NO hedging or pledging of Xerox stock by executive officers.
✗ NO employment agreements (unless customary under applicable law or in connection with new hire arrangements).

Compensation Structure for Fiscal Year (FY) 2025
Our compensation structure includes base salary, annual cash incentive (Management Incentive Plan or MIP), and long-term equity incentive (Long-Term Incentive Program or LTIP) awards.
Overall, the aggregate total target compensation of our NEOs is within the competitive range of target compensation for the Company's peer group. In addition, the mix of pay elements as a percentage of total target compensation is similar to that of our peers.

Type of Pay	Purpose	Key Characteristics
Base Salary
Fixed	•Fixed cash compensation based on the individual’s experience, skills, and competencies, relative to competitive market value of the role.
•Reflects competitive market conditions and individual performance.
•Commensurate with scope of responsibility, internal value of the position, and impact to the Company, reflecting internal pay equity.

Annual Cash Incentive (MIP)
Performance-Based	•Variable cash compensation motivates achievement of annual strategic goals, as measured by objective, pre-established financial and strategic metrics.
•Target opportunities are based on market data and reflect impact to the Company.
•Metrics are intended to drive consistent growth by measuring successful execution of our current strategy.
•Inclusion of CSR metric underscores the importance of our environment, safety, and people in a measurable and objective way.
•Actual awards are based on achievement of measurable performance targets.

Long-Term Incentives (LTIP)
Restricted Stock Units (RSUs)	•Aligns with market practice. •Promotes retention in a highly competitive marketplace.	•Comprises 50% of LTI grant for FY 2025 •Beginning with the FY 2025 award, vesting over 3 years (33% vesting after 12 months and the remaining vests ratably, or quarterly thereafter)
Performance Share Units (PSUs)
•Aligns compensation with key indicators of success of our strategy.
•Encourages focus on long-term shareholder value creation through profitable growth and increase in stock price over time.
•Promotes retention through long-term performance achievement and vesting requirements.

•Comprises 50% of LTI grant for FY 2025 •Cliff vesting three-years from grant date. •Payouts based on achieving performance metrics reflecting creation of shareholder value.

Linking Pay to Performance
In 2025, our compensation programs demonstrated alignment between the compensation paid to our NEOs and the delivered Company performance results. Our executive compensation programs are designed to:
•Pay for performance
•Attract and retain top talent
•Reward past performance
•Motivate future performance
Our executive compensation program is aligned with our business strategy and designed to create long-term shareholder value. By making performance a substantial element of compensation, we link our executives’ interests to the interests of our shareholders. We reward NEOs when the Company achieves short- and long-term performance objectives, and we reduce or eliminate performance-based compensation when the Company does not achieve those objectives.
PROCESS FOR SETTING COMPENSATION
Competitive Market Information
Each year, the Committee receives and reviews a report comparing all elements of compensation for our NEOs with the compensation of the NEOs from companies in our peer group.
The Committee reviews the peer group total target compensation for each NEO. The competitive peer group market data is prepared, analyzed, and presented to the Committee’s independent compensation consultant. The independent compensation consultant also provides a broader set of survey data that is size-adjusted to reflect companies of similar revenue scope.
When setting compensation, the Committee also reviews the Company’s performance in relation to the peer group as well as individual performance and contributions by each NEO.
2025 Peer Group
The Committee regularly reviews the composition of the compensation peer group, and makes modifications as appropriate. The 2025 peer group was approved in July 2024, following an assessment and guidance from the Committee's independent compensation consultant. No changes were made to the peer group from the prior year.
The Committee relied on the following factors when evaluating the appropriateness of the peer group:
•Comparable in size (considering revenue, market capitalization, enterprise value, and other size metrics);
•Comparable in terms of business complexity and industry focus;
•Companies with which Xerox is likely to compete for executive talent; and/or
•Companies that share a similar business model and/or similar business content in one or more areas to our traditional business, as well as our changing business model through our business reinvention.
The following peer group was approved by the Committee and was used in determining 2025 pay decisions.

2025 Peer Group
CDW Corporation	Motorola Solutions, Inc.	Trimble Inc.
CGI Inc.	NCR Corporation(1)	Western Digital Corporation
Ciena Corporation	NetApp, Inc.	Zebra Technologies Corporation
CommScope Holding Company, Inc.	OpenText Corporation
DXC Technology Company	Sanmina Corporation
Juniper Networks, Inc.	Seagate Technology Holdings plc
Keysight Technologies, Inc.	Teledyne Technologies Incorporated
________
(1) For NCR Corporation, our 2025 Peer Group now reflects their split into NCR Voyix Corporation and NCR Atleos Corporation.

Compensation Determination
As shown in the chart below, the Committee follows a thorough and multi-faceted process to establish compensation for our NEOs.

Committee Assessment	Committee Considerations	Final Steps
•Overall Company performance •Past contributions •Expected future contributions •Succession planning objectives •Retention objectives •Internal pay equity •Market data
•Evaluation of CEO’s performance relative to specified performance objectives
•CEO’s evaluation of the management team, their contributions, and performance
•CEO’s recommendations for compensation actions for other NEOs
•Competitive executive pay practices
•Financial feasibility
•CEO’s self-assessment

• Input from the Committee’s independent compensation consultant
•Review of evolving market practices, regulatory developments, the market for executive talent, and compensation philosophy from the Committee’s independent compensation consultant
•After receiving input from the CEO, the Committee makes its own assessments and formulates compensation amounts; once all components of compensation are established, the Committee verifies that the total compensation for each NEO is appropriate and competitive

Total Target Compensation
As previously stated, the Committee employs a comprehensive and systematic approach to determine total target compensation for our NEOs. Given Xerox's financial circumstances—taking into account factors such as market volatility, the Lexmark acquisition, and projected 2025 performance—merit increases were not provided to Xerox employees for this fiscal year. The table below outlines the 2025 annualized total target compensation for the NEOs.

	Annual Base Salary ($)(1)	Target MIP (% of Salary)(1)	Target MIP ($)(1)	LTIP (RSUs and Target PSUs) ($)	Total Target Compensation (Base + Target MIP + LTIP) ($)
Steven J. Bandrowczak	1,100,000	170%	1,870,000	11,400,000	14,370,000
John Bruno(2)	850,000	150%	1,275,000	7,500,000	9,625,000
Louis J. Pastor	625,000	100%	625,000	3,250,000	4,500,000
Charles Butler(3)	550,000	100%	550,000	2,000,000	3,100,000
Jacques-Edouard Gueden(4)	590,071	100%	590,071	2,200,000	3,380,142
Flor M. Colón	505,000	100%	505,000	1,000,000	2,010,000
Mirlanda Gecaj(5)	550,000	100%	550,000	2,000,000	3,100,000
Xavier Heiss(4)(6)	750,999	—%	—	—	750,999
________
(1) Reflects annualized base salary and full target incentive.
(2) Mr. Bruno resigned from his position with the Company on August 31, 2025, but continues to serve on the
Board.

(3) Mr. Butler was appointed EVP, CFO effective December 3, 2025. Amounts disclosed above reflect the annualized compensation approved by the Committee as disclosed in the Form 8-K, dated December 19, 2025.
(4) Mr. Gueden's and Mr. Heiss' base salaries and MIP are denominated and paid in EUR. The amounts shown above are in USD and reflect the December average exchange rate of 1.1697 EUR per USD on December 31, 2025.
(5) Ms. Gecaj's employment with the Company ended on December 2, 2025.
(6) Mr. Heiss retired from his position with the Company on January 31, 2025.
Target Pay Mix
The charts below show the 2025 pay mix for our NEOs, and the portion of their total compensation that is at risk. The target pay in the charts represents base salary, target MIP incentive awards, and grants of LTIP incentive awards at target (which include a PSU and RSU component).
•93% of pay for our CEO is at risk and creates alignment with shareholders
•83% of pay for our other NEOs is at risk and creates alignment with shareholders.

Setting Annual Bonus Plan Targets and Determining Payout
The following chart shows our annual process for setting MIP targets and determining payout of the prior year’s awards. This process typically takes place in the first quarter of each year.

Role	Responsibility

Board of Directors	•Reviews Company results for prior year •Considers annual operating plan for the current year

CEO
•With the Chief Financial Officer (CFO), assesses prior-year performance
•Recommends non-CEO actions related to payment of awards based on prior-year performance
•Recommends to the Committee performance measures for the current year
•Recommends establishment of annual bonus target awards for the current year for the other NEOs

Compensation and Human Capital Committee
•With the input of the CEO and CFO, assesses prior-year performance against goals
•Prior to Committee approval, CFO certifies prior-year performance results
•With the input of the CEO (excluding CEO pay-related actions), determines annual bonus awards earned for the prior year
•Sets performance measures and weightings for the current year, including the threshold, target and maximum goals for each measure, payout ranges, potential adjustment categories, and overall design

Setting LTIP Targets and Determining Grants
The following chart shows our annual process for setting LTIP targets and determining grants. This process typically takes place in the first quarter of each year.

LTIP Planning Process

Actions the Compensation & Human Capital Committee takes annually with respect to LTIP awards
•For completed performance periods, determines the number of PSUs, if any, earned by each NEO based on the results for the performance period
•For the new PSU cycle, establishes overall design, performance measures and weightings; threshold, target, and maximum achievement levels for each measure with associated payout ranges; and vesting schedule.

Specific actions taken for 2025 LTIP Grants
•Approved new LTIP grant values and grant dates for NEOs
•Approved program design, performance measures and weightings; set threshold, target, and maximum achievement levels for each measure with associated payout ranges; and vesting schedules.

Process for Determining Annual Bonus Plan and LTIP Results and Payouts
After the completion of each fiscal year, the CFO certifies the financial results used by the Committee to make compensation decisions. The CFO attends Committee meetings to discuss financial targets and results for the Annual Bonus Plan and the LTIP as described in the CD&A. Executive officer compensation decisions are made by the Committee after discussing recommendations with the CEO. The Committee meets in executive session to review and recommend to the Board CEO compensation actions.

Annual Bonus Plan
•Each performance measure is assessed and calculated independently. The weighted results of each measure, if achieved at least at the threshold level, are added together to determine the overall payout factor.
•Subject to the Committee’s review and approval, any material unusual or infrequent charges may be excluded from the annual bonus plan calculations in order to obtain normalized operational results of the business.
•Even if pre-established performance measures are achieved, the Committee retains the discretion to adjust the calculated incentive payout, as it deems appropriate, based on overall Xerox performance. The Committee may use its discretion to adjust a payout based on individual performance, provided that an individual executive’s award never exceeds a cap of 2.5 times the executive’s target award opportunity. Beginning in fiscal year 2026, the cap has been reduced to 2.0 times the executive's target award opportunity to better align with market practice and ensure cost discipline and preserve liquidity during transformation.
LTIP
•Performance results for each PSU performance metric, subject to that metric’s weighting, are combined to determine the number of PSUs earned, as a percentage of the target number of PSUs awarded.
•Payouts are made proportionately for achievement between threshold and target, and between target and maximum. No PSUs are earned if performance is below the threshold level for all of the performance metrics established by the Committee. Payout of PSUs is conditioned on actual achievement of the pre-established performance measures and satisfaction of all vesting requirements.
•Beginning in fiscal year 2025, the target numbers of PSUs and RSUs granted to our NEOs were determined by dividing the approved LTIP grant-date values (dollar amount) by the average closing market price of our common stock over the 15 trading days preceding the grant date ($6.89) plus the fair value of the rTSR component ($0.08), as calculated using a Monte Carlo valuation model (for PSUs), and the average closing market price of our common stock over the 15 trading days preceding the grant date ($6.89) for RSUs.
•Any earned PSUs are paid as shares, as soon as practicable following the later of the Compensation and Human Capital Committee's approval, or the PSU vesting date.
•The PSU performance targets were modified in fiscal year 2025 to reflect the Company's increase in value following the Lexmark transaction.
Risk Assessment
The Committee's independent compensation consultant conducted an assessment of risk arising from the Company’s compensation programs. The assessment included reviews of our pay mix, incentive plan metrics and goal setting, performance appraisals, and other risk mitigation policies.
Based on the assessment of programs covering our executives for 2025, the Committee determined that our compensation plans, programs, and practices do not promote excessive risk taking or motivate behavior that is reasonably likely to have a material adverse impact on the Company. The Committee believes that our programs encourage appropriate behavior while balancing risk and reward, consistent with the interests of our shareholders.
2025 COMPENSATION ACTIONS
Base Salary
In 2025, the Committee conducted its annual review of executive officer base salaries. Consistent with the Company’s focus on cost discipline and financial stewardship, no general base salary increases were approved during the year.
The only base salary adjustments in 2025 were associated with appointments to the EVP, Chief Financial Officer role. Ms. Gecaj’s base salary was increased effective February 1, 2025 upon her promotion to EVP, Chief Financial Officer, and Mr. Butler’s base salary was established effective December 3, 2025 in connection with his appointment to that role. These actions reflected the distinct scope and statutory responsibilities of the EVP, Chief Financial Officer position and market alignment considerations.
Messrs. Pastor and Gueden did not receive base salary increases in connection with their role changes during 2025, as the Committee determined their compensation remained appropriately positioned at that time. The Committee will continue to evaluate executive compensation in the ordinary course as part of its annual governance process, taking into account internal equity, scope of responsibilities, and relevant market data.

Executive	2025 Annualized Base Salary ($)	2024 Annualized Base Salary ($)
Steven J. Bandrowczak	1,100,000	1,100,000
John Bruno(1)	850,000	850,000
Louis J. Pastor	625,000	625,000
Charles Butler(2)(3)	550,000	—
Jacques-Edouard Gueden(4)	590,071	528,941
Flor M. Colón(2)	505,000	—
Mirlanda Gecaj(2)(5)	550,000	—
Xavier Heiss (4)(6)	750,999	673,198
_______
(1) Mr. Bruno resigned from his position with the Company on August 31, 2025, but continues to serve on the
Board.
(2) Mr. Butler and Mses. Colón and Gecaj were not NEOs prior to 2025.
(3) Mr. Butler was appointed EVP, Chief Financial Officer, effective December 3, 2025. His 2025 Annualized
Base Salary reflects his annual base salary in effect on December 3, 2025.
(4) Mr. Gueden's and Mr. Heiss' base salary is denominated and paid in EUR. The amounts shown above are in
USD and reflects the average exchange rate of 1.1697 and 1.04855 EUR per USD, for December 31, 2025
and 2024, respectively.
(5) Ms. Gecaj's employment with the Company ended on December 2, 2025.
(6) Mr. Heiss retired from his position with the Company on January 31, 2025.
Performance Metrics, Results and Payout: 2025 MIP
The principal financial metric under the 2025 MIP remained Adjusted(1) EBITDA, consistent with 2024, reflecting the continued focus on business growth throughout our Reinvention journey. In connection with the closing of the Lexmark acquisition on July 1, 2025, the Committee approved an increase to the full-year 2025 Adjusted(1) EBITDA goal to reflect the anticipated contribution of Lexmark for the second half of the fiscal year and the expected results of the combined company. This increase ensured that executive performance would be measured against the business owned by shareholders following the acquisition. The Committee also determined that this approach maintained alignment between pay and performance and avoided any unintended windfall or dilution of performance standards as a result of the transaction.
For 2025 we also included fundamental CSR metrics reinforcing our commitment toward achieving carbon neutrality by 2040 and advancing employee learning and development initiatives.
The overall metrics and weightings for 2025 and 2024 were as follows:

2025 Metrics	Weight	2024 Metrics	Weight
Adjusted(1) EBITDA	90%	Adjusted(1) EBITDA	90%
Corporate Social Responsibility	10%	ESG	10%
- Enterprise Sustainability: (% of Operational Areas Complete)		- Environmental: GHG Reduction
- Employee Learning and Development		- Employee Engagement Training
As reflected in the chart below, actual performance under the 2025 MIP resulted in no payout. After reviewing management's recommendation and the Company's overall performance for fiscal year 2025, the Committee determined that no payouts would be made to our Named Executive Officers under the 2025 MIP. This decision reflects the Committee's continued commitment to maintaining a strong pay-for-performance philosophy and alignment with shareholder outcomes.

Mr. Butler became eligible to participate in the Company's 2025 MIP effective July 1, 2025 in connection with the closing of the Lexmark acquisition and did not receive any payout under the Company's 2025 MIP. As reflected in the Summary Compensation Table, he received a first-half 2025 bonus earned under Lexmark's annual bonus plan prior to the acquisition, based solely on Lexmark's financial performance.
________
(1) Refer to the “Non-GAAP Financial Measures” section for a reconciliation of this non-GAAP financial measure.
2025 MIP Results (in millions, except % data)

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (250% payout)	Actual 2025 Performance Results	Payout Range (Payout Factor)	Weighted Payout Factor
Adjusted(1) EBITDA	90%	$580	$635	$730	$467	Below Threshold (0.0%)	0.0%
CSR	10%	—	—	—	78.5%	Between Threshold & Target (78.5%)	7.9%
Total	100%						0% Payout
________
(1) Refer to the “Non-GAAP Financial Measures” section for a reconciliation of this non-GAAP financial measure.
2025 Long-Term Incentive Program (LTIP)
Our LTIP awards are granted annually under the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan as amended as of May 21, 2025. The 2025 LTIP awards consist of 50% performance share units (PSUs) and 50% time-based restricted stock units (RSUs). In connection with the closing of the Lexmark acquisition on July 1, 2025, the Committee approved a modification to the 2025 LTIP to reflect the anticipated contribution of Lexmark for the second half of fiscal year 2025, the expected performance of the combined company, as well as the continued execution of the Company’s Reinvention Plan.
2025 Performance Share Units (PSUs)
For 2025, PSUs were earned based on Adjusted(1) Operating Income performance for fiscal year 2025, with performance measured over a one-year period, as well as a three-year relative Total Shareholder Return (rTSR) modifier.
In connection with the Lexmark acquisition, the Committee modified performance goals to reflect the combined Company's second-half results, ensuring that executives' performance would be measured against the business owned by shareholders following the acquisition.
Given the complexity of establishing credible three-year financial targets during the Reinvention and integration period, the Committee determined that a single-year financial metric provided greater rigor and transparency. A one-year goal reinforced accountability for disciplined execution, cost management and synergy realization during the first full year of integration, while avoiding long-range assumptions that could become misaligned with integration timing.
Nevertheless, to preserve long-term shareholder alignment, PSUs earned in 2025 relative to the Adjusted(1) Operating Income metric, remain subject to a three-year relative Total Shareholder Return (rTSR) modifier against the S&P 600 Information Technology Index. The modifier may adjust earned shares by up to ±15%. The Committee reduced the modifier range from ±25% under the 2024 PSU awards to better balance near-term operational focus with sustained shareholder alignment.
2025 Restricted Stock Units (RSUs)
RSUs continue to vest over three years. However, RSUs granted in 2025 vest one-third on the first anniversary of the grant date, with the remaining two-thirds vesting in equal quarterly installments over the following two years, rather than in equal annual installments over three years, as in prior years.
This revised structure enhances retention continuity during the integration period, moderates annual share usage under the equity plan, and supports steady alignment with shareholder value creation amid recent share price volatility.

Dividend Equivalents
Dividend equivalents accrue on unvested PSUs and RSUs. Dividend equivalents are only paid in cash on PSUs and RSUs that are ultimately earned or vested, equal to the dividends that would have been paid had the executive held the underlying shares during the vesting period.
The 2025 performance measures and weightings for our LTIP were:
2025 LTIP

Vehicle	Mix	Performance Measure	Weighting	Performance Period	Vesting	Rationale
Performance Share Units (PSUs)	50%	Adjusted Operating Income (1)	100%	One-year adjusted(1) operating income performance period (2025)	Cliff vesting on the third anniversary of the grant date (subject to performance results approved by the Compensation and Human Capital Committee)	Focuses on stock price appreciation and achieving goals to maximize shareholder returns (inclusive of accumulated dividends), which is appropriate during the organization’s Reinvention
		rTSR S&P 600 Information Technology Index	+/- 15%
Restricted Stock Units (RSUs)	50%	Service-based	NA	Three-year vest	Vesting schedule of one-third will vest twelve months after grant date then quarterly thereafter	Due to the significant recent downward pressure on our share price, and to better manage the reserve of shares available under the shareholder-approved equity plan
________
(1) Refer to the “Non-GAAP Financial Measures” section for a reconciliation of the non-GAAP financial measure.
2025 LTIP Target Values

Executive	2025 LTIP ($)	PSUs ($)	RSUs ($)
Steven J. Bandrowczak	11,400,000	5,700,000	5,700,000
John Bruno(1)	7,500,000	3,750,000	3,750,000
Louis J. Pastor	3,250,000	1,625,000	1,625,000
Charles Butler (2)	—	—	—
Jacques-Edouard Gueden	2,200,000	1,100,000	1,100,000
Flor M. Colón	1,000,000	—	1,000,000
Mirlanda Gecaj (3)	2,000,000	1,000,000	1,000,000
Xavier Heiss (4)	—	—	—
_______
(1) Mr. Bruno resigned from his position with the Company on August 31, 2025, but continues to serve on the
Board.
(2) In connection with the Lexmark acquisition, Mr. Butler became an employee of Xerox effective July 1, 2025.
He was appointed to EVP, Chief Financial Officer effective December 3, 2025. For full-year 2025, Mr. Butler did not receive any Xerox LTIP awards.
(3) Ms. Gecaj's employment with the Company ended on December 2, 2025, and unvested equity awards were treated in accordance with the provisions outlined in the 8-K filing dated November 19, 2025.
(4) Mr. Heiss retired from the Company on January 31, 2025 and did not receive a 2025 LTIP award.
Performance Results and Payout: 2023 LTIP
The 2023 LTIP metric, Relative Total Shareholder Return (Relative TSR), was measured against two indices: (i) S&P Technology Hardware Select (weighted 90%) and (ii) S&P 400 Information Technology Sector (weighted 10%). Relative TSR was calculated as (ending stock price + dividends paid – beginning stock price) divided by the beginning stock price, with the stock prices determined by using the average closing price for the 20 consecutive trading days prior to and including December 31, 2022 (beginning stock price) and December 31, 2023, 2024 and 2025, respectively (ending stock prices).
The 2023 LTIP metric was based on the cumulative results of three discrete, equally weighted performance periods: fiscal year 2023, fiscal years 2023–2024, and fiscal years 2023–2025. For each performance period, Xerox’s TSR performance was ranked relative to companies within the applicable indices, and a payout percentage was determined based on the Company’s percentile ranking. The final payout factor reflected the average of the payout percentages for the three performance periods.
Based on certified results, the Company’s performance resulted in a payout factor of 34.3% of target under the 2023 LTIP. The Compensation and Human Capital Committee certified the performance results on February 4, 2026. As a result, participating executives earned 34.3% of their target 2023 LTIP award opportunity.
For additional information on the 2023 LTIP performance measures and definitions, refer to Exhibit 10(f)(34) of the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.
A summary of results of the 2023 LTIP performance is as follows:
2023 PSU Results

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2023 Actual	2024 Actual	2025 Actual	Actual 2023 PSU Award Average Weighted Payout Factor
rTSR: S&P Technology Hardware Select Index	90%	25th percentile ranking	50th percentile ranking	75th percentile & above ranking	97.4%	0%	0%	29.2%
rTSR: S&P 400 Information Technology Sector Index	10%	25th percentile ranking	50th percentile ranking	75th percentile & above ranking	153.1%	0%	0%	5.1%
Actual 2023 LTIP PSU Award Performance Factor								34.3%
Looking Ahead to 2026
For 2026, the Compensation and Human Capital Committee refined and formalized a set of Global Compensation Guiding Design Principles to align executive pay more directly with Xerox's strategic priorities: Reinvention execution, Lexmark integration, disciplined capital management and long-term shareholder value creation.
The Committee’s Global Compensation Guiding Design Principles are designed to:

•Drive Sustainable Shareholder Value by linking compensation to profitable growth, cash generation, disciplined capital allocation, and long-term performance.
•Differentiate Performance and Accountability by rewarding measurable results and strategic execution while reducing payouts when objectives are not achieved.
•Support Integration and Transformation Execution by aligning incentives with Reinvention milestones, synergy realization, and operating model stabilization.
•Reinforce Financial Discipline and Affordability by aligning incentive funding with cash flow and balance sheet priorities.

•Ensure Responsible Equity Stewardship through thoughtful share usage, dilution awareness, and alignment with long-term shareholder interests.
•Attract, Retain, and Motivate Critical Talent during a multi-year integration period where leadership continuity is essential to value creation.
As Xerox transitions from transaction execution to integration delivery, the Committee used these principles to guide changes to both the Annual Bonus Plan and the Long-Term Incentive Program for 2026. These changes are designed to sharpen financial accountability, reinforce balance sheet strength, and support leadership continuity during a multi-year integration period.
The proposed share authorization request is directly connected to this framework. The Committee believes sufficient equity capacity is necessary to support a more performance-weighted long-term incentive program, align management with shareholder value creation, and mitigate retention risk during this critical phase.
2026 Annual Bonus Plan (ABP)
Effective January 1, 2026, the Company rebranded the Management Incentive Plan (MIP) as the Annual Bonus Plan (ABP) to reflect the unified compensation framework of the combined Xerox and Lexmark organization. The ABP establishes a single annual performance program aligned to the financial and strategic priorities of the integrated enterprises.
For 2026, the ABP has been recalibrated to more directly emphasize operating performance, execution against transformation objectives, and financial durability. The Committee strengthened the linkage between annual incentive funding and the Company’s cash generation and balance sheet priorities, reinforcing affordability and alignment with capital allocation discipline.
These refinements are intended to ensure that annual incentive compensation supports measurable financial performance and integration progress while maintaining appropriate financial rigor during a leveraged transformation.
2026 LTI Program
For 2026, the Committee approved a long-term incentive design that increases the proportion of performance-based compensation for NEOs from 50% to 60% of total LTI value, with the remaining 40% delivered in time-based equity awards to support retention and leadership continuity.
The performance-based component is tied to a single enterprise-level financial measure aligned with the Company’s current strategic and financial priorities. The program establishes multi-year performance goals, with performance evaluated annually over the three-year performance period to enhance alignment between financial progress and realized compensation during a defined transition period.
In addition, a portion of the performance-based opportunity will be delivered in cash, with the remainder delivered in equity. The Committee determined that this structure appropriately balances disciplined share utilization, retention considerations, and shareholder alignment. The substantial majority of total LTI value continues to be delivered in equity.
The Committee believes these changes appropriately align executive compensation with integration execution, sustainable profitability, and long-term shareholder value creation, while reinforcing leadership stability during a multi-year transformation.
Equity Capacity and Stewardship
The Committee views equity as the primary mechanism for aligning executives with long-term shareholder outcomes and maintaining a rigorous pay-for-performance framework. During a multi-year transformation and integration phase sufficient equity capacity is required to support alignment and retention objectives, while avoiding disproportionate reliance on cash compensation and preserving flexibility.
Accordingly, the Committee’s evaluation of the 2026 incentive design and the proposed share authorization request were conducted together under the framework of the Global Compensation Guiding Design Principles. This evaluation reflects deliberate balance between maintaining shareholder alignment and leadership continuity during a critical execution period, while actively managing dilution, share usage and affordability.

In this context, the Committee considered the trade-offs between equity and cash compensation, including the impact on capital allocation priorities and the Company’s longer-term deleveraging objectives. The Committee believes this balanced approach supports disciplined execution of the transformation and integration while positioning the Company to enhance shareholder value over time.
The Committee will continue to actively monitor equity usage, dilution levels, and compensation outcomes, and will adjust the compensation framework as appropriate as the transformation and integration progresses and the financial profile of the combined organization evolves.

GOVERNANCE OF THE EXECUTIVE COMPENSATION PROGRAM
Oversight
The Committee administers the executive compensation program on behalf of the Board and our shareholders.
All directors who serve on the Committee are independent directors in accordance with applicable Nasdaq standards, including heightened independence requirements for Committee members. Their biographies are included above in this Proxy Statement.
The Committee’s responsibilities are discussed in this Proxy Statement; however, a complete description of the Committee’s responsibilities and functions appears in its charter, which can be found on our website at www.xerox.com/downloads/usa/en/c/Compensation-Human-Capital-Committee-Charter.pdf
Role of Independent Compensation Consultant
The Compensation and Human Capital Committee retains an independent compensation consultant to assist in fulfilling its oversight responsibilities with respect to executive compensation design, governance, and shareholder alignment.
In the fourth quarter of 2025, the Committee conducted a formal request for proposal (RFP) process to evaluate its independent compensation advisory services. The objective of the RFP was to obtain a fresh perspective on executive compensation matters, particularly in light of the Company’s Reinvention strategy, the integration of Lexmark, evolving shareholder expectations, and the anticipated recalibration of incentive design for 2026 and beyond.
Following this competitive process, the Committee selected Pay Governance LLC as its new independent compensation consultant. The transition from FW Cook to Pay Governance commenced in November 2025.
FW Cook served as the Committee’s independent compensation consultant during fiscal year 2025 and advised the Committee on executive compensation matters applicable to that year. As provided in its charter, the Committee had sole authority over the scope of FW Cook’s services and the ability to terminate the engagement at any time. FW Cook reported directly to the Committee and did not perform other services for the Company unless directed by the Committee or its Chair. The Committee reviewed FW Cook’s independence under applicable SEC and Nasdaq rules and determined that no conflicts of interest existed.
During fiscal year 2025, FW Cook provided the following services:
•Updated the Committee on trends in executive compensation and proactively advised on emerging trends and best practices on performance and compensation design;
•Reviewed officer compensation levels and Company performance relative to a peer group of companies selected for executive talent and business comparability;
•Reviewed incentive compensation designs for MIP and LTIP programs;
•Advised on peer group composition for pay and performance comparisons;
•Reviewed the Compensation Discussion and Analysis and related compensation tables in the 2025 Proxy Statement;
•Reviewed Committee meeting materials with management and the Committee Chair before distribution;
•Attended Committee meetings including executive sessions without management present;
•Provided independent analysis and input on CEO compensation; and
•Advised on other compensation and governance matters as required.
Beginning in November 2025, Pay Governance has supported the Committee in evaluating 2026 executive compensation design, including refinements to the Annual Bonus Plan (ABP), adjustments to the Long-Term Incentive Program structure, and assessment of equity usage in connection with the proposed share authorization request.
The Committee annually evaluates the independence of its compensation consultant under SEC and Nasdaq standards and is satisfied that Pay Governance is independent and free from conflicts of interest.

PENSION AND SAVINGS PLANS
Pension and Savings Plans
The only NEOs who participated in a pension plan in 2025 were Messrs. Heiss and Gueden, and Ms. Colón as described below. The other NEOs were eligible to participate in the Company’s tax-qualified defined contribution savings plan sponsored by either Xerox or Lexmark, as applicable.
Following the closing of the Lexmark acquisition on July 1, 2025, the Company maintained separate benefit plans for legacy Xerox and legacy Lexmark employees through fiscal year 2025 and into fiscal year 2026, including separate pension and defined contribution savings plans.
Xerox Corporation Savings Plan (401(k) Savings Plan)
Messrs. Bandrowczak and Pastor and Ms. Colón were eligible to participate in the Xerox Corporation Savings Plan (the “Xerox 401(k) Plan”) in the same manner as other U.S. employees covered by that plan. Messrs. Heiss and Gueden were not eligible to participate. Participating NEOs were eligible to contribute a portion of their eligible pay on a tax-deferred or Roth basis, subject to IRS qualified plan compensation limits, the IRS annual limit on 401(k) deferral contributions, and the plan’s limit on the percentage of pay contributed by highly compensated employees.
During Fiscal Year 2025, the Company temporarily suspended employer matching contributions under the 401(k) plan as part of broader cost management and capital discipline initiatives.
Lexmark 401(k) Plan
Mr. Butler participated in the Lexmark tax-qualified defined contribution plan (the “Lexmark 401(k) Plan”) following his commencement of employment with the Company in connection with the closing of the Lexmark acquisition. The Lexmark 401(k) Plan was maintained separately from the Xerox 401(k) Plan during fiscal year 2025 and continued to provide for employer matching contributions in accordance with its terms during that period.
Under each applicable plan, participating NEOs were eligible to contribute a portion of their eligible pay on a tax-deferred or Roth basis, subject to IRS qualified plan compensation limits, the IRS annual limit on 401(k) deferral contributions, and applicable plan limits on contributions by highly compensated employees.

French Pension and Retirement Plans
Messrs. Heiss and Gueden, both citizens of France and employees of Xerox SAS, France, were eligible to participate in the following pension or retirement plans in 2025:
•Defined Contribution Pension Plan for Directors of Xerox SAS, France
◦Contributions to the plan are based on earnings up to an annual cap of €235,500
◦Payments are managed by AXA, the program administrator, and are payable upon eligible retirement age
◦Earnings are credited to a participant’s account based on market investments selected by the participant
•Retirement Indemnities Plan
◦French pension plan required under the Convention Collective d’Enterprise Xerox S.A.S.(10 December 2015) (XF-CBA), a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions
•Benefits are forfeited if an employee terminates before eligible retirement age
Neither Mr. Heiss nor Mr. Gueden is covered by U.S. tax-qualified or non-qualified plans (nor any retirement plans of other Xerox locations where they were previously on assignment).

PERQUISITES AND PERSONAL BENEFITS
General Benefits
The Company generally offers medical and dental coverage, life insurance, accidental death insurance, and disability benefit programs or plans to all employees, as well as customary vacation, leave of absence and other similar policies. NEOs are eligible to participate in these programs and plans on the same basis as all other salaried employees, except as otherwise provided.
Following the closing of the Lexmark acquisition on July 1, 2025, the Company maintained separate benefit programs for legacy Xerox and legacy Lexmark employees through fiscal year 2025 and into fiscal year 2026. Accordingly, Mr. Butler participated in the Lexmark benefit programs during this period, consistent with other legacy Lexmark executives.
Perquisites
The Committee periodically reviews the perquisites provided to NEOs. The Committee believes its policies regarding perquisites are conservative compared to those of other companies. The Company does not pay tax gross-ups in connection with perquisites (other than in connection with tax equalization for the international assignment allowances noted below):
•Financial Planning: All NEOs are eligible to receive Company-paid financial planning assistance (up to $15,000 each calendar year). Effective upon the closing of the Lexmark acquisition and his service as an executive officer of the Company, Mr. Butler became eligible to participate in this program. The Committee believes that professional financial planning assistance allows executives to focus their time and attention on Company business and helps ensure informed management of complex compensation arrangements.
•Chartered Aircraft: For purposes of security, productivity, and efficiency, the Board authorizes the CEO to use chartered aircraft for business travel. Employees are permitted to accompany the CEO on the Company-chartered aircraft solely for business purposes with prior authorization by the CEO.
◦The CEO is also permitted to use the Company-chartered aircraft for personal travel and may be accompanied by family members and guests. The CEO is responsible for any tax consequences associated with personal use. The Company does not provide gross-ups or other tax protection with personal aircraft usage.
•Home Security: The CEO is eligible to receive home security services to address safety concerns resulting from his position as our CEO. In 2025, Mr. Bandrowczak utilized this perquisite.
•Temporary Housing Allowance: In connection with his appointment as EVP, CFO and the operational requirements of the combined organization, Mr. Butler is required to maintain a regular presence at both the Company’s headquarters in Norwalk, Connecticut and Lexmark’s headquarters in Lexington, Kentucky. To facilitate this dual-location responsibility during the integration period, the Company provides Mr. Butler with a monthly housing allowance for up to twelve months to support temporary housing in Norwalk. Consistent with Company policy applicable to temporary assignments, the Company provided related tax equalization and tax gross-up payments intended to maintain his Kentucky-based tax position during this period.
•International Assignment Allowance: Messrs. Heiss and Gueden, citizens of France, were on international assignment during 2025. As is customary for Xerox employees on international assignment, Messrs. Heiss and Gueden each received an international assignment allowance in 2025, consistent with Company policies.
For additional information and the total costs to the Company for providing perquisites and personal benefits to the NEOs during fiscal year 2025, see the “All Other Compensation” column of the Summary Compensation Table.

CHANGE IN CONTROL BENEFITS
All of our current NEOs have change-in-control severance agreements. The Committee has determined that these agreements are in the best interests of both the Company and our shareholders because they foster the continuous employment and dedication of key management without potential distraction or personal concern if Xerox were the potential subject of an acquisition or other change-in-control event. The Committee periodically reviews our change-in-control severance agreements against benchmark data to ensure that our arrangements are consistent with market practice.
Under the change-in-control severance agreements, if employment terminates involuntarily (other than for cause, death, or disability) or voluntarily for Good Reason within two years following a change in control, the NEO would be entitled to:
•Two times the sum of their annual base salary and target annual bonus award;
•Continuation of specified welfare benefits at active employee rates for a period of up to 18 months; and
•Accelerated vesting of outstanding equity awards under the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan.
These agreements require that the executive agree to remain an employee of the Company for up to nine months following a “potential change in control” (as defined therein). Severance payments to NEOs following a change in control are generally not conditioned on non-competition or non-solicitation obligations. Good Reason is defined in the change-in-control severance agreements.
Xerox does not provide any of the NEOs with excise tax reimbursement on severance payments.
Additional information and the amount of the estimated payments and benefits payable to the NEOs (assuming a change in control of Xerox and a qualifying termination of employment) are presented under the Potential Payments Upon Termination or Change in Control table.

EMPLOYMENT AND SEPARATION
NEOs serve at the will of the Board. This enables the Board to remove an NEO, consistent with applicable laws, whenever it is in the best interest of the Company, with discretion of the Committee to decide on an appropriate severance package (except for benefits that have vested or in the case of a change in control). When an NEO is removed from his or her position, the Committee exercises its business judgment in determining whether any special severance arrangement is appropriate considering all relevant circumstances, including years of service with the Company, past accomplishments, the reasons for separation, and requirements under applicable local law.
Under the Officer Severance Program, an officer who is eligible to participate in the program due to a qualifying termination as defined therein will be entitled to receive:
•One year (two years for Mr. Bandrowczak) of severance paid over 12 months (24 months for Mr. Bandrowczak) and continuation of specified health and welfare benefits at active employee rates;
•Prorated annual incentive award for the year of termination; and
•At the Committee’s discretion, continued vesting of outstanding equity awards during the one-year (two-year for Mr. Bandrowczak) severance period.
The Amended and Restated Officer Severance Program (OSP) amended the prior OSP to (i) extend the termination date of the program from December 31, 2024 to December 31, 2026, (ii) add a “termination for good reason” as a payment trigger for eligible officers serving as the Chief Executive Officer or the President and Chief Operating Officer of the Company, and (iii) provide for continued vesting of any outstanding equity awards under the Company’s 2024 Equity and Performance Incentive Plan for eligible officers serving as the Chief Executive Officer or the President and Chief Operating Officer of the Company, in the event of such officer’s “termination for good reason” or any involuntary termination other than for “cause.”
The Officer Severance Program includes a covenant not to engage in activity that is detrimental to the Company, and payments and benefits under the program are conditioned upon the NEO’s execution of a release of claims against the Company, and a non-competition/non-solicitation agreement.
The NEOs are generally eligible for the Officer Severance Program, except that the Officer Severance Program:
(1) excludes from eligibility an officer with a written agreement providing for severance benefits upon separation; and
(2) contains a non-duplication provision, pursuant to which payments and benefits under the Officer Severance Program are reduced by amounts required to be paid to the officer as severance under another arrangement or by operation of law. Thus, the treatment of Messrs. Heiss and Gueden under the Officer Severance Program would be as follows:
•Any amounts payable to Messrs. Heiss or Gueden would be reduced by the severance benefits received under the Convention Collective d’Enterprise Xerox S.A.S. (10 December 2015) (XF-CBA), a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions (XF-CBA). (See the Potential Payments Upon Termination or Change in Control section for further information.)
Except as described above, if the Committee does not approve a severance arrangement under the Officer Severance Program for an NEO whose employment is terminated, that officer would be covered under the Company’s standard U.S. severance policy, as applicable at the time of the separation.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Stock Ownership Requirements
We require each NEO to build and maintain a meaningful level of stock ownership.

Level	Ownership Requirement
CEO	5 times base salary
Other NEOs	3 times base salary
NEOs must retain at least 50% of the shares acquired through the vesting of their annual LTIP awards, net of taxes, until they achieve their required level of ownership. Once achieved, NEOs must continue to hold that amount of stock as long as they remain with the Company. Following separation from employment (including retirement), the holding requirement applies through the later of the end of the blackout period (if terminated during the blackout period) or as long as the NEO is aware of material non-public information. The Chief Legal Officer has the authority to permit discretionary hardship exceptions (other than for him or herself) from the ownership and holding requirements to enable participants with financial need to access their vested shares; to date no such exception has ever been requested.
Shares that count toward ownership requirements include (i) shares owned outright (whether or not held in street name), (ii) outstanding unvested restricted stock and RSUs, and (iii) PSUs when performance results have been determined. As of March 16, 2026, all 2025 NEOs excluding Mr. Butler and Ms. Colón are in compliance with the Company's share retention policy.
Trading, Hedging and Pledging
Under the Company’s insider trading policy, executive officers are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. The only exception to the window-period restriction described in the preceding sentence is for executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1.
Executive officers are prohibited from engaging in short-swing trading and trading in options (including puts, calls, and straddles), and from otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Xerox securities. “Short sales” are also prohibited. Our anti-hedging policies and practices also apply to directors. In addition, executive officers are prohibited from pledging Xerox securities, including depositing Xerox securities in margin accounts at brokerage firms, and from using Xerox securities as collateral.
Compensation Recoupment (Clawback) Policy
The Company adopted the Compensation Recoupment Policy of Xerox Holdings Corporation (the Clawback Policy) on July 27, 2023, effective December 1, 2023. The Recoupment Policy is intended to comply with the requirements of Section 10D of the Securities Exchange Act of 1934 and Rule 10D-1 thereunder and Nasdaq Listing Rule 5608. Under the terms of the Recoupment Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Committee shall take reasonably prompt action to cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered person within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered covered persons for purposes of the Recoupment Policy.
In addition, the following plans provide for compensation recovery.
•The Officer Severance Program (see Employment and Separation) and, typically, any individual separation arrangement with an NEO, includes a provision that rescinds severance payments if the recipient engages in activity that is detrimental to the Company. Clawback arrangements may also be included in letter agreements with executives or under the Company's standard U.S. severance policy, as applicable at the time of the separation.
•Under the 2004 Performance Incentive Plan and its successors, the Xerox Holdings Corporation Performance Incentive Plan, as Amended Through October 21, 2021, and the Xerox Holdings

Corporation 2024 Equity and Performance Incentive Plan (collectively, the EPIP) if the Committee determines that an NEO has engaged in activity that is detrimental to the Company, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change in control of Xerox, the Committee may rescind any payment or delivery of an equity or annual cash incentive award that occurred from six months before the detrimental activity. For this purpose, detrimental activity may include:
◦A violation of a non-compete agreement with the Company;
◦Disclosing confidential information (except for reporting and other communications protected by “whistle blower” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd Frank));
◦Soliciting an employee to terminate employment with the Company;
◦Soliciting a customer to reduce its level of business with the Company; or
◦Engaging in any other conduct or act that is determined to be injurious, detrimental, prejudicial, or which may cause reputational harm, to any interest of the Company.
If a payment or award is rescinded, the NEO will be expected to pay the Company the amount of any gain realized, or payment received in a manner the Committee, or its delegate, requires.
•Our LTIP PSU equity award agreements, as governed by the EPIP, incorporate by reference the Recoupment Policy adopted by the Company effective December 1, 2023. Pursuant to the Recoupment Policy, in the event of an accounting restatement, the Company can recover, for the three prior years, any excess incentive-based compensation (over what would have been paid under the accounting restatement) from executive officers or former executive officers.
•Annual incentive awards to NEOs under the MIP are also subject to the above clawback provisions.
•Under the Xerox Corporation Supplemental Savings Plan, if a participant, including an NEO, is found to have engaged in detrimental activity, the plan administrator may reduce or rescind the matching contribution account balance and not pay such amounts to that individual.
Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Committee has historically granted such awards on a predetermined annual schedule. In fiscal year 2025, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our NEOs.
CERTAIN TAX IMPLICATIONS OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), limits to $1 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to the corporation’s CEO and other NEOs, as well as certain former NEOs. As a result, compensation paid in excess of $1 million to each of our NEOs will generally not be deductible.
COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Committee has reviewed and discussed the Compensation Discussion and Analysis with Xerox management. Based upon its review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and be included in the Proxy Statement for the 2026 Annual Meeting of Shareholders.
Nichelle Maynard-Elliott, Chair
Edward G. McLaughlin
Amy Schwetz

SUMMARY COMPENSATION TABLE
The Summary Compensation Table below provides compensation information for the CEO, the CFO, the next three most highly compensated executive officers who served as executive officers as of December 31, 2025 and any individual who would have been among the three most highly compensated executive officers but for the fact they were not serving as an executive officer as of December 31, 2025. During Fiscal Year 2025, the Chief Financial Officer role transitioned during the year. Mr. Heiss retired on January 31, 2025. Ms. Gecaj served as Chief Financial Officer until December 2025. Mr. Butler was appointed Chief Financial Officer in December 2025. Accordingly, three individuals are included in the Summary Compensation Table for the Chief Financial Officer role for 2025. The table includes the dollar value of base salary earned, bonus, stock and option awards, non-equity incentive plan compensation earned, change in pension value (if any) above-market non-qualified deferred compensation earnings (if any) and all other compensation (including severance and consulting payments) whether paid or deferred.
For a summary of the Committee’s decisions on the compensation awarded to our NEOs for fiscal year 2025, please refer to the CD&A beginning on page 26.
Summary Compensation Table
Compensation elements reported in this Summary Compensation table and its accompanying notes, are in U.S. dollars and rounded to the nearest dollar. For Messrs. Heiss and Gueden, compensation other than stock awards are denominated and paid in euros; the amount shown in U.S. dollars for other than the Change in Pension Value and NQDC, for which the exchange rate is described in the narrative following the Pension Benefits for the 2025 Fiscal Year table, reflects the December average exchange rates, EUR per USD, as follows:
•1.1697 EUR per USD for 2025
•1.0485 EUR per USD for 2024
•1.0903 EUR per USD for 2023

	Year	Salary ($) (A)	Bonus ($) (B)	Stock Awards ($) (C)	Non-Equity Incentive Plan Compensation ($) (D)	Change in Pension Value and NQDC Earnings ($) (E)	All Other Compensation ($) (F)	Total ($)
Steven J. Bandrowczak Chief Executive Officer(1)	2025	1,100,000	—	11,466,184	—	—	15,642	12,581,826
	2024	1,066,667	—	11,879,791	1,269,333	—	104,851	14,320,642
	2023	1,000,000	—	8,556,086	3,278,700	—	9,900	12,844,686
John Bruno President and Chief Operating Officer(2)	2025	566,667	—	7,543,554	—	—	523,418	8,633,639
	2024	816,667	—	7,503,038	857,500		10,350	9,187,555
	2023	750,000	—	4,499,898	2,064,188	—	31,223	7,345,309
Louis J. Pastor President and Chief Operating Officer(3)	2025	625,000	—	3,268,881	—	—	15,000	3,908,881
	2024	622,735	—	5,576,209	437,500	—	4,679	6,641,123
	2023	187,500	—	2,548,511	1,452,000	—	422,981	4,610,992
Charles Butler Executive Vice President, Chief Financial Officer(4)	2025	253,365	—	—	1,950,000	425	24,972	2,228,762
Jacques-Edouard Gueden Executive Vice President, Chief Channel and Partner Officer	2025	544,668	—	2,212,777	—	—	653,531	3,410,976
	2024	501,619	—	2,751,129	349,538	638,891	149,470	4,390,647
Flor M. Colón Executive Vice President, Chief Legal Officer and Corporate Secretary(4)	2025	505,000	—	1,000,001	—	—	17,168	1,522,169
Mirlanda Gecaj Executive Vice President, Chief Financial Officer(4) (5)	2025	537,500	—	2,011,613	—	—	40,238	2,589,351
Xavier Heiss Executive Vice President, Chief Financial Officer(6)	2025	57,768	—	—	—	—	557,053	614,821
	2024	640,953	—	3,751,537	446,785	1,073,675	290,225	6,203,175
	2023	576,258	—	3,178,745	1,266,464	197,405	208,923	5,427,795
________
(1) Mr. Bandrowczak ceased serving as the Chief Executive Officer effective March 31, 2026.
(2) Mr. Bruno resigned from his position with the Company on August 31, 2025, but continues to serve on the Board.
(3) Mr. Pastor was appointed Chief Executive Officer effective March 31, 2026. He was previously appointed President and Chief Operating Officer effective September 1, 2025, and prior to that served as the Chief Administrative Officer and Global Head of Operations.
(4) Mr. Butler and Mses. Colón and Gecaj were not NEOs prior to 2025.
(5) Ms. Gecaj's employment with the Company ended on December 2, 2025.
(6) Mr. Heiss retired from his position with the Company on January 31, 2025.
(A)Salaries are in USD.
(B)Annual MIP awards appear as “Non-Equity Incentive Plan Compensation” in column D.
(C)The amounts shown in this column represent the aggregate grant date fair values of equity awards in the form of PSUs and RSUs granted to our NEOs for each respective year, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 23 (Stock-Based Compensation) to our 2025 audited financial statements of our Annual Report on Form 10-K filed with the SEC on March 17, 2026. The grant date fair value reported in this column with respect to PSU awards, granted on March 11, 2025, is based on the number of shares granted at target and the fair value, comprised of the average closing market price of our common stock over the 15 trading days preceding the grant date ($6.89) plus the fair value of the rTSR component ($0.08), as calculated using a Monte Carlo valuation model. The grant-date fair value of these PSU awards at maximum performance would be as follows: Mr. Bandrowczak — $11,532,367; Mr. Bruno — $7,587,096 Mr. Pastor — $3,287,749; Mr. Gueden — $2,225,549; and Ms. Gecaj — $2,023,224. The value reported in this column with respect to RSU awards is based on the number of shares granted at target and the average closing market price of our common stock over the 15 trading days preceding the grant date ($6.89).
(D)For Non-Equity Incentive Plan payments, the Committee determined, based on 2025 performance, that no payouts would be made to our Named Executive Officers under the 2025 MIP. For more information, see the Performance Metrics, Results and Payout: 2025 MIP section in the CD&A. In contrast, the amount shown for Mr. Butler represents (i) a lump sum cash payment for the consummation of a change in control equal to $950,000 and (ii) forfeiture of the legacy change-in-control agreement with Lexmark equal to $1,000,000. In consideration for this payment, Mr. Butler waived all remaining rights under such agreement, which was terminated in full.
(E)Messrs. Gueden and Heiss participate in the Retirement Indemnities Plan, a French pension plan that we are required to maintain under a collective agreement with our employees in France. Mr. Butler had participated in the Lexmark Retirement Growth Account Plan which was frozen as of April 3, 2006. Ms. Colón participated in the Xerox Corporation Retirement Income Guarantee Plan and Xerox Corporation Unfunded Retirement Income Guarantee Plan which were both frozen as of December 31, 2012. The change in pension value shown in this column is calculated by determining the change in the present value of the benefits from December 31, 2024 to December 31, 2025 (but if the change in the present value of the benefit is negative, then it is not shown). The present value is computed using the FASB ASC Topic 715 assumptions in effect for the corresponding fiscal year end, and assuming the benefit is paid at the earliest retirement date at which unreduced benefits are payable upon eligible retirement age. See the Pension Benefits for the 2025 Fiscal Year section for more detail.
•For Messrs. Heiss and Gueden in 2025 — these assumptions include a discount rate of 3.0% for the Retirement Indemnities Plan, and a social charge rate of 47.5%. The Retirement Indemnities Plan does not pay any benefits to a participant who terminates employment before eligible retirement age.
•For Mr. Butler in 2025 — these assumptions include a discount rate of 5.40% for the Lexmark Retirement Growth Account Plan, and a cash balance interest crediting rate of 5.33%. The Lexmark Retirement Growth Account Plan will pay benefits upon termination of employment and after the participant elects a distribution.
•For Ms. Colón in 2025 – these assumptions include a discount rate of 5.30% for the Xerox Corporation Retirement Income Guarantee Plan and 5.15% for the Xerox Corporation Unfunded Retirement Income Guarantee Plan and a weighted average cash balance crediting rate of 4.50%. The Xerox Corporation Retirement Income Guarantee Plan will pay benefits upon termination of employment/retirement and after the participant elects a distribution. The Xerox Corporation Unfunded Retirement Income Guarantee Plan pays benefits upon retirement subject to a 6-month delay.
(F) The table below entitled “All Other Compensation Table” provides additional data on the amounts included under the “All Other Compensation” column.
All Other Compensation Table

Name	Year	International Assignment Allowances ($) (A)	Relocations Expenses ($) (B)	Tax Related Reimbursements ($) (C)	401(k), SSP, & DC Employer Contribution ($) (D)	Miscellaneous ($) (E)	Total All Other Compensation ($) (F)
Steven J. Bandrowczak	2025	—	—	—	—	15,642	15,642
John Bruno	2025	—	11,774	467,917	—	43,727	523,418
Louis J. Pastor	2025	—	—	—	—	15,000	15,000
Charles Butler	2025	—	—	—	14,000	10,972	24,972
Jacques-Edouard Gueden	2025	136,758	—	508,199	—	8,573	653,531
Flor M. Colón	2025	—	—	—	—	17,168	17,168
Mirlanda Gecaj	2025	—	—	—	—	40,238	40,238
Xavier Heiss	2025	31,871	—	376,188	—	148,994	557,053

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar. Mr. Heiss' and Mr. Gueden's compensation is denominated and paid in euros; the amount shown in U.S. dollars reflects the December 2025 average exchange rate of 1.1697 EUR per USD.
________
(A)Mr. Gueden, a citizen of France, received certain benefits in connection with his international assignment in the U.S. Included in this column are Mr. Gueden's automobile allowance of €34,381 ($40,302), assignment allowance of €27,317 ($32,021), and the cost of incremental housing allowance €54,970 ($64,435). Mr. Heiss, also a citizen of France, received certain benefits in connection with his international assignment in the U.S. Included in this column are Mr. Heiss’ automobile allowance €369 ($433), assignment allowance €4,479 ($5,250), pension inclusion €56,859 ($66,650), and the cost of incremental housing allowance €22,342 ($26,189).
(B)For 2025, the amount shown for Mr. Bruno, reflects a relocation expense of $11,774.
(C)For 2025, the amount shown for Mr. Bruno reflects (i) tax equalization payments equal to $467,810 and (ii) a non-taxable expense equal to $107. The amounts shown for Messrs. Gueden and Heiss reflect tax preparation fees under Xerox's international assignment policy in the amount of €41,318 ($48,433), and €36,923 ($43,281), respectively. The amounts shown for Messrs. Gueden and Heiss reflects total tax assistance fees in the amount of €35,769 ($41,929) and €203,642 ($238,709), respectively. The amounts for Messrs. Gueden and Heiss also reflect tax equalization fees in the amount of €356,456 ($417,838) and €80,360 ($94,198), respectively.
(D)For Mr. Butler, this column includes the employer contributions, if any, under the 401(k) Savings Plan for Lexmark. For Mr. Heiss, this column includes the employer contribution under the Defined Contribution Pension Plan for Directors of Xerox SAS France. See the Pension and Savings Plans section for more information.
(E)Mr. Bandrowczak's compensation reflects a financial planning perquisite of $15,000 and a security service perquisite of $642. Mr. Bruno's compensation reflects a vacation payout of $43,727. Mr. Pastor's compensation reflects a financial planning perquisite of $15,000. Ms. Colón's compensation reflects (i) a financial planning perquisite equal to $15,000 and (ii) a refund of a social security payment from a restricted stock release equal to $2,168. Ms. Gecaj's compensation reflects (i) a financial planning perquisite equal to $3,699 and (ii) a severance payout of $36,539. The financial planning perquisite is offered to our executives with up to $15,000 on an annual basis. Mr. Gueden's compensation reflects a seniority bonus of €7,330 ($8,573), a customary annual payment in France. Mr. Butler's compensation reflects (i) a temporary housing allowance provided for up to twelve months in connection with his appointment as EVP, Chief Financial Officer and his dual-location responsibilities between the Company’s Norwalk, Connecticut headquarters and Lexmark’s Lexington, Kentucky headquarters equal to $10,722 and (ii) a reimbursement of cellular phone services equal to $250.
(F)In accordance with applicable SEC rules, dividend equivalents paid in 2025 on PSUs and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the PSUs and RSUs.

GRANTS OF PLAN-BASED AWARDS IN 2025
The following table provides additional detail regarding RSUs and PSUs granted to each of the NEOs under the 2025 LTIP and potential amounts payable under the 2025 MIP. Threshold, target, and maximum award opportunities are provided for PSUs and the MIP, as applicable. 2025 LTIP awards were made under the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (EPIP).

				Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or Stock Units (#) (D)	Grant Date Fair Value of Stock Awards ($) (E)
Name	Award	Grant Date (A)	Date of Action (A)	Thresh. ($)	Target ($)	Max ($)	Thresh. (#)	Target (#)	Max (#)
Steven J. Bandrowczak	2025 MIP			935,000	1,870,000	4,675,000
	2025 LTIP (PSU)	3/11/2025	3/11/2025				413,643	827,286	1,654,572		5,766,183
	2025 LTIP (RSU)	3/11/2025	3/11/2025							827,286	5,700,001
John Bruno	2025 MIP			637,500	1,275,000	3,187,500
	2025 LTIP (PSU)	3/11/2025	3/11/2025				272,134	544,268	1,088,536		3,793,548
	2025 LTIP (RSU)	3/11/2025	3/11/2025							544,268	3,750,007
Louis J. Pastor	2025 MIP			312,500	625,000	1,562,500
	2025 LTIP (PSU)	3/11/2025	3/11/2025				117,925	235,850	471,700		1,643,875
	2025 LTIP (RSU)	3/11/2025	3/11/2025							235,850	1,625,007
Charles Butler	2025 MIP			106,250	212,500	531,250
Jacques-Edouard Gueden	2025 MIP			295,036	590,071	1,475,178
	2025 LTIP (PSU)	3/11/2025	3/11/2025				79,826	159,652	319,304		1,112,774
	2025 LTIP (RSU)	3/11/2025	3/11/2025							159,652	1,100,002
Flor M. Colón	2025 MIP			252,500	505,000	1,262,500
	2025 LTIP (RSU)	3/11/2025	3/11/2025							145,138	1,000,001
Mirlanda Gecaj	2025 MIP			275,000	550,000	1,375,000
	2025 LTIP (PSU)	3/11/2025	3/11/2025				72,569	145,138	290,276		1,011,612
	2025 LTIP (RSU)	3/11/2025	3/11/2025							145,138	1,000,001
________
(A)The “Grant Date” is the effective date of the equity awards. The “Date of Action” is the date on which the     values of the awards were approved by the Committee and, for Mr. Bandrowczak, the Board of Directors.
(B)These columns reflect the threshold, target, and maximum payout opportunities under the 2025 MIP set by the Committee. The MIP measures and weightings for 2025 were Adjusted(1) EBITDA (90%) and CSR (10%). For purposes of this table, the amount shown as the “threshold” payout was determined assuming achievement of the minimum performance level. If threshold performance was not achieved on the performance measures, there would be no MIP payout. For 2025, the MIP payout was 0% of target. See Performance Metrics, Results and Payout: 2025 MIP in the CD&A. For Mr. Butler, the target amount shown for non-equity incentive awards represents a prorated target, taking into account the changes in both the base salary and target percentage between July 1, 2025 through December 31, 2025. Specifically, from July 1, 2025 through December 2, 2025, Mr. Butler’s target was set at 80% of a base salary of $500,000. Then, beginning December 3, 2025 through December 31, 2025, the target increased to 100% of a base salary of $550,000. This approach ensures that the target accurately reflects the transitions in both base salary and target percentage after the acquisition.
(C)The threshold, target, and maximum payout opportunities for the 2025 LTIP PSU awards, as well as the design and methodology for determining the 2025 LTIP PSU awards, were approved by the Committee. The target number of PSUs granted to each of our NEOs was determined by dividing the approved LTIP target award value by the average closing market price of our common stock over the 15 trading days preceding the grant date ($6.89).
The performance measure for the portion of the 2025 LTIP award granted as PSUs is Adjusted(1) Operating Income. In addition to the performance measure, Relative TSR (S&P 600 Information Technology Index) was included in the design as a +/- 15% modifier to Adjusted(1) Operating Income results.
PSUs under the 2025 LTIP can be earned by achieving performance goals at least at the threshold level. The performance period for the Adjusted(1) Operating Income measure is one year (fiscal year 2025), and the Relative TSR modifier is three years (January 1, 2025 through December 31, 2027). The service period and vesting date for the PSUs is three years from the grant date; earned PSUs will be determined and paid after the 2025 PSU performance results have been certified by the CFO, and approved by the Committee.
The threshold column reflects the lowest number of PSUs that could be earned if performance is achieved at the threshold level for the Adjusted(1) Operating Income performance measure. If threshold performance is not achieved on the performance measures, no PSUs are earned. See Committee Actions Relating to LTIP Awards in the CD&A for additional information. The target column reflects the number of PSUs that could be earned if target performance is achieved on the performance measure. The maximum column reflects the greatest number of PSUs that could be earned if maximum or higher performance is achieved on the performance measure. The number of PSUs earned is interpolated if the Company’s performance is between threshold and target or between target and maximum, as determined by the Committee.
(D)This column includes the LTIP RSU awards granted to our NEOs in 2025. 2025 LTIP RSUs will vest 33% on the first anniversary of the grant date, and ratably quarterly thereafter. The number of RSUs granted were determined by dividing the approved LTIP grant-date values (dollar amount) by the average closing market price of our common stock over the 15 trading days preceding the grant date ($6.89).
(E)The grant date fair value reported in this column with respect to PSU awards reported in column (C) is based on the number of shares granted at target and the fair value, comprised of the average closing market price of our common stock over the 15 trading days preceding the grant date ($6.89) plus the fair value of the rTSR component ($0.08) as calculated using a Monte Carlo valuation model. The value reported in this column with respect to RSU awards reported in column (D) is based on the number of shares granted at target and the average closing market price of our common stock over the 15 trading days preceding the grant date ($6.89).
________
(1) Refer to the “Non-GAAP Financial Measures” section for a reconciliation of the non-GAAP financial measure or an explanation of the performance measure.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table displays unvested equity awards held by each of the NEOs on December 31, 2025:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (A)	Number of Securities Underlying Unexercised Options Unexercisable (#) (B)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (C)	Market Value of Shares or Units of Stock That Have Not Vested ($) (C)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (D)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (D)
Steven J. Bandrowczak	41,990	—	24.00	7/1/2028	1,113,300	2,638,521	1,360,384	3,224,110
John Bruno	—	—	—	—	722,990	1,713,486	—	—
Louis J. Pastor	—	—	—	—	371,861	881,311	317,653	752,838
Charles Butler	—	—	—	—	—	—	—	—
Jacques-Edouard Gueden	6,861	—	27.98	4/5/2028	223,159	528,887	274,339	650,183
Flor M. Colón	2,779	—	27.98	4/5/2028	194,789	461,650	7,159	16,967
Mirlanda Gecaj	—	—	—	—	103,207	244,601	87,140	206,522
Xavier Heiss	—	—	—	—	92,196	218,505	74,756	177,172
________
(A)The awards presented in this column reflect exercisable LTIP stock options granted in 2018.
(B)There are no stock options that are unexercisable.
(C)The awards presented in these columns include unvested RSUs (as of December 31, 2025). The value of these awards is based on the $2.37 closing market price of Xerox Common Stock on December 31, 2025, the last trading day of 2025. These columns include the following awards:
2025 RSUs:
Unvested RSUs granted on March 11, 2025, as part of the 2025 LTIP, as follows: Mr. Bandrowczak — 827,286; Mr. Bruno — 544,268; Mr. Pastor — 235,850; Mr. Gueden — 159,652; Ms. Colón — 145,138; and Ms. Gecaj— 80,632. The vesting schedule of these RSUs is 33% on the first anniversary and ratably quarterly thereafter.
2024 RSUs:
Unvested RSUs granted on January 4, 2024, as part of a new hire award, as follows: Mr. Pastor — 81,473. The vesting schedule of these RSUs is 50% on the first anniversary, and 50% on the second anniversary of the grant date.
Unvested RSUs granted on March 11, 2024, as part of the 2024 LTIP, as follows: Mr. Bandrowczak — 225,263; Mr. Bruno — 142,272; Mr. Gueden — 52,167; Ms. Colón — 18,970. Ms. Gecaj — 7,904; and Mr. Heiss — 71,136. The vesting schedule of these RSUs is 33.33% on the first anniversary, 33.33% on the second anniversary, and 33.34% on the third anniversary of the grant date.
Unvested RSUs granted on December 11, 2024, as part of the replacement of March 11, 2024 PSUs, approved by the Committee as follows: Ms. Colón — 28,453; and Ms. Gecaj — 12,646. The vesting schedule of these RSUs is 33.33% on the first anniversary of the original PSU grant date of March 11, 2024, 33.33% on the second anniversary, and 33.34% on the third anniversary of the grant date.

2023 RSUs:
Unvested RSUs granted on January 18, 2023, as part of the 2023 LTIP, as follows: Mr. Bandrowczak — 60,751; Mr. Bruno — 36,450; Ms. Colón — 2,228; Ms. Gecaj — 2,025; and Mr. Heiss — 21,060. The vesting schedule of these RSUs is 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the grant date.
(D)The awards presented in these columns consist of unearned PSUs (as of December 31, 2025), and are shown at target. The number of PSUs earned, if any, is determined by the Committee’s approval of certified performance results for the relevant performance period. The value of these awards is based on the $2.37 closing market price of Xerox Common Stock on December 31, 2025, the last trading day of 2025.
2025 PSUs:
PSU awards granted as part of the 2025 LTIP on March 11, 2025, to Mr. Bandrowczak — 827,286; Mr. Pastor — 235,850; Mr. Gueden — 159,652; and Ms. Gecaj — 80,632; These awards vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2025 through December 31, 2027.
2024 PSUs:
PSU awards granted as part of the 2024 LTIP on March 11, 2024, to Mr. Bandrowczak — 337,878; Mr. Pastor — 81,803; Mr. Gueden — 78,246; and Mr. Heiss — 106,699; These awards vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2024 through December 31, 2026.
2023 PSUs:
PSU awards granted as part of the 2023 LTIP on January 18, 2023, to Mr. Bandrowczak — 195,220; Mr. Gueden — 36,441; Ms. Colón — 7,159; Ms. Gecaj — 6,508; and Mr. Heiss — 67,677. These awards vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2023 through December 31, 2025. These PSU awards resulted in 34.3% payout. See 2023 LTIP in the CD&A.
Additional detail on these awards can be found in the Long-Term Incentive Program section of the CD&A.

OPTION EXERCISES AND STOCK VESTED IN 2025
The following table shows amounts realized by the NEOs upon the vesting of stock awards during 2025. Messrs. Bandrowczak, Gueden, and Heiss, and Ms. Colón held exercisable stock options during 2025, but none were exercised.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (A)	Value Realized on Vesting ($) (B)
Steven J. Bandrowczak	293,573	2,046,696
Louis J. Pastor	108,738	840,371
Jacques-Edouard Gueden	57,744	452,756
Flor M. Colón	14,414	103,663
Mirlanda Gecaj	7,922	53,491
Xavier Heiss	91,395	734,586
________
(A)This column includes shares attributable to RSUs and PSUs that vested under the 2022, 2023, and 2024 LTIP. All shares are potentially subject to a holding period. NEOs must retain at least 50% of the shares acquired through the vesting of their annual LTIP PSU and RSU awards, net of taxes, until they achieve their required level of ownership under our stock ownership guidelines. Once achieved, NEOs must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement). Refer to Stock Ownership Requirements section above, within this CD&A.
(B)The aggregate dollar amount realized upon vesting includes the value of shares withheld to pay taxes.
PENSION BENEFITS FOR THE 2025 FISCAL YEAR
The following table reflects information regarding our NEOs’ estimated benefits under the defined benefit pension plans in which they participate, if any, as of December 31, 2025. None of our NEOs, other than Messrs. Heiss, Gueden and Butler, and Ms. Colón, participate in any defined benefit pension plans.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Xavier Heiss (A)	Retirement Indemnities Plan	36	—	1,679,030
Jacques-Edouard Gueden (A)	Retirement Indemnities Plan	36	1,030,438	—
Charles Butler (B)	Lexmark Retirement Growth Account Plan II	1.59	14,796	—
Flor M. Colón (C)	Xerox Corporation Retirement Income Guarantee Plan	13.83	515,349	—
Flor M. Colón (C)	Xerox Corporation Unfunded Retirement Income Guarantee Plan	13.83	9,334	—
________
(A)Pension benefits were accrued by Messrs. Heiss and Gueden under the Retirement Indemnities Plan during 2025. However, Mr. Heiss was paid his retirement indemnity upon his retirement on January 31, 2025, that payment converted to US dollars as of the payment date is shown above. The present value of the accumulated benefit for Mr. Gueden is the present value of their accumulated benefits payable at the plan’s earliest unreduced eligible retirement age. The critical assumptions are the: (i) discount rate of 3.50%; (ii) social charge rate of 47.5%; and (iii) exchange rate of 1.1746 USD per EUR (the December 31, 2025 exchange rate). The plan pays benefits only as a lump sum, calculated as monthly pay times a multiple, ranging from 0 to 8 based on years of service, plus the social charges on this payment. Monthly pay is one-twelfth of annual base salary plus annual incentive. At 36 years of service, the multiple of monthly salary is 7.75.

(B)Pension benefits were accrued by Mr. Butler for the 1.59 years preceding April 3, 2006, when the Retirement Growth Account Plan was frozen (benefits for certain employees including Mr. Butler were later transferred to the Retirement Growth Account Plan II). This plan provided for credits of 6% of pay until April 3, 2006. Interest credits continue beyond April 3, 2006, and accumulate to benefit commencement date. Since the account balance can be received as a lump sum or converted to an annuity upon any future commencement date, Mr. Butler has been assumed to have reached unreduced retirement age for purposes of the present value of accumulated benefits. The critical assumptions are the: (i) discount rate of 5.40%; and (ii) interest crediting rate of 5.33% for 2025 which is the 1-year Constant Maturity Treasury yield + 1% for the November preceding the calendar year, but not less than 4.00%.

(C)Pension benefits were accrued by Ms. Colón up to December 31, 2012. Effective December 31, 2012, all future accruals under the Xerox Corporation Retirement Income Guarantee Plan (RIGP) and Xerox Corporation Unfunded Retirement Income Guarantee Plan (Unfunded RIGP) were frozen and no future benefits have been (or will be) accrued following that date.

The present value of the accumulated benefit is the present value of the benefit payable at the earliest unreduced retirement age (age 65 for Ms. Colón) based on the following assumptions: 75% of RIGP benefits are elected to be paid as a lump sum from RIGP; Unfunded RIGP benefits which are generally not available as single sum payments are assumed to be paid as 50% Joint and Survivor annuities; discount rate of 5.30% for RIGP (6.25% for RIGP lump sums) and discount rate of 5.15% for Unfunded RIGP; no pre-retirement mortality or turnover assumed; post-retirement mortality for RIGP lump sums is pursuant to the 2026 applicable mortality table projected forward to date of retirement at the IRS modified version of scale MP-2021. For annuities payable from RIGP, the Pre-2012 amounts-weighted base tables, projected forward from 2012 with future mortality improvements according to Scale MP-2021. For Unfunded RIGP, the white-collar version of the Pre-2012 amounts-weighted base tables, projected forward from 2012 with future mortality improvements according to Scale MP-2021.

RIGP benefits are determined as the greatest of a Highest Average Pay formula benefit (1.4% of five-year Highest Average Pay multiplied by benefit service of up to 30 years), a Cash Balance Retirement Account, and for some participants, a retirement account that was transferred to RIGP in 1990 (Ms. Colón does not have this retirement account). The RIGP benefits are generally based on total pay, subject to IRS limits on the compensation that can be reflected in a qualified plan. Early retirement benefits under RIGP are available for employees who leave the Company at age 55 with 10 years of service or later and the Highest Average Pay formula is reduced from age 65 (or age 62 with 30 years of service) at 5% per year based on age at commencement. Ms. Colón is currently eligible for early retirement but with reduced benefits.

Unfunded RIGP benefits are generally determined under the same terms as the RIGP benefit, except the pay used in the Highest Average Pay formula is not subject to IRS limits. Unfunded RIGP also provides for an Unfunded RIGP Cash Balance Retirement Account (CBRA). This Unfunded RIGP CBRA provides pay credits on pay in excess of the IRS limits for years 2003 and later and interest on these pay credits while the Highest Average Pay formula reflects all years of service. The purpose of Unfunded RIGP is to replace benefits that cannot be provided in RIGP due to IRS compensation limits. Ms. Colón is eligible to commence Unfunded RIGP benefits upon retirement (with a 6-month delay).

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2025 FISCAL YEAR
The Non-Qualified Deferred Compensation table discloses executive and employer contributions, as applicable, withdrawals and earnings, if any, and fiscal year-end balances under the Defined Contribution Pension Plan for Directors of Xerox SAS, France (French DC Plan). Messrs. Heiss and Gueden participated in the French DC Plan during 2025 as shown below. None of our NEOs, other than Messrs. Heiss and Gueden, had any amounts deferred pursuant to a non-qualified deferred compensation plan or arrangement as of December 31, 2025.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(A)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jacques-Edouard Gueden	DC France(B)	2,658	7,975	18,026	—	344,305
Xavier Heiss	DC France(B)	2,658	7,975	16,767	338,564	—
________
(A)No portion of the amounts shown in this column is reported as above-market interest in the Summary Compensation Table.
(B)The French DC Plan is denominated and paid in EUR. The amounts shown as contributions in USD reflect the 2025 average exchange rate of 1.1288, USD per EUR. The aggregate balance reflects the spot rate of 1.1746 USD per EUR as of December 31, 2025. The exchange rate used for the distribution to Mr. Heiss as of November 26, 2025 is 1.159 USD per EUR based on the spot rate as of that date.
Defined Contribution Pension Plan for Directors of Xerox SAS, France (French DC Plan)
Directors of Xerox France are eligible for this plan. The total annual contribution is equal to 4% of gross annual remuneration (including bonus), up to a maximum remuneration of €235,500 in 2025. The Company contributes 75% of the total annual contribution, and the employee contributes 25%. The accumulated savings are converted into an annuity commencing at eligible retirement age.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Xerox has entered into certain agreements and maintains certain plans that require the Company to provide compensation to NEOs in the event of a termination of employment or a change in control. The table below reflects the amount of compensation payable to each NEO assuming that each of the hypothetical termination or change-in-control events listed in the table occurred on December 31, 2025. The equity award values presented in this table reflect unvested grants held by the applicable NEO as of December 31, 2025, and are based on the closing market price of Xerox Common Stock of $2.37 as of December 31, 2025, the last trading day in 2025.

Name	Lump Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Healthcare/ Life Insurance / Other Benefits ($)	Total Termination Benefit ($)
Steven J. Bandrowczak
• Voluntary Termination/Retirement (A)	—	—	2,926,410	—	2,926,410
• Involuntary Termination not for Cause or for Good Reason (B)	2,200,000	—	5,862,631	39,191	8,101,822
• Involuntary or Good Reason Termination after Change in Control (C)	5,940,000	—	5,862,631	39,191	11,841,822
• Death (D)	—	—	5,862,631	—	5,862,631
Louis J. Pastor
• Voluntary Termination/Retirement (A)	—	—	—	—	—
• Involuntary Termination not for Cause (B)	625,000	—	1,136,032	20,465	1,781,497
• Involuntary or Good Reason Termination after Change in Control (C)	2,500,000	—	1,634,148	20,465	4,154,613
• Death (D)	—	—	1,634,148	—	1,634,148
Charles Butler
• Voluntary Termination/Retirement (A)	—	—	—	—	—
• Involuntary Termination not for Cause (B)	550,000	—	—	34,778	584,778
• Involuntary or Good Reason Termination after Change in Control (C)	2,200,000	—	—	34,778	2,234,778
• Death (D)	—	—	—	—	—
Jacques-Edouard Gueden
• Voluntary Termination/Retirement (A)	—	—	594,078	—	594,078
• Involuntary Termination not for Cause (B)	590,071	—	832,848	172,909	1,595,828
• Involuntary or Good Reason Termination after Change in Control (C)	2,360,284	—	1,179,070	188,776	3,728,130
• Death (D)	—	—	1,179,070	—	1,179,070
Flor M. Colón
• Voluntary Termination/Retirement (A)	—	—	256,083	—	256,083
• Involuntary Termination not for Cause (B)	505,000	—	284,710	2,419	792,129
• Involuntary or Good Reason Termination after Change in Control (C)	2,020,000	—	456,137	2,419	2,478,556
• Death (D)	—	—	456,137	—	456,137
Upon the termination events listed above, in addition to the benefits reflected in the above table, each NEO would also be entitled to the balance of his deferred compensation account, if any, under our non-qualified deferred compensation plans. Deferred compensation balances are reported in the “Aggregate Balance at Last FYE” column of the Non-Qualified Deferred Compensation table above.
In accordance with SEC rules, the table above reflects estimated severance payments and benefits to which our NEOs would be entitled upon hypothetical termination events occurring on December 31, 2025. These amounts reflect estimates only, and actual payments and benefits to which an NEO may be entitled upon termination of employment with the Company depend upon a number of factors not reflected in the table.
________
(A)As of December 31, 2025, Messrs. Pastor and Butler were not retirement eligible, and would not receive any payments in the event of voluntary termination.
Messrs. Bandrowczak and Gueden and Ms. Colón are retirement eligible under the terms of our equity award agreements and, in the event of their retirement on December 31, 2025, would receive prorated vesting of outstanding equity awards (based on the number of full months of service as an employee during the vesting period commencing on the grant date), including PSUs based on actual performance results but reflected at target performance for purposes of the table.
(B)Under the Company’s Officer Severance Program (as described in the Employment and Separation section of the CD&A), Messrs. Pastor, Butler, Gueden, and Ms. Colón would each receive payment equal to one year (for Mr. Bandrowczak, two years) of their current annual base salary. Although the amounts reported in the table above assume such benefit is paid as a lump sum, it is generally paid periodically, consistent with the normal payroll cycle. In addition, each of these NEOs would receive:
•Under the terms of the Officer Severance Program, the NEO’s annual incentive (Non-Equity Incentive Award) for 2025, based on actual achievement against performance goals (as described in the 2025 Compensation Actions section of the CD&A), prorated through last day of active service;
•Mr. Bandrowczak's equity award agreements provide continued vesting of any outstanding equity awards in the event of involuntary termination without Cause or Good Reason. For all other NEOs, equity award agreements provide prorated vesting of outstanding equity awards, with such proration based on the number of full months of service as an employee during the vesting period (including, at the Committee’s discretion, the one-year severance period). PSU awards would be earned based on actual performance but the table above reflects target performance. The table above assumes proration through the end of the severance period; and
•Continuation of specified welfare benefits at active employee rates during the one-year severance period (two-years for Mr. Bandrowczak, if allowed under specific plans).
These payments and benefits would be conditioned upon the NEO’s execution of a release of claims against the Company and a non-competition/non-solicitation agreement.
Mr. Gueden would not receive a benefit under the Officer Severance Program due to the program’s provision for non-duplication of benefits. Mr. Gueden would instead receive benefits under the Convention Collective d’Enterprise Xerox S.A.S. (10 December 2015) (XF-CBA), a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions. Under the XF-CBA, Mr. Gueden would be entitled to a 3-month notice period during which his base salary and benefits would continue and at the end of which he would receive a dismissal indemnity equal to 12 months of his monthly average gross salary (the calculation of which would include their actual 2024, short-term incentive payment, and certain other amounts paid to him during 2025). In addition, Mr. Gueden would receive:
•Annual incentive (Non-Equity Incentive Award) for 2025, based on actual achievement against performance goals (as described in the 2025 Compensation Actions section of the CD&A);
•Under the terms of our equity award agreements, prorated vesting of outstanding equity awards, with such proration based on the number of full months of service as an employee during the vesting period (including the 3-month notice period and, at the Committee’s discretion, any applicable salary continuance/dismissal indemnity period). PSU awards would be earned based on actual performance, but the table above reflects target performance. The table above assumes proration through the end of the 15-month notice / dismissal indemnity period; and
•Continuation of specified welfare benefits for up to a one-year period following the end of the 3-month notice period.
(C)Change-in-Control (CIC) severance agreements for Messrs. Bandrowczak, Pastor, Butler, Gueden and Ms. Colón provide the following severance benefits in the event of an involuntary termination (other than for cause, disability, or death) or a voluntary termination for Good Reason within two years following a CIC (in either case, a “qualifying termination”):
•Lump-sum cash payment equal to two times the sum of annual base salary and annual incentive award target;
•Continuation of specified welfare benefits at active employee rates for 18 to 24 months, as applicable;
•Payment of reasonable legal fees and expenses incurred if the NEO, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the CIC severance agreement; and

•In addition, pursuant to the terms of the 2004 Performance Incentive Plan and its successor plan, the Xerox Holdings Corporation Performance Incentive Plan, as Amended Through October 21, 2021, in the event of a change in control as defined therein, these NEOs would be entitled to full vesting of outstanding equity awards.
The CIC severance agreements for Messrs. Bandrowczak, Pastor, Butler, Gueden and Ms. Colón each contain an offset provision, pursuant to which payments and benefits are reduced by any payments or benefits required to be paid to the NEO as severance, or during a notice period, under any other agreement or program or by operation of law. Thus, in the event of a qualifying termination that is also an involuntary termination under the Officer Severance Program or, as applicable, the XF-CBA, Messrs. Bandrowczak, Pastor, Butler, Gueden, and Ms. Colón would receive the payments described in (B) above for an Involuntary Termination Not for Cause, and would receive payments or benefits under their CIC severance agreements only to the extent the CIC severance agreements provided for greater amounts.
For all of the NEOs, if excise tax under Code Sections 280G and 4999 would be payable, the Company will reduce the NEO’s CIC payment to a level that will not trigger such excise tax, if it is determined that doing so will result in a greater net after-tax amount for the NEO.
(D)In the event of an NEO’s death, the NEO’s estate (or, with respect to certain types of payments and elections made, the NEO’s spouse) would receive: the NEO’s 2025 short-term incentive, based on actual achievement against performance goals; accelerated vesting of outstanding equity awards; and, for Mr. Gueden, payment of his vested pension benefits, if any, in accordance with the plan’s terms and the proceeds of a life insurance policy per the XF-CBA.
Termination Following Disability
Assuming termination following disability, all NEOs would be eligible for prorated vesting of equity awards under the terms of our award agreements, with such proration based on the number of full months of service as an employee since the applicable grant date (based on monthly anniversaries of the grant date, not calendar months), including PSUs based on actual performance achievement against performance goals, their deferred compensation balance, if any, and vested retirement benefits, if any, as shown in (A) above for a Voluntary Termination/Retirement.
Involuntary Termination for Cause
If an NEO is involuntarily terminated for cause, or it is determined by the Committee or plan administrator that the NEO engaged in detrimental activity against the Company, as provided under our plans, such NEO would not receive any payments other than his or her deferred compensation plan account balance, if any (and for the SSP, such balance would be reduced by the amount of the Company matching contributions), and vested tax-qualified pension benefits, if any. All unvested equity awards and any non-qualified pension benefits would be immediately cancelled upon involuntary termination for cause for all NEOs. See the Compensation Recovery Policy section of the CD&A for additional information.
Other Payments
Similar to other employees, the NEOs would be eligible for payment of accrued but unused vacation due as of the date of the separation from employment (or last day worked prior to severance, if applicable) under the terms of the Company’s vacation policy and applicable law.
Change-in-Control (CIC) Severance Agreements
Under the CIC severance agreements, a CIC generally is deemed to have occurred, subject to specific exceptions, if:
•Any person beneficially acquires 20% or more of the combined voting power of our outstanding securities.
•A majority of our directors are replaced under specific circumstances.
•There is a merger or consolidation involving the Company unless (i) the directors of the Company who were members of the Board immediately before the merger/consolidation continue to constitute a majority of the Board of Directors, or (ii) the merger/consolidation is effected to implement a recapitalization and no person becomes the beneficial owner of 20% or more of the combined voting power of the Company’s then outstanding voting securities.

•All or substantially all of the Company’s assets are sold, or the Company’s shareholders approve a plan of complete liquidation or dissolution.
Under the CIC severance agreements, Good Reason generally means:
•The material diminution of authority, duties, or responsibilities, including being an executive officer of the Company before a change in control and ceasing to be an executive officer of the surviving company. However, change-in-control benefits will be triggered by this provision only if the executive officer has not voluntarily terminated his employment and the “material diminution” has not been remedied, in either case, before the second anniversary of a change in control.
•A material reduction in annual base salary or annual target short-term incentive, except to the extent such reduction is consistent with an across-the-board reduction for employees.
•A material change in the geographic location where the executive is required to be based.
•Failure by the Company to continue any material compensation or benefit plan, vacation policy, or any material perquisites unless an alternative plan is provided, or failure to continue the executive’s participation in these plans.
•Failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the CIC severance agreement.
EQUITY COMPENSATION PLAN INFORMATION
The Equity Compensation Plan Information table provides information as of December 31, 2025, with respect to shares of Xerox Common Stock that may be issued under the Xerox Corporation 2004 Performance Incentive Plan, the Xerox Holdings Corporation Performance Incentive Plan, as Amended Through October 21, 2021, the 2021 Amendment and Restatement of the Xerox Holdings Corporation 2004 Equity Compensation Plan for Non-Employee Directors, and the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan. Each of these plans has been approved by shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Rights, RSUs, PSUs, and DSUs (#) (A)(1),(2)	Weighted-Average Exercise Price of Outstanding Options and Rights ($) (B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (C)(3)(4)
Equity Compensation Plans Approved by Shareholders(3)	14,394,788	$26.23	2,729,368
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	14,394,788	$26.23	2,729,368
________
(1) Consists of (i) 11,339,065 RSUs, (ii) 2,417,910 PSUs at target level performance, and (iii) 92,359 stock options outstanding under the Xerox Corporation 2004 Performance Incentive Plan and Xerox Holdings Corporation Performance Incentive Plan, as Amended Through October 21, 2021. The amount also includes 541,336 DSUs and 4,118 DEUs outstanding under the 2021 Amendment and Restatement of the Xerox Holdings Corporation 2004 Equity Compensation Plan for Non-Employee Directors. Because there is no exercise price associated with RSUs, PSUs, DSUs or DEUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (B).
(2) Any awards made on or after May 22, 2024, are being made under the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (EPIP).
(3) In May 2024, shareholders approved a new plan, the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan, and any awards granted on or after May 22, 2024, are being made under the new plan. The number of shares available for issuance as of March 27, 2026 will be nearly exhausted after the March 2026 annual grant. Please see Proposal 4 in this proxy to increase the number of shares available for future issuance under Xerox's 2024 Equity and Performance Incentive Plan.
(4) As of the March 2026 annual grant, all but a nominal amount of securities remaining available for future issue have been granted, leaving minimal securities remaining as of the date of this filing. This is due to the substantial decline in stock price since the March 2025 annual grant.

CEO PAY RATIO
In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012 and SEC rules adopted thereunder, the Company is disclosing the ratio of the annual total compensation of the Chief Executive Officer during fiscal year 2025, Mr. Bandrowczak, to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer). Mr. Bandrowczak served as the Company’s Chief Executive Officer for the entirety of fiscal year 2025. As disclosed elsewhere in this Proxy Statement, effective March 31, 2026, Mr. Pastor succeeded Mr. Bandrowczak as Chief Executive Officer.
We have identified a new median employee since our 2024 pay ratio calculation because there have been changes to our employee population over the last year which would result in a change to our pay ratio disclosure for fiscal year 2025. We identified our median compensated employee using our employee population as of November 30, 2025 using annual total cash compensation as our Consistently Applied Compensation Measure (CACM) for all of our employees. Total cash compensation for these purposes included base salary, annual incentive compensation, any cash commission payments, change in pension value, overtime, and mandated wages paid through December 31, 2025.
Once the median employee was identified applying our CACM methodology, we calculated the median employee total 2025 annual compensation of $57,753 using the same components of compensation as used in the Summary Compensation Table for our NEOs. This total compensation amount was then compared to the total compensation of the CEO disclosed in the Summary Compensation Table in the amount of $12,581,826. Based on this information for 2025, the ratio of the CEO’s annual total compensation to the median employee’s annual total compensation was 218 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported here, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “Compensation Actually Paid” (CAP) to the Company’s Principal Executive Officer (PEO) and Non-PEO Named Executive Officers (Non-PEO NEOs), and certain aspects of the financial performance of the Company. The Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion & Analysis.
Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based on:
Year[1]	Summary Compensation Table Total for Mr. Visentin PEO[2]	Compensation Actually Paid to Mr. Visentin PEO[3]	Summary Compensation Table Total for Mr. Bandrowczak PEO[2]	Compensation Actually Paid to Mr. Bandrowczak PEO[3]	Average Summary Compensation Table Total for Non-PEO NEOs[2]	Average Compensation Actually Paid to Other NEOs[3]	Total Shareholder Return [4]	Peer Group Total Shareholder Return [5]	GAAP Net (Loss) Income (millions)	Adj. [6] EBITDA (millions)
2025	$—	$—	$12,581,826	$(1,401)	$3,272,657	$551,182	$13.85	$196.79	$(1,029)	$467
2024	$—	$—	$14,320,642	$(376,188)	$6,605,625	$1,328,006	$47.03	$154.64	$(1,321)	$503
2023	$—	$—	$12,844,686	$14,069,073	$5,251,711	$4,795,117	$93.72	$113.31	$1	$596
2022	$11,192,336	$5,216,828	$8,561,267	$4,746,408	$2,981,034	$1,785,941	$70.04	$79.22	$(322)	$505
2021	$12,418,877	$5,930,335	$—	$—	$3,143,217	$1,922,379	$101.98	$116.70	$(455)	$647
________
(1) Steven J. Bandrowczak succeeded John Visentin as PEO in 2022 (on June 6, 2022 as interim CEO and on August 2, 2022 as CEO). John Visentin served as the PEO for the entirety of 2021 and 2020. Our Non-PEO NEOs for the applicable years were as follows:
•2025: John Bruno, Louis J. Pastor, Charles Butler, Jacques-Edouard Gueden, Flor M. Colón, Mirlanda Gecaj, and Xavier Heiss
•2024: John Bruno, Jacques-Edouard Gueden, Xavier Heiss, and Louis J. Pastor
•2023: John Bruno, Xavier Heiss, Joanne Collins Smee, Suzan Morno-Wade, and Louis J. Pastor
•2022: John Bruno, Xavier Heiss, Louis J. Pastor, and Joanne Collins Smee
•2021: Steven J. Bandrowczak, Xavier Heiss, Michael Feldman, and Louis J. Pastor
(2) Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (SCT) for the applicable year in the case of our PEO, Mr. Bandrowczak, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs.
(3) Amounts reported in these columns represent CAP, as calculated in accordance with Item 402(v) of SEC Regulation S-K. A reconciliation of the adjustments for our PEO, Mr. Bandrowczak, and for the average of the Non-PEO NEOs is provided in the table below, Reconciliation of Summary Compensation Table to Compensation Actually Paid. This table reconciles totals per the SCT to CAP.
(4) Total Shareholder Return (TSR) is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31, 2025, 2024, 2023, 2022, and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(5) Amounts in this column assume the investment of $100 on December 31, 2020 in the S&P Technology Hardware Select Industry Index, which is used by the Company to comply with Item 201(e) of Regulation S-K. The Company believes that the S&P Technology Hardware Select Industry Index is more representative of the Company's market capitalization and peer group. This peer group was updated from the S&P 600 Information Technology Index used in the prior year Proxy, filed April 9, 2025. In comparison, the value of $100 invested in the S&P 600 Information Technology Index would be the following: 2025: $140.68; 2024: $118.14; 2023: $119.11; 2022: $98.48; 2021: $126.85.
(6) Adjusted(1) EBITDA is the company-selected MIP measure. Refer to the “Non-GAAP Financial Measures” section for a reconciliation of the non-GAAP financial measure or an explanation of the performance measure.

Reconciliation of Summary Compensation Table to Compensation Actually Paid

	2025
	Bandrowczak PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$12,581,826	$3,272,657
Minus Change in Pension Value Reported in SCT for the Covered Year	—	(61)
Plus Pension Value Service Cost for the Covered Year	—	12,068
Minus Stock Award Value & Option Award Value Reported in SCT for the Covered Year	(11,466,184)	(2,290,975)
Plus Year-End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	3,907,437	554,681
Minus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	(4,596,355)	(601,542)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	—	—
Minus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	(428,125)	(35,227)
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	—	(360,419)
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	—	—
Compensation Actually Paid	$(1,401)	$551,182
Unvested equity values in the above table are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Performance Measures Used to Link Company Performance and CAP
The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the Named Executive Officers for 2025. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance share units. Refer to the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.

Adjusted(1) EBITDA (CSM)
Adjusted(1) Operating Income
Relative TSR
Corporate Social Responsibility
________
(1)Refer to the “Non-GAAP Financial Measures” section for a reconciliation of the non-GAAP financial measure or an explanation of the performance measure.

Relationship between CAP and TSR
The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP, for the PEO and Non-PEO NEOs, and our TSR.

Relationship between CAP and GAAP Net (Loss) Income
The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our GAAP Net (Loss) Income.

________
(1)Fiscal year 2025 Net (Loss) includes a tax expense charge of $467 million related to the establishment of a valuation allowance against certain deferred tax assets to reflect their realizability. Fiscal year 2024 Net (Loss) includes an after-tax non-cash goodwill impairment charge of $1,015 million. Fiscal years 2022 and 2021 Net (Loss) includes an after-tax non-cash goodwill impairment charge of $395 million and $750 million, respectively.

Relationship between CAP and Adjusted (1) EBITDA (Company-Selected Measure)
The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and the Company’s Adjusted(1) EBITDA metric for the applicable reporting year.

________
(1) Refer to the “Non-GAAP Financial Measures” section for a reconciliation of the non-GAAP financial measure or an explanation of the performance measure.

OTHER INFORMATION
Indemnification Actions
The restated by-laws of Xerox provide for indemnification of officers and directors to the fullest extent permitted by New York law consistent with the restated By-Laws of Xerox. In February 2020, the Xerox Board approved advancement of counsel fees and other reasonable fees and expenses which may be incurred by the directors named as defendants in the action commenced in the Supreme Court of the State of New York, County of New York, captioned Miami Firefighters’ Relief & Pension Fund, derivatively on behalf of Xerox Holdings Corporation, Plaintiff, v. Carl C. Icahn, High River Limited Partnership, Icahn Capital L.P., Keith Cozza, Giovanni Visentin, Jonathan Christodoro, Joseph Echevarria, Nicholas Graziano, Cheryl Gordon Krongard, and Andrew Scott Letier, Defendants, and Xerox Holdings Corporation, Nominal Defendant, and all other related actions currently existing or thereafter commenced in any court, including any additional derivative actions, or any appeal therein. In accordance with the requirements of the Business Corporation Law of the State of New York (BCL), in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the restated by-laws of Xerox or the BCL.
Directors and Officers Liability Insurance and Indemnity
The policies are issued by Endurance Assurance Corp., National Union Fire Insurance, Continental Casualty Company, Westfield Select Insurance Company, Underwriters at Lloyds of London, Westchester Fire Insurance Company, Old Republic Insurance Company, RSUI Indemnity Company, Wesco Insurance Company, Berkshire Hathaway Specialty Insurance and National Casualty Company. The policies expire on January 1, 2027, and the total annual premium is approximately $1.8 million.

NON-GAAP FINANCIAL MEASURES
The Company reports financial results in accordance with generally accepted accounting principles (GAAP). In addition, the Company's management discusses financial results using non-GAAP measures. Management believes these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related income tax effects. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Annual Reports on Form 10-K, prepared in accordance with GAAP.
Within the CD&A, we discuss certain financial results using the non-GAAP measures described below. These non-GAAP measures reflect performance metrics used in our Management Incentive Program (MIP) and Executive Long-Term Incentive Program (LTIP), as applicable, as approved by the Compensation and Human Capital Committee.
Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, in the Company’s Annual Reports on Form 10-K, are set forth below.
Adjusted EBITDA
Earnings before non-financing interest expense, taxes, depreciation and amortization, adjusted for the following items, as applicable:
Restructuring and related costs, net: Restructuring and related costs, net include restructuring and asset impairment charges as well as costs associated with our transformation programs beyond those normally included in restructuring and asset impairment charges. Restructuring consists of costs primarily related to severance and benefits paid to employees pursuant to formal restructuring and workforce reduction plans. Asset impairment includes costs incurred for those assets sold, abandoned or made obsolete as a result of our restructuring actions, exiting from a business or other strategic business changes. Additional costs for our transformation programs are primarily related to the implementation of strategic actions and initiatives and include third-party professional service costs as well as one-time incremental costs. All of these costs can vary significantly in terms of amount and frequency based on the nature of the actions as well as the changing needs of the business. Accordingly, due to that significant variability, we will exclude these charges since we do not believe they provide meaningful insight into our current or past operating performance, nor do we believe they are reflective of our expected future operating expenses as such charges are expected to yield future benefits and savings with respect to our operational performance.
Amortization of intangible assets: The amortization of intangible assets is driven by our acquisition activity which can vary in size, nature and timing as compared to other companies within our industry and from period to period. The use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.
Non-service retirement-related costs: Our defined benefit pension and retiree health costs include several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets as well as those that are predominantly legacy in nature and related to employees who are no longer providing current service to the Company (e.g. retirees and ex-employees). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains/losses and (v) the impacts of any plan settlements/curtailments. Accordingly, we consider these elements of our periodic retirement plan costs to be outside the operational performance of the business or legacy costs and not necessarily indicative of current or future cash flow requirements. This approach is consistent with the classification of these costs as non-operating in Other expenses, net. Adjusted earnings will continue to include the service cost elements of our retirement costs, which are related to current employee service as well as the cost of our defined contribution plans.

Transaction and related costs, net: Transaction and related costs, net are costs and expenses primarily associated with certain major or significant strategic M&A projects. These costs are primarily for third-party legal, accounting, consulting and other similar types of professional services as well as potential legal settlements that may arise in connection with those M&A transactions. These costs are considered incremental to our normal operating charges and were incurred or are expected to be incurred solely as a result of the planned transactions. Accordingly, we exclude these expenses from our Adjusted Earnings Measures in order to evaluate our performance on a comparable basis.
Other expenses, net: primarily non-financing interest expense, and inclusive of non-service retirement-related costs and certain other non-operating costs and expenses.
Discrete, unusual or infrequent items: We excluded the following items, given their discrete, unusual or infrequent nature and their impact on the comparability of our results for the period to prior periods and future expected trends.
•Reinvention-related costs
•Inventory-related impact - exit of certain Production Print manufacturing operations
•Lexmark - inventory-related purchase accounting adjustment
•Lexmark - pre-existing employment agreements settled post acquisition
•Divestitures
•Loss on PARC donation
•Accelerated share vesting
•Goodwill impairment
Free Cash Flow
Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment (net cash provided by operating activities less capital expenditures). It provides a measure of the Company’s ability to fund acquisitions and pay dividends.
Adjusted Operating Income
We calculate and utilize adjusted operating income measures by adjusting our reported pre-tax (loss) income amounts by Restructuring and related costs, net, Amortization of intangible assets, non-service retirement-related costs, Transaction and related costs, net and Other expenses, net, which are primarily non-financing interest expense and certain other non-operating costs and expenses. We also exclude other discrete, unusual or infrequent items, as applicable. We exclude these amounts in order to evaluate our current and past operating performance and to better understand the expected future trends in our business.

MIP Performance Measure: Adjusted EBITDA Reconciliation

	Year Ended December 31,
(in millions)	2025	2024	2023	2022	2021
Reported (1)	$(1,029)	$(1,321)	$1	$(322)	$(455)
Non-financing interest expense, net	248	119	52	80	92
Income tax expense (benefit)	541	105	(29)	(3)	(17)
Depreciation and Amortization	331	274	251	270	327
EBITDA	91	(823)	275	25	(53)
Inventory-related impact - exit of certain production print manufacturing operations(2)	24	51	—	—	—
Lexmark - inventory-related purchase accounting adjustment(3)	102	—	—	—	—
Lexmark - pre-existing employment agreements settled post-acquisition	25	—	—	—	—
Reinvention-related costs	17	12	—	—	—
Goodwill impairment	—	1,058	—	412	781
Restructuring and related costs, net	66	112	167	65	38
Divestitures	(4)	47	—	—	—
Loss on PARC donation	—	—	132	—	—
Non-service retirement-related costs	78	80	19	(12)	(89)
Accelerated share vesting	—	—	—	21	—
Transaction and related costs, net	34	7	—	—	—
All other expenses, net	34	(41)	3	(6)	(30)
Adjusted EBITDA	$467	$503	$596	$505	$647
________
(1)Net (Loss) Income as reported in the Consolidated Statements of (Loss) Income in Xerox's Annual Reports on Form 10-K for the respective periods presented. For additional information on the 2025 MIP performance measures, refer to Exhibit 10(f)(47) of the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025.
(2)As a result of the exit of certain production print manufacturing operations, Cost of sales and Cost of services, maintenance, rentals and other, as reported in the Consolidated Statements of (Loss) Income in Xerox's 2025 Annual Report on Form 10-K, includes inventory-related charges of $24 and $8 for the years ended December 31, 2025 and 2024, respectively, as well as the cancellation of related purchase contracts of $0 and $43 for the years ended December 31, 2025 and 2024, respectively.
(3)Reflects a purchase accounting adjustment related to the Lexmark Acquisition, for cost associated with a net inventory write up.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for 2026. PwC has been retained as the Company’s independent registered public accounting firm since 2001.
Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.
Principal Auditor Fees and Services
Aggregate fees for professional services rendered for the Company by PwC were as follows:

(in millions)	2025	2024
Audit	$15.8	$12.9
Audit-related	0.8	1.5
Tax	1.5	0.1
All other	0.4	—
Total Fees	$18.5	$14.5
Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board of Directors (PCAOB), statutory and subsidiary audits, procedures performed in connection with documents filed with the SEC, consents, comfort letters, and other services required to be performed by our independent registered public accounting firm.
Audit-related fees were for assurance and related services. Both years reflect services associated with employee benefit plan audits, due diligence reviews, special reports pursuant to agreed-upon procedures or international reporting requirements, and other attestation services.
Tax fees reflect services related to tax compliance services and certain transactional costs.
All other fees reflects non audit-related consulting services and PwC research and market intelligence licenses.
Xerox’s Audit Committee charter requires pre-approval by the Audit Committee of all fees paid to, and all services performed by, Xerox’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type, and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, pursuant to authority delegated by the Audit Committee, one or more members of the Audit Committee may approve additional services that are outside the scope of the services and fees approved by the Audit Committee, which are required to be presented to the full Audit Committee at the next Committee meeting. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. During the 2025 fiscal year, all services were approved by the Audit Committee in accordance with the Sarbanes-Oxley Act.
Audit Committee Report
The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” and in detail under the “Audit Committee Charter” which can be found under the Corporate Governance section on the Company’s website (www.xerox.com/en-us/about/corporate-social-responsibility/governance). The Audit Committee is responsible for assisting the Board in overseeing the integrity of the Company’s financial statements, the effectiveness of the Company’s internal control over financial reporting, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function and independent auditor. In performing its oversight role, the Audit Committee relies on management and the Company’s independent registered public accounting firm. Management is responsible for the preparation and integrity of the Company’s financial statements and for maintaining effective internal control over financial reporting. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:
•Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2025, including the specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with the management of the Company and PwC, including a discussion of significant accounting policies, critical accounting estimates, and judgments used in the preparation of the financial statements;
•Discussed with PwC the matters required to be communicated in PCAOB Auditing Standards, including AS 1301 (Communication with Audit Committees), and AS 2410 (Related Parties); and discussed the overall audit strategy, scope, and significant risks identified during the audit; and
•Received the written disclosures and the letters from PwC required by the applicable PCAOB independence rules and has discussed with PwC the firm’s independence and quality control procedures and considered whether the provision of non-audit services is compatible with maintaining PWC's independence.
The Audit Committee also reviewed management's assessment of the effectiveness of the Company's internal control over financial reporting, and discussed with PWC its attestation report thereon.
Based upon the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2025 Annual Report to Shareholders, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing by the Company with the SEC.
Amy Schwetz, Chair
Tami Erwin
John Roese

The Board unanimously recommends a vote
FOR
the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year 2026.

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2025 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our shareholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “Say-on-Pay” vote, is a non-binding, advisory vote on the 2025 compensation paid to our NEOs as disclosed pursuant to Item 402 of Regulation S-K, in the Compensation Discussion and Analysis, and in the accompanying tables and narrative included in this Proxy Statement. This Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this Proxy Statement.
The Board recommends that shareholders indicate their support for the Company’s compensation of our NEOs. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the voting results as part of its ongoing review of the Company’s executive compensation program.
As described in detail in the Compensation Discussion and Analysis of this Proxy Statement, the Compensation Committee seeks to closely align the compensation of our NEOs with the interests of the Company’s shareholders.
•The Company’s executive compensation program is designed to attract, retain, and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking, and support both short-term and long-term growth for shareholders.
•The compensation framework emphasizes a pay-for-performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as described in detail on page 36 in the Linking Pay to Performance section.
•Ninety-three percent (93%) of our Chief Executive Officer and eighty-three percent (83%) of our other NEOs' total target compensation is “at-risk” and dependent upon performance of short-term and long-term financial and business objectives and share appreciation, as described on page 38 in the Target Pay Mix section.
•The Company has developed and implemented practices, as detailed in the Executive Compensation Best Practices section on page 34, which the Compensation Committee, in consultation with its independent consultant, believes to be effective in both driving performance and supporting long-term growth for our shareholders.
•The Board and leadership team maintain a robust continuous shareholder engagement program, which helps inform the Compensation Committee’s executive compensation deliberations and decisions, as detailed beginning on page 28 in the Say-on-Pay Votes and Shareholder Engagement section.
Accordingly, we ask our shareholders to vote in favor of the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the 2025 compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The Board unanimously recommends an advisory vote
FOR
the approval of the 2025 compensation of our named executive officers as described in the Proxy
Statement pursuant to Item 402 of Regulation S-K.

PROPOSAL 4 — PROPOSAL TO APPROVE AN AMENDMENT TO THE XEROX HOLDINGS CORPORATION 2024 EQUITY AND PERFORMANCE INCENTIVE PLAN TO INCREASE THE SHARE RESERVE
In this Proposal 4, the Board of Directors seeks shareholder approval of an amendment (the “Plan Amendment”) to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock (“Shares”) available for issuance under the Plan and to remove references to incentive stock options (which are not intended to be available for grant under the Plan). Pursuant to the Plan, as amended, all employees of the Company or any entity in which the Company has a significant equity interest as determined by the Committee, and all non-employee directors of the Company, are eligible to receive awards at the discretion of the Compensation and Human Capital Committee of the Board of Directors (the “Committee”).
The Plan was originally approved by the Company’s shareholders on May 22, 2024, and the term of the Plan ends on May 22, 2034, or such earlier date as determined by the Committee. The Plan Amendment will become effective on May 20, 2026 (the “Effective Date”), following approval by the Company’s shareholders. Other than the increase in the Share reserve, no other substantive changes to the Plan are contemplated.
Shareholder approval of the Plan Amendment is sought in compliance with the rules of Nasdaq and the terms of the Plan. The Plan is the only shareholder-approval plan under which equity-based incentive awards are currently granted to the Company’s employees and non-employee directors.
This description is qualified in its entirety by reference to the full text of the Plan that is attached as Exhibit 99.1 to the Company’s and Xerox Corporation’s combined Current Report on Form S-8 dated June 28, 2024 (see SEC File Number 001-39013), and by the First Amendment to the Plan that is attached as Exhibit A to the Company’s Definitive Proxy Statement on Form DEF 14A filed April 9, 2025 (see SEC File Number 001-39013) (the “First Amendment”).
Background
The Board believes that the Company’s ability to execute its Reinvention strategy and successfully integrate Lexmark depends in significant measure on retaining, motivating, and appropriately transitioning the leadership team and other key talent responsible for delivering and executing on that transformation. Equity compensation remains the Committee’s primary vehicle for aligning executives and directors with shareholders, and reinforcing a rigorous pay-for-performance philosophy.
The Company is entering a critical execution phase of its transformation. Maintaining leadership continuity through this period, including through recent executive transitions, is essential to realizing integration synergies, strengthening the balance sheet, and delivering sustainable long-term value.
In this context, prevailing market conditions, including the Company’s current stock price, have increased share usage requirements to deliver market-competitive equity awards, contributing to the depletion of the existing share reserve.
Rationale for the Share Request
The Company’s existing share reserve has been substantially depleted, reflecting a combination of market-driven share usage dynamics and the need to maintain competitive, performance-oriented equity awards during a critical phase of the Company’s transformation and integration.
In evaluating the proposed share authorization, the Committee considered the importance of continuing to deliver equity-based compensation that aligns management with long-term shareholder outcomes, while maintaining a disciplined approach to share usage, dilution, and affordability.
The Committee also evaluated the trade-offs between equity and alternative forms of compensation, including the selective use of cash-based incentives. While a significant increase in the use of cash awards would reduce share usage, it would increase cash outflows, and compete directly with the Company’s capital allocation priorities, including its deleveraging objectives. Accordingly, the Committee has temporarily incorporated a measured use of cash-based incentives within the broader program design to help moderate share usage, while maintaining an equity-oriented framework that aligns incentives with long-term shareholder value creation.
The Board believes that the requested authorization is necessary to support retention and alignment objectives during a defined transformation and integration period, and represents a balanced approach to compensation design that supports disciplined execution and long-term value creation. The Committee does not view this request as establishing a permanent increase in equity usage, but rather, as providing appropriate capacity during this period of elevated strategic importance.

If the proposed amendment is not approved, the Company would have limited ability to continue using equity as its primary long-term incentive vehicle. In that event, the Company would need to consider increased reliance on cash-based compensation alternatives to meet retention and incentive objectives.
Determination of Shares to Be Available for Issuance
In determining the number of additional shares to request, the Committee, with the support of its independent compensation consultant undertook a comprehensive evaluation of the Company's approach to long-term incentive compensation, its equity usage requirements, and other related factors.
Based on this evaluation, the Board is seeking shareholder approval to increase the number of Shares authorized for issuance under the Plan by 15,000,000 shares, which would result in a total of 18,329,243 shares available for future grant under the Plan. The 2024 Equity and Performance Incentive Plan remains the Company’s only shareholder-approved plan under which equity-based awards may be granted.
As of March 27, 2026, 3,329,243 shares remained available for grant under the Plan, and 9,536,066 shares were subject to outstanding awards. If the proposed share increase is approved, the Company’s total potential overhang (equity awards outstanding plus what remains for future issuance as a percent of shares outstanding) would represent approximately 21.3% of our shares outstanding.
In developing the proposed share request, the Committee considered multiple factors including:

•Historical and projected share usage;
•Competitive levels of equity and long-term incentive delivery for our leadership and our broader employees
•Stock price sensitivity and the impact on share delivery levels;
•Expected retention needs during the integration and transformation period;
•Peer market practices; and
•The methodologies and policies of major proxy advisory firms.
The Committee recognizes that the requested authorization represents a meaningful potential dilution. As part of its decision-making process, the Board engaged in shareholder outreach to solicit feedback prior to finalizing the proposal and carefully considered that feedback in evaluating the size and structure of the request.
The Committee also evaluated the potential dilution associated with the request in the context of these factors and believes the proposed authorization is appropriately calibrated to balance the need for sufficient equity capacity with responsible share usage.
If the Plan Amendment is approved by the Company’s shareholders, the maximum aggregate number of Shares that may be issued under the Plan will be 26,882,000 Shares (all Share numbers are subject to adjustment in accordance with the terms of the Plan) plus any Shares underlying awards previously granted under the Xerox Holdings Corporation Performance Incentive Plan, Amended as of May 25, 2023, the Xerox Holdings Corporation 2004 Equity Compensation Plan for Non-Employee Directors, and their predecessor Plans (together, the “Predecessor Plans”) that expire or are cancelled or forfeited or cash-settled on or after May 22, 2024 plus any Shares that are issued by the Company and any awards that are granted by or become obligations of the Company through the assumption of, or in substitution for, outstanding awards previously granted by an acquired company. No new awards may be granted under the Predecessor Plans.
The 26,882,000 Shares reserved for issuance under the Plan represent the initial 5,200,000 Shares reserved for issuance under the Plan, the additional 6,682,000 Shares reserved for issuance under the First Amendment and the additional 15,000,000 Shares reserved for issuance under the Plan Amendment. Awards outstanding under the Predecessor Plans that were outstanding as of May 22, 2024 will remain outstanding in accordance with their terms and the terms of the Predecessor Plans.
In addition, Shares underlying outstanding awards granted under the Plan or the Predecessor Plans that expire or are cancelled or forfeited or cash-settled on or after May 22, 2024 will be added to the Share reserve and become available for issuance under the Plan.
The number of Shares subject to the Plan Amendment was determined following consultation with an independent consultant based on factors including the Company’s past Share usage (“burn rate”), the number of Shares needed for future awards, and the stated policies of shareholder advisory firms.
Set forth below is the burn rate, which was calculated by taking the sum of options granted, restricted stock units (“RSUs”) granted, and performance share units (“PSUs”) earned from the Predecessor Plans and the Plan, as applicable, in each applicable year and dividing that by the weighted average of Shares outstanding as of the last day of the year.

Year	Options Granted	RSUs Granted	PSUs Earned	Total	Weighted Average Common Shares Outstanding	Burn Rate
2025	0	9,756,653	0	9,756,653	126,473,192	7.7%
2024	0	4,559,529	0	4,559,529	124,344,172	3.7%
2023	0	3,382,000	0	3,382,000	149,116,000	2.3%
Three-Year Average						4.6%
Governance Safeguards
The Committee engages in an ongoing review and implementation of “best practices,” consistent with the Company’s corporate governance policies and practices. As such, the Plan includes numerous “best practice” provisions, including:
•Fixed allocation of authorized Shares over the term of the Plan (rather than an “evergreen” allocation methodology);
•Prohibition on “liberal” recycling of Shares surrendered or withheld in payment of the exercise price of any award or to satisfy tax withholding obligations with respect to an award;
•Prohibition on repricing of stock options or stock appreciation rights, or cash buyout of underwater stock options or stock appreciation rights without shareholder approval;
•Prohibition on “reload” stock options;
•Prohibition on paying dividends or dividend equivalents before awards have vested;
•“Double-trigger” change in control vesting of awards held by employees, that is, no automatic vesting of an employee’s award upon a change in control - vesting occurs upon an involuntary termination of employment within two years following a change in control;
•“Clawback” provision empowering the Committee to rescind long-term and short-term incentive awards to current and former employees for engaging in activities detrimental to the Company; and
•Application of the Compensation Recoupment Policy of Xerox Holdings Corporation, which provides that, in the event the Company is required to prepare a restatement of its financials, the Company must recover any incentive-based compensation earned by executive officers during the preceding three years, if those amounts exceed what would have been paid under the accounting restatement.
In addition, Shares granted under the Plan to executive officers and non-employee directors are subject to the stock ownership guidelines established by the Committee and mandatory post-termination holding requirements pursuant to award agreements issued under the Plan.

The following provides certain additional information regarding total awards outstanding on March 27, 2026:

Key Data as of March 27, 2026
Shares Available for Grant as of March 27, 2026 (1)	3,329,243

Weighted average remaining term of outstanding options	2.30
Weighted average exercise price of outstanding options	$26.34
Outstanding Awards, Not Contingent Upon Shareholder Approval:
Appreciation Awards-Based Awards: Stock Options	92,359
Director Stock Units	547,039
Dividend Equivalent Units	4,159
Restricted Stock Units	7,036,720
Performance Share Units	1,855,789
Total Outstanding Awards, Not Contingent Upon Shareholder Approval	9,536,066

Outstanding Awards, Contingent Upon Shareholder Approval:
Restricted Stock Units	9,035,324
Performance Share Units	2,629,214
Total Awards Contingent Upon Shareholder Approval	11,664,538

Shares Requested under Proposal	15,000,000
Less: Awards Contingent Upon Shareholder Approval	11,664,538
Shares Available for Future Grant under the 2024 Equity & Performance Incentive Plan, if approved by Shareholders	3,335,462
Existing Shares Available for Grant as of March 27, 2026	+3,329,243
Final Shares Available to Grant under the 2024 Equity & Performance Incentive Plan, if approved by Shareholders	6,664,705
________
(1) As of December 31, 2025, there were 2,729,368 shares available to grant from the 2024 Equity and Performance Incentive Plan. As of March 27, 2026, we currently have 3,329,243 shares available to grant, excluding contingent grants.

Summary of the Plan
Shares Available Under the Plan
Shares surrendered in payment of the exercise price of a stock option shall not be available for re-issuance under the Plan. Shares withheld or surrendered for payment of taxes with respect to awards shall not be available for re-issuance under the Plan. If any awards are paid in cash, rather than Shares, the Shares subject to those awards will be available under the Plan. If Shares are repurchased by the Company on the open market with the proceeds of the exercise price of stock options, such Shares may not again be made available for issuance under the Plan. If stock options or stock appreciation rights (SARs) granted under the Plan expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any stock awards are forfeited, terminated or otherwise not paid in full, the Shares subject to such awards shall again be available for purposes of the Plan. Any Shares that are issued by the Company and any awards that are granted by or become obligations of the Company through the assumption of, or in substitution for, outstanding awards previously granted by an acquired company will not be counted against the Shares available for issuance under the Plan.
Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares and no fractional Shares will be issued under the Plan. Cash may be paid in lieu of any fractional Shares in payments of awards under the Plan.
Shares underlying outstanding awards granted under our Predecessor Plans that expire or are cancelled or forfeited or cash-settled on or after May 22, 2024 will become available for issuance under the Plan.
In the event of changes in the number of issued Shares without consideration to the Company (such as stock dividends, stock splits, recapitalizations, reorganizations, exchange of Shares, liquidation, combination or other change in corporate structure that affect the Shares), the Plan authorizes the Committee to make appropriate equitable adjustments in the number of Shares available for issuance and covered by outstanding awards and/or in the price per Share for outstanding awards to reflect the change, in order to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and outstanding awards.

Administration of the Plan
The Plan is administered by the Committee or such other independent committee appointed by the Board of Directors. The Committee is comprised entirely of non-employee members of the Board of Directors, who are qualified to administer the Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934 (Exchange Act) or any successor rule, and any rules and regulations of a stock exchange on which Common Stock of the Company is listed. The Committee has full and exclusive power, within the limitations set forth in the Plan, to make all decisions and determinations regarding the selection of participants and the granting of awards, establishing the terms and conditions relating to each award, adopting rules, regulations and guidelines for carrying out the Plan’s purposes, and interpreting and otherwise construing the Plan. However, the Board of Directors may, in its sole discretion and subject to compliance with applicable law and stock exchange rules, perform any actions of the Committee under the Plan. Except for the power to amend and except as may otherwise be required under applicable Nasdaq rules, the Committee may delegate to one or more officers of the Company all of its powers under the Plan other than determinations regarding awards made to employees who are subject to Section 16 of the Exchange Act and awards made to non-employee directors, subject to such conditions and restrictions as the Committee may establish from time to time. In addition, any officer of the Company, or his or her delegate, may amend the Plan as he or she, in his or her sole discretion, deems necessary or appropriate to avoid any amount becoming subject to an additional tax under Section 409A of the Code.
The Committee or the Board of Directors may amend the Plan as it deems necessary, provided that no amendment may be made without the approval of shareholders if such amendment would cause the Plan not to comply with the New York Business Corporation Law. No such amendments may materially adversely affect any outstanding awards under the Plan without the consent of the holders thereof. Notwithstanding the foregoing, an amendment that constitutes a material amendment under the Nasdaq rules must be submitted to the Company’s shareholders for approval, including any revision that deletes or limits the scope of the Plan provision prohibiting repricing of stock options or SARs.
The Board of Directors may terminate the Plan at any time, at its sole discretion. Upon termination of the Plan, no future awards may be granted, but previously made awards will remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan.
Eligibility
Any employee of the Company or of any entity in which the Company has a significant equity interest as determined by the Committee, and any non-employee director of the Company, is eligible to receive an award under the Plan. As of March 27, 2026, there were approximately 5,446 employees and non-employee directors eligible to receive awards under the Plan.
Dividends and Dividend Equivalents
The Committee may provide that awards (other than stock options, SARs and awards denominated in cash) under the Plan earn dividends or dividend equivalents (in cash, Shares) to be paid currently or at a later date or dates, subject to such conditions as the Committee may also establish. However, no dividends or dividend equivalents will be paid on Shares subject to any award before the award becomes nonforfeitable under the Plan (determined without regard to any potential clawback). In addition, except as otherwise provided in the Plan provisions relating to Section 409A of the Code, award payments may also be deferred as determined by the Committee. Such deferral settlements may include the crediting of (i) dividend equivalents if denominated in stock awards or (ii) interest if denominated in cash.
Clawbacks
The Committee also has the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted, or gains realized by the grantee in connection with an award or an award’s exercise may be recovered. In addition, awards under the Plan are subject to the Compensation Recoupment Policy of Xerox Holdings Corporation, which provides that, in the event the Company is required to prepare a restatement of its financial statements, the Company must recover any compensation that was granted, earned or vested based wholly or in part upon the attainment of financial reporting measures that were earned by executive officers during the three completed fiscal years preceding the required restatement if those amounts exceed what would have been paid based on the restated financials.

Types of Awards
The Plan provides flexibility in structuring short-term and long-term incentive awards for various groups and levels of executives and other participants. This flexibility permits the Company to grant one form of award or a combination of awards to one participant (or group of participants) while using another award type or mix for other participants (or group of participants). With the exception of cash awards and certain stock appreciation rights (as described below), all awards under the Plan are denominated in Shares, or consist of actual Shares. Thus, the most significant components of the Plan reward participants directly in concert with the returns realized by shareholders and increased shareholder value.
Stock Options - Stock options entitle their holders to purchase Shares during a specified period at a purchase price that is not less than 100% of Fair Market Value (as defined in the Plan) on the effective date of grant. Fair Market Value for purpose of the Plan means the closing price of Common Stock on such date of grant or such closing price for the first preceding date on which there are trades if no trades occur on such effective grant date. In no event may the term of a stock option exceed a period of 10 years from the date of grant. Shares purchased upon exercise of stock options must be paid for in full at the time of exercise in cash or such other method as the Committee may permit from time to time. Such payment may include tendering Shares (either constructively or by attestation) or surrender of a stock award (in either case valued at the market value at the time of exercise) or surrender of a cash award, or a combination of methods. Other than pursuant to its authority to make appropriate equitable adjustments in the event of changes in the number of issued Shares without consideration to the Company (as described above), the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per Share of a stock option after it is granted, (b) cancel a stock option when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another award (other than in connection with a Change in Control), or (c) take any other action with respect to a stock option that would be treated as a repricing under the rules and regulations of the Nasdaq. The Company may not repurchase a stock option for value (in cash, substitutions, cash buyouts or otherwise) from a stock option-holder if the current Fair Market Value of the Shares underlying the stock option is lower than the exercise price per Share of the stock option. The foregoing two sentences are collectively referred to herein as the “Repricing Prohibition.”
Stock Appreciation Rights - Stock appreciation rights entitle their holders to receive payment (in cash, Shares or a combination as determined by the Committee) equal to the appreciation in the market value of a specified number of Shares from the date of grant until the date of exercise. In no event may the term of a stock appreciation right exceed a period of 10 years from the date of grant. Such appreciation is measured by the excess of the Fair Market Value at the time of exercise over the Fair Market Value of Common Stock on the effective date of the grant of stock appreciation rights. The Repricing Prohibition described above shall apply to stock appreciation rights on the same basis as it does to stock options.
Stock Awards - Stock awards may constitute actual Shares or may be denominated in stock units. For example, stock awards may include, but are not limited to, awards of restricted stock, RSUs, deferred stock units (DSUs), and PSUs, or phantom stock. Stock awards may be subject to such restrictions and contingencies regarding vesting and eventual payment as the Committee shall from time to time determine.
Cash Awards - Cash Awards granted to employees may be any of the following:
i.an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants; or
ii.a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement including, but not limited to, continuous service with the Company, achievement of specific business objectives and other measurement of individual, business unit or Company performance (for example, an award of phantom stock, the eventual payment of which would be made in cash and tied to the performance of a particular business unit, as set forth in the award agreement).
Other Award Terms
Awards (other than annual incentive cash awards) will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award. Awards may be granted singly, in tandem with or in replacement or as alternatives for other awards, including awards made under other plans.

Generally, all awards under the Plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a domestic relations order. During the participant’s lifetime, awards generally can be exercised only by the participant. However, the Committee may provide that any award of non-qualified stock options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may also provide that, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Committee to act on behalf of and for the benefit of the respective participant with respect to any outstanding awards. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Plan upon the participant’s death. In no event may an award be transferred for monetary value.
Awards granted, and Shares issued in conjunction with the settlement of any award under the Plan, may be subject to forfeiture back to the Company and/or restrictions on transferability for such periods as the Committee may determine.
Plan Benefits
Any future awards under the Plan will be made at the sole discretion of the Committee and the amount of such future awards is not determinable at this time with respect to our executive officers, including the named executive officers, or our other employees or our non-employee directors.
Information concerning awards granted to our named executive officers during the last fiscal year under the Plan and the Predecessor Plans is set forth in the table captioned “Grant of Plan-Based Awards,” and information regarding outstanding awards held by our named executive officers under the Plan and the Predecessor Plans is set forth in the table captioned “Outstanding Equity Awards at Fiscal Year-End” contained in this Proxy Statement.
Change in Control
Upon the occurrence of a “change in control” of the Company, as defined in the Plan, each award held by any employee will fully vest upon a termination of employment by the applicable employee within two years following the change in control, if such termination is either an involuntary termination (other than for cause) or a voluntary termination for “good reason,” as defined in the Plan. If a performance-based award becomes vested following a change in control, each performance measure shall be deemed achieved at 100% of target unless otherwise provided in an award agreement. Payment following a change in control shall be made on the normally scheduled payment date, except that if the event constitutes a change in control under Section 409A of the Code, vested awards will be paid, if earlier, upon a termination of employment that occurs within two years of such change in control.
Upon the occurrence of a change in control of the company, as defined in the Plan, all awards (and dividend equivalents) held by non-employee directors will fully vest, and will be paid in cash on the scheduled payment date, except that if the event constitutes a change in control under Section 409A of the Code, vested awards will be paid in cash upon such change in control.
For awards to be paid in cash, the amount of cash shall be determined as follows: in the case of each vested stock award, by multiplying the number of Shares subject to the award by the CIC Price (as defined in the Plan, and discussed below); in the case of each vested stock option or SAR, by multiplying the number of Shares subject to the stock option by the excess of the CIC Price over the exercise price; and in the case of a vested cash award, the cash payable pursuant to the award. Any stock options, SARs or stock awards held by an officer or director subject to Section 16 of the Exchange Act which have been outstanding less than six months (or such other period as may be required by the Exchange Act) upon the occurrence of a change in control shall not be paid in cash before the time permitted by applicable law.
“CIC Price” means either (i) the highest price paid for a Share in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (ii) if the change in control occurs without such a transaction or series of transactions, the closing price for a Share on the date immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

Section 409A Compliance
The Plan contains provisions addressing tax treatment, payment, and payment delays of amounts determined to be deferred payments for purposes of Section 409A of the Code.
U.S. Federal Income Tax Aspects of the Plan
The following discussion of the U.S. federal income tax implications relating to the Plan is based on current federal tax laws and regulations and is not a complete description of such laws and regulations. Participants may also be subject to certain state, local or foreign taxes that are not described below, in this Proposal 4 or elsewhere in this proxy statement.
The Company believes that under current law, the following federal income tax consequences generally would arise with respect to awards under the Plan:
•Stock options and SARs that are not deemed to be deferral arrangements under Section 409A of the Code would have the following tax consequences: The grant of a stock option or a SAR will create no federal income tax consequences for the participant or the Company. Upon exercising a stock option, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable Shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the Shares received. A participant’s sale of Shares acquired by exercise of a stock option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such Shares. The tax “basis” normally is the exercise price plus any amount the participant recognized as ordinary income in connection with the stock option’s exercise. A participant’s sale of Shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax basis in the Shares, which generally is the amount the participant recognized as ordinary income in connection with the SAR’s exercise.
•The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with a stock option or SAR, but no tax deduction relating to a participant’s capital gains.
•Some stock options and SARs, such as those with deferral features, and a SAR that is settled in cash, may be subject to Section 409A of the Code, which regulates deferral arrangements. In such case, the distribution to the participant of Shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the stock option or SAR (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Section 409A of the Code, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the Shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time Shares are delivered at the end of the deferral period.
•Awards other than stock options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the Plan to meet applicable requirements under Section 409A of the Code. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of deferred stock that has vested or requires or permits deferral of receipt of cash or Shares under a vested award, the participant should not become subject to income tax until the time at which the Shares are actually delivered, and the Company’s right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to Shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such Shares or property, such participant would not be entitled to any tax deduction, including as a capital loss, for the value of the Shares or property on which the participant previously paid tax.

•Any dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant elected to be taxed at the time of grant. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made an election to be taxed at the time of grant, the dividends will be dividend income, rather than additional compensation, to the participant.
•Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Section 409A of the Code. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.
•At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will, except as explained below, be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($184,500 in 2026), such participant will not have to pay Social Security taxes on such amounts. We are required to report to the Internal Revenue Service and the appropriate state and local taxing authorities the ordinary income received by the participant and the amount of taxes withheld. For awards that include a deferral feature, the federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements may apply before the participant is required to recognize ordinary compensation income resulting from an award (i.e., when the award is no longer subject to a substantial risk of forfeiture).
•Section 162(m) of the Code generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain current and former executive officers, other than compensation that qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017, pursuant to the Tax Cuts and Jobs Act of 2017.
•Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of outstanding awards under the Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
•The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code.
•Participants who are “insiders” under Section 16(b) of the Exchange Act may be subject to different tax treatment with respect to the grant, exercise or settlement of awards under the Plan, depending on the particular Section 16(b) exemption utilized.
The foregoing provides only a general description of the application of current federal income tax laws and regulations to certain awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Plan (such as payment of the exercise price of a stock option by surrender of previously acquired Shares). This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign laws. Holders of awards under the Plan are encouraged to consult with their own tax advisors.

New Plan Benefits
The following table sets forth information regarding RSU, PSU, and DSU grants made contingent upon shareholder approval of the Plan Amendment.

	The Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan, as Amended
Name and Position	Target Dollar Value of Contingent PSU Awards ($)	Target Dollar Value of Contingent RSU Awards ($)	Number of Contingent PSUs (3)(4)	Number of Contingent RSUs (4)(5)	Total Contingent Units (6)
Louis J. Pastor (Chief Executive Officer)	$2,400,000	$2,400,000	1,348,315	1,348,315	2,696,630
Charles Butler (Executive Vice President, Chief Financial Officer)	$800,000	$800,000	449,438	449,438	898,876
Jacques-Edouard Gueden (Chief Channel & Partner Officer)	$980,000	$980,000	550,562	550,562	1,101,124
Flor M. Colón (Executive Vice President, Chief Legal Officer and Corporate Secretary)	$500,000	$500,000	280,899	280,899	561,798
Executive Group (1)	—	$9,602,875	—	5,394,874	5,394,874
Non-Executive Director Group (2)	—	$1,800,000	—	1,011,236	1,011,236

Total	4,680,000	16,082,875	2,629,214	9,035,324	11,664,538
________
(1) The Executive Group consists of executives of the Company who are not NEOs.
(2) The Non-Executive Director Group consists of the non-employee Directors of the Company. Number of Units was calculated using the average closing market price of our common stock over the 15 trading days preceding the grant date March 11, 2026. Actual Number of Units will be recalculated using the 15-day trailing average closing share price as of the May 20, 2026, grant date.
(3) The amounts shown in this column represent the number of PSUs that will be earned if target performance is achieved. The number of PSUs that will be earned if maximum performance is achieved is 5,258,428.
(4) Number of Units was calculated using the average closing market price of our common stock over the 15 trading days preceding the grant date of March 11, 2026.
(5) The amounts shown in this column represent the contingent number of RSUs.
(6) The amounts shown in this column represent the contingent number of PSUs.
Future Plan Awards
The awards set forth above are the only awards granted to any employee or non-employee director pursuant to the Plan that are contingent upon the approval by our shareholders of the Plan Amendment. We anticipate that future equity-based awards may be granted at the discretion of the Committee under the Plan out of the additional Shares to be reserved for issuance in connection with the approval of the Plan Amendment; however, the number of Shares that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees and non-employee directors, and their potential contributions to our success. Accordingly, the number, type and grantee(s) of actual future awards, other than the contingent awards listed in the preceding section, cannot be determined at this time.
If the Plan Amendment is approved by our shareholders, the additional Shares available for issuance under the Plan will be registered pursuant to a registration statement on Form S-8 promptly after such shareholder approval is obtained.

Equity Compensation Plan Information
The Equity Compensation Plan Information table provides information as of December 31, 2025, with respect to shares of the Company’s common stock that may be issued under the Plan and the Predecessor Plans. Each of these plans has been approved by shareholders. The amounts shown do not include the Shares that would be available for issuance under the Plan if this Proposal 4 is approved.

Equity Compensation Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights(1) (#)(A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(B)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2) (#)(C)
Equity Compensation Plans Approved By Shareholders	14,394,788	$26.23	2,729,368
Equity Compensation Plans Not Approved By Shareholders	—	—	—
Total	14,394,788	$26.23	2,729,368
________
(1) Consists of (i) 11,339,065 RSUs, (ii) 2,417,910 PSUs at target level performance, (iii) 541,336 DSUs, (iv) 4,118 dividend equivalent units (“DEUs”) and (v) 92,359 stock options outstanding under the Plan and the Predecessor Plans. Because there is no exercise price associated with RSUs, PSUs, DSUs or DEUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (B).
(2) All securities remaining available for future issuance as of December 31, 2025 were available for grant pursuant to the Plan.
Additional Information
Additional information about our executive compensation program can be found in other sections of this proxy statement, particularly the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables, footnotes and narratives.

The Board recommends a vote
FOR
the proposal to approve an amendment to the
Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan
to increase the share reserve.

OTHER MATTERS
The Board does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting other than as described in this Proxy Statement. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
By order of the Board,
Flor M. Colón
Chief Legal Officer and Corporate Secretary
Norwalk, Connecticut
April 7, 2026

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote?
Owners of our Common Stock and our Series A Preferred Stock as of the Record Date are entitled to vote at the Annual Meeting. The shares owned include shares you held on that date (1) directly in your name as the shareholder of record, and/or (2) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner. As of the Record Date, there were 130,776,160 shares of our Common Stock outstanding and entitled to vote, each entitled to one vote on each matter to be acted upon at the Annual Meeting, and there were 180,000 shares of Series A Preferred Stock outstanding and entitled to vote, convertible into approximately 674,157 shares of Common Stock and entitled to one vote on each matter to be acted upon at the Annual Meeting for each 10 shares of Common Stock into which such shares of Series A Preferred Stock were convertible as of the Record Date (or approximately 6,741,572 votes in the aggregate attributable to the Series A Preferred Stock). Holders of the Common Stock and holders of the Series A Preferred Stock will vote together as a single class. There are no other outstanding securities of the Company entitled to vote on the proposals at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most Xerox shareholders hold their shares as beneficial owners (through a broker, bank, or other nominee) rather than as a shareholder of record (directly in their own name).
Shareholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, a “shareholder of record.”
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. However, because you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you request and provide at the Annual Meeting a valid proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has included a voting instruction form for you to use to direct them how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.

What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (either by voting electronically on the internet or by telephone or by signing and returning a proxy card), you authorize the persons named in the accompanying proxy card to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

May I change or revoke my vote after I return my proxy?
Yes. You may change or revoke your proxy at any time before it is exercised at the Annual Meeting by submitting a later dated proxy card, by a later telephone or online vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by attending the Annual Meeting and voting in person. Our proxy tabulator, American Election Services, LLC, must receive any proxy that will not be voted by a shareholder at the Annual Meeting by 11:59 p.m. ET. on Tuesday, May 19, 2026.
If your shares are held in “street name” (i.e., held of record by a broker, bank or other holder of record) and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions. You also may vote at the Annual Meeting if you obtain a legal proxy from your bank or broker.

How will my proxy be voted?
If you properly submit your proxy via the internet or telephone or complete, sign and return your proxy card, your shares will be voted as you specify. However, if you are a registered shareholder and you submit your proxy but do not specify a vote with respect to the proposals, your shares will be voted in accordance with the Board’s recommendation for each of the proposals. If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares if you return your proxy but do not specify a vote with respect to the proposals. For additional information, see below under What is a broker non-vote and how will it affect voting?

How many shares are required to be present to hold the Annual Meeting?
A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the votes of shares entitled to vote at the meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, the shareholders of Xerox will not be able to take action on any of the proposals at the Annual Meeting, provided that, the Annual Meeting may be adjourned as described below.
As of the Record Date, there were 130,776,160 shares of Common Stock outstanding and entitled to vote, each entitled to one vote on each matter to be acted upon at the Annual Meeting, and there were 180,000 shares of Series A Preferred Stock outstanding and entitled to vote, convertible into approximately 674,157 shares of Common Stock and entitled to one vote on each matter to be acted upon at the Annual Meeting for each 10 shares of Common Stock into which such shares of Series A Preferred Stock were convertible as of the Record Date (or approximately 6,741,572 votes in the aggregate attributable to the Series A Preferred Stock). The presence at the Annual Meeting, in person or by proxy, of holders of shares entitled to 66,258,095 votes would constitute a quorum. If you vote — including by submission of a proxy by internet, telephone, or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.
If there is no quorum, the shareholders present may adjourn the Annual Meeting to another time and place, and it shall not be necessary to give any notice of such adjourned meeting if the time and place to which the Annual Meeting is adjourned are announced at the Annual Meeting. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the Annual Meeting. If after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under the By-Laws.

How many votes are required to approve each proposal?
Election of Directors. Under the By-Laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” The By-Laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the SEC.
Other Items. The affirmative vote of a majority of the votes cast in favor of or against such action at the Annual Meeting will be required for approval of the following proposals:
•Ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•Approval, on an advisory basis, of the 2025 compensation of our named executive officers; and
•Approve an amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan to increase the share reserve.
Abstentions, failures to vote and broker non-votes are not considered votes cast, and therefore have no effect on the outcome of the vote on the proposals (provided that a quorum is present).

If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares. For additional information, see below under What is a broker non-vote and how will it affect voting?
Although the advisory vote on executive compensation is non-binding, the Board values the opinions of shareholders and will consider the outcome of the vote on this proposal when making future decisions regarding named executive officer compensation.
At present, the Board does not intend to present any other matters at this meeting, and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment and in their discretion to the extent permitted by Rule 14a-4(c) under the Exchange Act.

What is a broker non-vote and how will it affect the voting?
A broker non-vote occurs with respect to shares held in street name when a broker, bank or other holder of record, in nominee name or otherwise, submits a proxy for the Annual Meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner, and it does not otherwise have discretion to vote the uninstructed shares. Brokers, banks, or other nominees are not permitted to vote your shares with respect to proposals that are deemed “non-routine” without instructions from you because such holders do not have discretionary voting power on “non-routine” proposals. Accordingly, a broker non-vote occurs when a broker, bank or other nominee holds shares for a beneficial owner, but is not empowered to vote on a particular proposal because the proposal is considered “non-routine” and the beneficial owner has not provided voting instructions on that proposal. The election of directors, the non-binding, advisory vote on the compensation of our named executive officers, and the amendment of the Performance Incentive Plan to increase total shares are deemed to be non-routine. As a result, if your shares are held in the name of a broker, bank or other nominee and you do not instruct the broker, bank or other nominee how to vote with respect to any such proposal, your shares will not be counted as having been voted on that proposal. However, the ratification of our independent registered public accounting firm is considered a “routine” matter. Therefore, brokers would have discretion to vote on this proposal without having received timely voting instructions from you.
If you do not instruct your broker on how to vote your shares with respect to these non-routine matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to give instructions to your bank or broker or other holder of record as to how you wish your shares to be voted so you may vote on these important matters.

Who will count the vote? Is my vote confidential?
A representative of American Election Services, LLC will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

When will the voting results be disclosed?
We will publicly disclose voting results of the Annual Meeting within four business days after the Annual Meeting in a Current Report on Form 8-K.

How are proxies solicited?
In addition to the solicitation of proxies by mail, we also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and we reimburse such person for the cost of forwarding the material. We have engaged HKL & Co., LLC to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay HKL & Co., LLC a fee of $25,000, plus reimbursement of out-of-pocket expenses, for this service. We bear the cost of all proxy solicitation. The Company may also solicit proxies by mail, in person, by telephone or via the internet through its officers, directors and other individuals from our management team, who will receive no additional compensation for these services.

Why did I receive a notice in the mail regarding internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the internet. Accordingly, on or about April 7, 2026, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of the Record Date. The Notice contains instructions on how to access the proxy materials over the internet, how to request a paper copy of the proxy materials, including a proxy card, and how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?
You can access the proxy materials online at www.xerox.com/investor. Shareholders may receive Proxy Statements, Annual Reports, and other shareholder materials via electronic delivery. You also can sign up for electronic delivery at www.proxyvote.com. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage, and reduce the environmental impact of delivering documents to you.

What is the deadline to propose actions (other than Director nominations) for consideration at the 2027 Annual Meeting of Shareholders?
You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement and proxy card for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 8, 2026. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to our Corporate Secretary at Xerox Holdings Corporation, 401 Merritt 7, Norwalk, Connecticut 06851.
For a shareholder proposal that is not intended to be included in our proxy statement and proxy card for next year’s annual meeting under Rule 14a-8, the shareholder must provide the information required by our By-Laws and give timely notice to the Corporate Secretary in accordance with our By-Laws, which, in general, require that the notice be received by the Corporate Secretary:
•not earlier than the close of business on November 8, 2026; and
•not later than the close of business on December 8, 2026.
If the date of the shareholder meeting is changed by more than 30 days from the date of the previous year’s annual meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement and proxy card under Rule 14a-8 must be received a reasonable time before the Company begins to print and mail its proxy statement.
All submissions are reviewed by the Corporate Governance Committee. Deadlines for the nomination of Director candidates are discussed below.

How may I recommend individuals to serve as Directors and what is the deadline for a Director recommendation?
You may recommend Director candidates for consideration by the Corporate Governance Committee. Any such recommendations should include verification of the shareholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership, and should be directed to the Corporate Secretary at Xerox Holdings Corporation, 401 Merritt 7, Norwalk, Connecticut 06851.
A shareholder may send a recommended Director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our Annual Meeting.

How may I nominate individuals to serve as Directors and what are the deadlines for a Director nomination?
Our By-Laws permit shareholders to nominate Directors for consideration at an annual meeting. To nominate a Director for consideration at an annual meeting, a nominating shareholder must provide the information required by our By-Laws and give timely notice of the nomination to the Corporate Secretary in accordance with our By-Laws, and each nominee must meet the qualifications required by our By-Laws.
To nominate a Director for consideration at next year’s annual meeting (but not for inclusion in our annual proxy statement), the notice must be received by the Corporate Secretary no earlier than November 8, 2026 and no later than December 8, 2026, unless the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, in which case the notice must be received within a reasonable time before the Company begins to print and mail its proxy statement.
In addition, our By-Laws provide that under certain circumstances, a shareholder or group of shareholders may submit Director nominees for inclusion in our annual meeting proxy statements and proxy cards, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in the By-Laws. These proxy access provisions of our By-Laws provide, among other things, that a shareholder or group of up to twenty (20) shareholders seeking to include Director candidates in our annual meeting proxy statement must own 3% or more of Xerox’s outstanding Common Stock continuously for at least the previous three (3) years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (i) two (2) or (ii) 20% of the number of Directors in office as of the last day on which a request to include a shareholder-nominated candidate may be delivered in accordance with our By-Laws. The nominating shareholder or group of shareholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws. Requests to include shareholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary not earlier than November 8, 2026 and not later than December 8, 2026, unless the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, in which case the notice must be received within a reasonable time before the Company begins to print and mail its proxy statement. In addition, to comply with the new universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by, and complies with the timing requirements of, Rule 14a-19 under the Exchange Act and must otherwise comply with the Company's By-laws.

How can I contact the Board?
Under our Corporate Governance Guidelines, shareholders and other interested parties desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance Committee, c/o Xerox Holdings Corporation, Corporate Secretary, 401 Merritt 7, Norwalk, CT 06851.

What if multiple shareholders have the same address?
Where multiple shareholders reside in the same household, we will deliver a single copy of the proxy materials, along with separate proxy cards, or a single Notice to multiple shareholders who reside in the same household unless we have received contrary instructions. If you share a household with another registered shareholder and would like to receive separate copies of our proxy materials or Notice, or if you are receiving multiple copies of the proxy materials or Notice and would like to receive only one copy, you may request a change in delivery preferences. If you want to request a change in your delivery preference, please contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

How may I obtain additional copies of the proxy materials?
Copies of the 2025 Annual Report and 2025 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available at no cost upon request made to Xerox Holdings Corporation, 401 Merritt 7, Norwalk, Connecticut 06851, Attention: Corporate Secretary, or by contacting HKL & Co., LLC, our proxy solicitor, by mail at 263 Tresser Blvd., 9th Floor Stamford, CT 06901, or by telephone toll-free at (800) 339-9883 (from the U.S.

and Canada) or at (203) 564-1402 (from other locations) (Banks and Brokerage firms may call collect at (203) 564-1402). The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive the materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.
The 2025 Annual Report and 2025 Proxy Statement are also available on the Company’s website at www.xerox.com/investor (under “Investor Materials — 2025 Proxy Statement”).

Is there a list of shareholders entitled to vote at the Annual Meeting?
A list of registered shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our offices located at Xerox Holdings Corporation, 401 Merritt 7, Norwalk, CT 06851.

EXHIBIT A
SECOND AMENDMENT
to the
XEROX HOLDINGS CORPORATION
2024 EQUITY AND PERFORMANCE INCENTIVE PLAN

WHEREAS, Xerox Holdings Corporation (the “Company”) established the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan, which was approved by shareholders effective May 22, 2024 and amended as of May 21, 2025 (the “Plan”).

WHEREAS, the Company desires to amend the Plan to increase the number of shares of the Company’s common stock (“Shares”) available for issuance under the Plan (the “Plan Amendment”); and

WHEREAS, pursuant to Plan Section 13, the Board or the Compensation and Human Capital Committee may amend the Plan or any award agreement under the Plan as it deems necessary or appropriate, except that any amendment that constitutes a “material amendment,” as defined by Nasdaq rules, shall be submitted to the Company’s shareholders for approval; and

WHEREAS, an increase in the number of Shares available for issuance under the Plan constitutes a “material amendment” as defined by Nasdaq rules.

NOW, THEREFORE, subject to shareholder approval at the May 20, 2026 annual shareholder meeting, the Plan is hereby amended as follows, effective May 20, 2026:

1.The below Section 5(a) replaces the current Section 5(a) in its entirety as follows:

Section 5. Shares of Stock Subject to the Plan

(a) As of the Effective Date, a total number of 5,200,000 shares of common stock of the Company par value $1.00 per share (“Common Stock”), are available for issuance under the Plan. As of May 21, 2025, an additional 6,682,000 Shares of Common Stock are available for issuance under the Plan for a total of 11,882,000 Shares. As of May 20, 2026, an additional 15,000,000 Shares are available for issuance under the Plan, for a total of 26,882,000 Shares.

2.In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date shown below.

XEROX HOLDINGS CORPORATION

    By
     Flor M. Colón
     Chief Legal Officer and Corporate Secretary

Date

XEROX HOLDINGS CORPORATION
401 MERRITT 7
NORWALK, CT 06851
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93808-P50028

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XEROX HOLDINGS CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John G. Bruno	☐	☐	☐
1b. Tami Erwin	☐	☐	☐
1c. Priscilla Hung	☐	☐	☐
1d. Scott Letier	☐	☐	☐
1e. Nichelle Maynard-Elliott	☐	☐	☐
1f. Edward G. McLaughlin	☐	☐	☐
1g. Louis J. Pastor	☐	☐	☐
1h. John J. Roese	☐	☐	☐
1i. Amy Schwetz	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V93809-P50028

XEROX HOLDINGS CORPORATION
Annual Meeting of Shareholders
May 20, 2026 9:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Louis J. Pastor and Scott Letier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred stock of XEROX HOLDINGS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 501 Merritt 7, Norwalk, CT 06851 on May 20, 2026 at 9:00 AM EDT, and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF XEROX HOLDINGS CORPORATION FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2026, FOR PROPOSALS 3 AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

Your **Vote** Counts!

XEROX HOLDINGS CORPORATION

2026 Annual Meeting
Vote by May 19, 2026
11:59 PM ET

xerox™

XEROX HOLDINGS CORPORATION
401 MERRITT 7
NORWALK, CT 06851
ATTN: CORPORATE SECRETARY

V93814-P50028

You invested in XEROX HOLDINGS CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 20, 2026.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 6, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 20, 2026
9:00 AM, EDT

Xerox Holdings Corporation
501 Merritt 7
Norwalk, CT 06851

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	John G. Bruno	For
1b.	Tami Erwin	For
1c.	Priscilla Hung	For
1d.	Scott Letier	For
1e.	Nichelle Maynard-Elliott	For
1f.	Edward G. McLaughlin	For
1g.	Louis J. Pastor	For
1h.	John J. Roese	For
1i.	Amy Schwetz	For
2.	Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	For
3.	Approve, on an advisory basis, the 2025 compensation of our named executive officers.	For
4.	Approve an amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan to increase the share reserve.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".